Exhibit 2.5

Execution Version

FINANCING AGREEMENT

Dated as of November 30, 2018

by and among
DBM GLOBAL INC. (“DBM”)
as a Borrower,

EACH SUBSIDIARY OF DBM
LISTED AS A BORROWER ON THE SIGNATURE PAGES HERETO,
as Borrowers,

EACH SUBSIDIARY OF DBM
LISTED AS A GUARANTOR ON THE SIGNATURE PAGES HERETO,
as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

TCW ASSET MANAGEMENT COMPANY LLC,
as Collateral Agent and Administrative Agent

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SCHEDULE AND EXHIBITS

Schedule 1.01(A)	Lenders and Lenders' Commitments

Schedule 1.01(B)	DBM Facilities

Schedule 1.01(C)	Graywolf Facilities

Schedule 1.01(D)	Historical Consolidated EBITDA

Schedule 1.01(E)	Graywolf Acquisition Pro Forma EBITDA

Schedule 5.01(d)	Effective Date Control Agreements

Schedule 6.01(e)	Capitalization; Subsidiaries

Schedule 6.01(l)	Nature of Business

Schedule 6.01(p)	Employee and Labor Matters

Schedule 6.01(r)	Insurance

Schedule 6.01(u)	Registered Intellectual Property

Schedule 6.01(aa)	Transactions with Affiliates

Schedule 6.01(ll)	Third Party Leases

Schedule 7.02(a)	Existing Liens

Schedule 7.02(b)	Existing Indebtedness

Schedule 7.02(e)	Existing Investments

Schedule 7.02(k)	Limitations on Dividends and Other Payment Restrictions

Schedule 8.01	Cash Management Accounts

Schedule 12.07	Disqualified Institutions

Exhibit A    Form of Joinder Agreement
Exhibit B    Form of Assignment and Acceptance
Exhibit C    Form of Notice of Borrowing
Exhibit D    Form of LIBOR Notice
Exhibit E    Form of Compliance Certificate
Exhibit F-1    Form of U.S. Tax Compliance Certificate (Foreign Lenders)
Exhibit F-2    Form of U.S. Tax Compliance Certificate (Foreign Participants)
Exhibit F-3    Form of U.S. Tax Compliance Certificate (Foreign Participants)
Exhibit F-4     Form of U.S. Tax Compliance Certificate (Foreign Lenders)
Exhibit G     Form of Note
Exhibit H     Form of Notice of Optional Prepayment
Exhibit I     Form of Notice of Mandatory Prepayment

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FINANCING AGREEMENT
Financing Agreement, dated as of November 30, 2018, by and among DBM Global Inc., a Delaware corporation ("DBM" or the “Company”), each subsidiary of DBM listed as a "Borrower" on the signature pages hereto (together with DBM and each other Person that executes a joinder agreement and becomes a "Borrower" hereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of DBM listed as a "Guarantor" on the signature pages hereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" hereunder, each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party hereto (each a "Lender" and collectively, the "Lenders"), TCW Asset Management Company LLC ("TCW"), as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").
RECITALS
The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of term loans in the aggregate principal amount of $80,000,000, (the “Term Loans”). The proceeds of the Term Loans shall be used to (a) partially fund the Graywolf Acquisition, (b) refinance and replace the Existing Graywolf Credit Facilities which were assumed at the time of the Graywolf Acquisition (the “Graywolf Refinancing”), and (c) pay the costs, fees and expenses relating to the term loan, the Graywolf Refinancing and the transactions contemplated hereby. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.
In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS; CERTAIN TERMS
Section 1.01    Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:
"ABL Priority Collateral" means "ABL Priority Collateral" as defined in the Intercreditor Agreement.
"Account Debtor" means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.
"Acquisition" means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.
"Action" has the meaning specified therefor in Section 12.12.
"Additional Amount" has the meaning specified therefor in Section 2.09(a).
"Administrative Agent" has the meaning specified therefor in the preamble hereto.
"Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.
"Administrative Borrower" has the meaning specified therefor in Section 4.05.
"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.
"Agent" has the meaning specified therefor in the preamble hereto.
"Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.
"Anti-Corruption Laws" has the meaning specified therefor in Section 6.01(z).

"Anti-Money Laundering and Anti-Terrorism Laws" means any Requirement of Law relating to terrorism, economic sanctions or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the implementing regulations promulgated thereunder, (c) the USA PATRIOT Act and the implementing regulations promulgated thereunder, (d) the laws, regulations and Executive Orders administered by the United States Department of the Treasury's Office of Foreign Assets Control ("OFAC"), (e) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (f) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Agreement operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto.
"Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) any Reference Rate Loan or any portion thereof, 4.85%, and (b) any LIBOR Rate Loan or any portion thereof, 5.85%.
"Applicable Premium" means
(a)    as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:
(i)    during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date, an amount equal to 2.0% times the amount of the Term Loans being paid on such date;
(ii)    during the period from and after the date that is the first anniversary of the Effective Date up to an including the date that is the second anniversary of the Effective Date, an amount equal to 1.0% times the amount of the Term Loans being paid on such date; and
(iii)    thereafter, zero; and
(b)    as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b), (c) or (d) of the definition thereof:
(i)    during the period from and after the Effective Date up to and including the date that is the first anniversary of the Effective Date, an amount equal to 2.0% times the aggregate amount of all Term Loans outstanding on the date of such Applicable Premium Trigger Event;
(ii)    during the period from and after the date that is the first anniversary of the Effective Date up to an including the date that is the second anniversary of the

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Effective Date, an amount equal to 1.0% times the aggregate amount of all Term Loans outstanding on the date of such Applicable Premium Trigger Event; and
(iii)    thereafter, zero.
"Applicable Premium Trigger Event" means
(a)    any payment by any Loan Party of all, or any part, of the principal balance of the Term Loan for any reason (including, without limitation, any optional prepayment or mandatory prepayment, but excluding any quarterly installment of principal pursuant to Section 2.03(a) and any mandatory prepayment pursuant to Section 2.05(b)(iii)) whether before or after (i) the occurrence of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding any acceleration (for any reason) of the Obligations;
(b)    the acceleration of the Obligations for any reason, including, without limitation, acceleration in accordance with Section 9.01, including as a result of the commencement of an Insolvency Proceeding;
(c)    the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to the Collateral Agent, for the account of the Lenders in full or partial satisfaction of the Obligations; or
(d)    the termination of this Agreement for any reason.
"Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Administrative Agent in accordance with Section 12.07 hereof and substantially in the form of Exhibit B hereto or such other form acceptable to the Administrative Agent.
"Authorized Officer" means, with respect to any Person, the president, chief executive officer, chief financial officer, general counsel, manager, secretary, treasurer, assistant treasurer or vice president of such Person.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Bankruptcy Code" means Title 11 of the United States Code, as amended from time to time and any successor statute or any similar federal or state law for the relief of debtors.

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndication and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R.§ 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

"Blocked Person" means any Person:
(a)    that (i) is identified on the list of "Specially Designated Nationals and Blocked Persons" ("SDN List") published by OFAC; (ii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of an OFAC Sanctions Program; or (iii) with whom a United States Person is prohibited from dealing or transacting under any of the Anti-Money Laundering and Anti-Terrorism Laws; or
(b)    that is owned or controlled by, or that owns or controls, or that is acting for or on behalf of, any Person described in clause (a) above.
"Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).
"Board of Directors" means with respect to (a) any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.
“Bonding Agreement” means any agreement evidencing or relating to any performance bonds, construction bonds or similar obligations issued by a surety or other bonding party (or any designee on its behalf) for the benefit of customers of any Loan Party and/or their Subsidiaries between such surety or other bonding party and such Loan Party or Loan Parties and/or their Subsidiaries.
"Borrower" has the meaning specified therefor in the preamble hereto.
"Business Day" means (a) for all purposes other than as described in clause (b) below, any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close, and (b) with respect to the borrowing, payment or continuation

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of, or determination of interest rate on, LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and on which dealings in Dollars may be carried on in the interbank eurodollar markets in New York City and London.
"Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period, provided, however, that the following shall not constitute Capital Expenditures: (i) expenditures to the extent that they are made with the Net Cash Proceeds reinvested pursuant to Section 2.05(b)(iv), (ii) expenditures to the extent that they are made to effect leasehold improvements to any property leased by such Person as lessee, to the extent that such expenses have been reimbursed in cash by the landlord that is not a Loan Party or a Subsidiary thereof, and (iii) expenditures to the extent that they are actually paid for by a third party (excluding any Loan Party or any Subsidiary thereof) and for which no Loan Party or any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other person (whether before, during or after such period).
"Capitalized Lease" means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be capitalized on the balance sheet of such Person.
"Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.
"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within twelve (12) months from the date of acquisition thereof; (b) marketable direct obligations of any State of the United States or any political subdivision of any such State, within twelve (12) months from the date of acquisition thereof rated P‑1 by Moody's or A‑1 by Standard & Poor's; (c) commercial paper, maturing not more than 270 days after the date of issue rated P‑1 by Moody's or A‑1 by Standard & Poor's; (d) certificates of deposit maturing not more than 12 months after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (e) repurchase agreements having maturities of not more than ninety (90) days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (f) money market accounts maintained with mutual funds having assets in excess of $500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; and (g) marketable

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tax exempt securities rated A or higher by Moody's or A+ or higher by Standard & Poor's, in each case, maturing within twelve (12) months from the date of acquisition thereof.
"Cash Management Accounts" means the bank accounts of each Loan Party maintained at one or more Cash Management Banks listed on Schedule 8.01.
"Cash Management Bank" has the meaning specified therefor in Section 8.01(a).
"CFC" means a controlled foreign corporation within the meaning of Section 957 of the Internal Revenue Code.
"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.
"Change of Control" means each occurrence of any of the following:
(a)    the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of DBM and its Subsidiaries, in each case taken as a whole, to any ‘‘person’’ (as that term is used in Section 13(d)(3) of the Exchange Act);
(b)    the Permitted Holders cease to beneficially and of record own and control, directly or indirectly, at least 51% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of Parent;
(c)    Parent ceases to beneficially and of record own and control at least 51% on a fully diluted basis of the aggregate outstanding voting or economic power of the Equity Interests of DBM;
(d)    DBM shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting or economic power of the Equity Interests of each other Loan Party and each of its Subsidiaries (other than in connection with any transaction permitted pursuant to Section 7.02(c)(i)), free and clear of all Liens (other than Permitted Specified Liens); or

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(e)    a "Change of Control" (or any comparable term or provision) under or with respect to any of the Equity Interests or Working Capital Indebtedness of DBM or any of its Subsidiaries or under any Parent Debt Document.
"Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.
"Collateral Agent" has the meaning specified therefor in the preamble hereto.
"Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).
"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).
"Commitments" means, with respect to each Lender, such Lender's Term Loan Commitment.
"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
"Compliance Certificate" has the meaning assigned to such term in Section 7.01(a)(iv).
"Consolidated EBITDA" means, with respect to any Person for any period:
(a)    the Consolidated Net Income of such Person for such period, plus
(b)    without duplication, the sum of the following amounts for such period, and, other than as expressly contemplated in the definition of Pro Forma EBITDA in connection with an adjustment pursuant to clause (xiii) or as expressly agreed in writing by the Administrative Agent in connection with an adjustment pursuant to clause (xii) below, to the extent deducted in the calculation of Consolidated Net Income for such period:
(i)    any provision for United States federal income taxes or other taxes measured by net income,
(ii)    Consolidated Net Interest Expense,
(iii)    any depreciation and amortization expense,
(iv)    any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

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(v)    all costs and expenses incurred during such period in connection with the establishment and maintenance of, or any amendment or extension of, the Obligations and the Working Capital Indebtedness,
(vi)    reasonable and documented out-of-pocket fees, costs and expenses incurred before, on or after (but not later than 120 days after) the Effective Date in connection with the execution and delivery of the Transaction Documents in an amount not to exceed $5,000,000,
(vii)    to the extent paid to any Person that is not an Affiliate of DBM or any of its Subsidiaries, non-recurring transaction costs, expenses or charges incurred during such period in connection with any Permitted Acquisition (excluding for avoidance of doubt the Graywolf Acquisition) in an aggregate amount with respect to any single Acquisition not to exceed the higher of $750,000 and 3.5% of the Purchase Price for such Acquisition,
(viii)    non-cash losses and expenses due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding the impairment of good will, FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics or FASB ASC 820 regarding the measurement of fair value,
(ix)    non-cash expenses in connection with any Equity Issuance of Qualified Equity Interests permitted hereunder to employees, officers or directors of DBM or any of its Subsidiaries,
(x)    any other unusual or extraordinary non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory) in an aggregate amount not to exceed $2,000,000 during any Fiscal Year; provided that any impairment of goodwill permitted by this clause (x) shall not be subject to, or taken into account as part of, the $2,000,000 limitation in this clause (x),
(xi)    any non-recurring factually supported executive severance costs for senior level executive employees who are not then employed or engaged by Parent or any of its Affiliates in an aggregate amount not to exceed $1,700,000 during any Fiscal Year and $5,000,000 during the term of this Agreement, commencing with the 2019 Fiscal Year,;
(xii)    any adjustments agreed to in a writing expressly referring to this clause (xii) by the Administrative Agent and the Administrative Borrower,
(xiii)    Pro Forma EBITDA from Permitted Acquisitions,
(xiv)    any non-recurring restructuring expenses or charges incurred on or after (but not later than 18 months after) the Effective Date in connection with the Graywolf Acquisition in an aggregate amount not to exceed $3,000,000 for such 18 month period, and

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(xv)    any non-recurring factually supported fees, costs, expenses and charges related to (A) restructuring, integration, business optimization, consolidation, rationalization and similar initiatives (excluding for the avoidance of doubt amounts added back pursuant to clause (xiv) in connection with the Graywolf Acquisition), (B) consulting services, (C) facility openings, including construction of new facilities and other pre-opening expenses, (D) the closing of existing facilities and moving corporate facilities, including any one-time costs in connection with consolidations with respect to such closed or new facilities; provided that the aggregate amount added back to Consolidated EBITDA pursuant to this clause (xv) for any twelve month period shall not exceed $5,000,000 of Consolidated EBITDA, commencing with the 2019 Fiscal Year, minus
(c)    without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:
(i)    any credit for United States federal, state and local and income Taxes,
(ii)    any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,
(iii)    non-cash gains and income due to the application of FASB ASC 815-10 regarding hedging activity, FASB ASC 350 regarding the impairment of good will or FASB ASC 480-10 regarding accounting for financial instruments with debt and equity characteristics, and
(iv)    any other non-cash gain, including any reversal of a charge referred to in clause (b)(x) above by reason of a decrease in the value of any Equity Interest;
in each case, determined on a consolidated basis in accordance with GAAP.
Notwithstanding the foregoing, Consolidated EBITDA for the fiscal periods set forth in Schedule 1.01(D) shall be deemed to be in the amounts set forth therein for such fiscal periods.
"Consolidated Net Income" means, with respect to any Person, for any period, the consolidated Net Income (or Net Loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the Net Income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the Net Income of any Subsidiary of such Person that is, on the last day of such period, subject to any contractual restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the Net Income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries (other than Pro Forma EBITDA).

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"Consolidated Net Interest Expense" means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (b) interest income for such period, in each case, determined on a consolidated basis and in accordance with GAAP.
"Contingent Indemnity Obligations" means any Obligation constituting a contingent, unliquidated indemnification obligation of any Loan Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made with respect thereto.
"Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any product warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Control Agreement" means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, effective to grant "control" (as defined under the applicable UCC) over such account to the Collateral Agent.

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"Controlled Investment Affiliate" means, as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
"Current Value" has the meaning specified therefor in Section 7.01(m).
"DBM Facilities" means any real property (whether fee or leasehold) identified on Schedule 1.01(B), including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.
"Debtor Relief Law" means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.
"Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
"Defaulting Lender" means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Administrative Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action. Notwithstanding anything to the contrary herein, a Lender shall not be a Defaulting

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Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Administrative Borrower and each Lender.
"Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person. For purposes of clarification, "Disposition" shall include (a) the sale or other disposition for value of any contracts, and (b) the early termination or modification of any contract resulting in the receipt by any Loan Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).
"Disqualified Equity Interests" means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is nine months after the Final Maturity Date. For the avoidance of doubt, the Effective Date Preferred Equity (as in effect pursuant to the Effective Date Preferred Equity Issuance Documents on the Effective Date) does not constitute Disqualified Equity Interests.
“Disqualified Institution” means, on any date, (a) any Person set forth on Schedule 12.07 including the Specified Disqualified Institutions, (b) any other Person that is an actual competitor (as described below) of DBM or its Subsidiaries and is identified by the Administrative Borrower in writing to the Administrative Agent and the Lenders by legal name for inclusion on Schedule 12.07 not less than five (5) Business Days prior to such date or (c) any Affiliate of any Person identified in clause (a) or (b) of this definition that is either (x) identified by the Administrative Borrower in writing to the Administrative Agent and the Lenders by legal name not less than five (5) Business Days prior to such date or (y) clearly identifiable as an Affiliate on the basis of its name (other than bona fide debt funds that purchase commercial loans in the ordinary course of business, other than such debt funds excluded pursuant to clause (a) or (b) of this definition); provided that “Disqualified Institutions” shall exclude any Person that the Administrative Borrower has

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designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent and the Lenders from time to time. For purposes hereof, “competitor” means a Person who is engaged in the business of detailing, modeling, erecting and fabricating structural steel and heavy plate or industrial services focusing on highly complex, labor-intensive specialty maintenance, repair and installation services.
"Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.
"Domestic Subsidiary" means any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
“DQ List” has the meaning specified in Section 12.07(m)(iv).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
"Effective Date" has the meaning specified therefor in Section 5.01.
"Effective Date Closing Fee" has the meaning specified therefor in Section 2.06(a).
“Effective Date Preferred Equity” means the Series A fixed-to-floating rate perpetual preferred stock of DBM Global Inc. issued on the Effective Date pursuant to the Effective Date Preferred Equity Issuance Documents.
“Effective Date Preferred Equity Issuance” means the issuance of the Effective Date Preferred Equity by DBM on or prior to the Effective Date.
“Effective Date Preferred Equity Issuance Documents” means the Effective Date Preferred Purchase Agreement and the Certificate of Designation for the Effective Date Preferred Equity, in each case, as in effect on the Effective Date.

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“Effective Date Preferred Purchase Agreement” means that certain Series A Securities Purchase Agreement, dated as of November 30, 2018, by and between DBM Global Inc. and DBM Global Intermediate Holdco, Inc., as purchaser of the Effective Date Preferred Equity, as in effect on the Effective Date.
"Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or that was maintained at any time during the 6 calendar years preceding the date of any borrowing hereunder) for employees of any Loan Party or any of its ERISA Affiliates.
"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest; (b) from adjoining properties or businesses; or (c) onto any facilities which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.
"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other government restrictions relating to the protection of the environment or the Release, deposit or migration of any Hazardous Materials into the environment.
"Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Loan Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Loan Party or any of its Subsidiaries.
"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
"Equity Interests" means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-

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voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.
"Equity Issuance" means either (a) the sale or issuance by any Loan Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by DBM of any cash capital contributions.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.
"ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.
"Event of Default" has the meaning specified therefor in Section 9.01.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Excluded Account" means (a) any deposit account specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Loan Party's employees, so long as the funds held or maintained in any such deposit account do not exceed the amounts expected to be used for current requirements for such purpose and (b) any Petty Cash Accounts.
"Excluded Equity Issuance" means (a) in the event that DBM or any of its Subsidiaries forms any Subsidiary in accordance with this Agreement, the issuance by such Subsidiary of Equity Interests to DBM or such Subsidiary, as applicable, (b) the issuance of Equity Interests (other than Disqualified Equity Interests) by DBM to any Person that is an equity holder of DBM or a Controlled Investment Affiliate of such an equity holder (an "Equity Holder") so long as (i) such Equity Holder did not acquire any Equity Interests of DBM so as to become an Equity Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Equity Holder and (ii) the proceeds of the issuance of such Equity Interests shall be used by DBM concurrently upon the receipt thereof to fund the Purchase Price (or reasonable fees and expenses related thereto) under a Permitted Acquisition, (c) the issuance of Equity Interests (other than Disqualified Equity Interests) of DBM to directors, officers and employees of DBM and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of DBM, (d) the issuance of Equity Interests (other than Disqualified Equity Interests) by a Subsidiary of DBM to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) – (c) above, and (e) the Effective Date Preferred Equity Issuance.

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“Excluded Foreign Subsidiary” means (a) any Foreign Subsidiary of DBM that is a CFC to the extent that the provision of a guaranty by such Subsidiary of the Obligations could reasonably be expected to have material adverse tax consequences to DBM and its Subsidiaries or the Parent, (b) any Domestic Subsidiary of DBM whose only asset (directly or indirectly) is the Equity Interests (and Indebtedness and Equity Interests) of a CFC to the extent that the provision of a guaranty by such Subsidiary of the Obligations could reasonably be expected to have material adverse tax consequences to DBM and its Subsidiaries or the Parent and (c) any Subsidiary of a CFC to the extent that the provision of a guaranty by such Subsidiary of the Obligations could reasonably be expected to have material adverse tax consequences to DBM and its Subsidiaries or the Parent.
"Excluded Subsidiary" means (a) any Excluded Foreign Subsidiary, (b) any other Foreign Subsidiary unless the Administrative Agent requests that such Foreign Subsidiary cease being an Excluded Subsidiary and (c) any Immaterial Subsidiary. Notwithstanding anything to contrary in this Agreement or any other Loan Document, no Subsidiary which is a borrower or a guarantor under the Working Capital Credit Agreement shall be an Excluded Subsidiary hereunder.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on or in respect of amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.09, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.09(f) and (d) any Taxes imposed under FATCA.
"Executive Order No. 13224" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"Existing Agents" means Wilmington Trust, National Association, as administrative and collateral agent under the term loan Existing Graywolf Credit Facilities and PNC Bank, National Association, as administrative and collateral agent under the revolving Existing Graywolf Credit Facilities.
“Existing Graywolf Credit Facilities” means (a) the $90,000,000 term loan Credit Agreement, dated as of October 2, 2013, among Graywolf, as borrower, the financial institutions from time to time party thereto as lenders, and Wilmington Trust, National Association, as administrative and collateral agent for the lenders, as amended; and (b) the $25,000,000 Revolving

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Credit Agreement, dated as of October 2, 2013, among Graywolf, as borrower, the financial institutions from time to time party thereto as lenders, and PNC Bank, National Association, as administrative and collateral agent for the lenders, as amended.
"Extraordinary Receipts" means any cash received by DBM or any of its Subsidiaries, not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(b)(i) or (iii) hereof), including, without limitation, (a) proceeds of insurance, (b) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (c) condemnation awards (and payments in lieu thereof), (d) indemnity payments (other than those required to be paid over to a third party who is not an Affiliate of DBM) and (e) representation and warranty insurance proceeds; for the avoidance of doubt, Extraordinary Receipts shall not include (a) any tax refunds, (b) proceeds of business interruption insurance of less than $1,000,000 in the aggregate or (c) working capital adjustments in connection with Permitted Acquisitions.
"Facility" means any DBM Facility, any Graywolf Facility and any New Facility hereafter acquired by DBM or any of its Subsidiaries, including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.
"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.
"FATCA" means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code and any fiscal or regulatory legislation adopted pursuant to such intergovernmental agreements.
"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three major banks of recognized standing selected by it.
"Final Maturity Date" means the earliest of (a) November 30, 2023, (b) the maturity date of the Working Capital Loan and (c) 60 days prior to the earliest maturity date of any of the Parent Notes.
"Financial Statements" means (a) the audited consolidated balance sheet of DBM and its Subsidiaries for the Fiscal Year ended December 30, 2017, and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (b) the unaudited consolidated balance sheet of DBM and its Subsidiaries for the fiscal-year-to-date

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period ended September 30, 2018, and the related consolidated statement of operations, shareholder's equity and cash flows for the fiscal-year-to-date period then ended.
“Fiscal Quarter” means each fiscal quarter of DBM and its Subsidiaries.
"Fiscal Year" means the fiscal year of DBM and its Subsidiaries ending on the Saturday closest to December 31st of each calendar year.
"Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of (a) the result of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period minus (ii) Capital Expenditures made by such Person and its Subsidiaries during such period (excluding Capital Expenditures to the extent financed through the incurrence of Indebtedness (other than Working Capital Indebtedness permitted hereunder) or through an Equity Issuance (other than a Disqualified Equity Interest) by DBM), to (b) the sum of, without duplication, (i) all principal of Indebtedness of such Person and its Subsidiaries scheduled to be paid during such period, plus (ii) Consolidated Net Interest Expense paid or payable in cash by such Person and its Subsidiaries for such period, plus (iii) income taxes paid or payable by such Person and its Subsidiaries during such period, including, without limitation, any payments under the Tax Sharing Agreement, plus (iv)  cash dividends or distributions paid, or the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation), by such Person or any of its Subsidiaries, in respect of the Equity Interests of such Person or any of its Subsidiaries (other than dividends or distributions paid by a Loan Party to any other Loan Party) during such period, including any Restricted Payments made pursuant to clause (e) of the definition of Permitted Restricted Payments and including any amounts paid under sub-clause (II)(ii) of Section 7.02(v) in connection with the Shareholder Litigation Settlement, plus (v), all management, consulting, monitoring, and advisory fees paid by such Person or any of its Subsidiaries to any of its Affiliates during such period, plus (vi) without duplication of the foregoing, the cash portion of all items added back to Consolidated EBITDA of such Person and its Subsidiaries during such period pursuant to clauses (b)(v), (b)(vii), (b)(xi), (b)(xii), (b)(xiii) and b(xv) of the definition of Consolidated EBITDA (excluding any such items to the extent financed through the incurrence of Indebtedness (other than Working Capital Indebtedness permitted hereunder) or through an Equity Issuance). Notwithstanding the foregoing, (x) Capital Expenditures described in clause (a) of the definition of Fixed Charge Coverage Ratio for any of the following periods included in the 4 Fiscal Quarter period ending on such measurement date shall be deemed to be equal to the following amounts for such period: (1) $1,493,768 for the Fiscal Quarter ended March 31, 2018, (2) $2,861,222 for the Fiscal Quarter ended June 30, 2018, and (3) $6,743,553 for the Fiscal Quarter ended September 30, 2018, (y) the sum described in clause (b) of the definition of Fixed Charge Coverage Ratio for any of the following periods included in the 4 Fiscal Quarter period ending on such measurement date shall be deemed to be equal to the following amounts for such period: (1) $8,657,050 for the Fiscal Quarter ended March 31, 2018, (2) $6,409,879 for the Fiscal Quarter ended June 30, 2018, and (3) $6,513,716 for the Fiscal Quarter ended September 30, 2018, and (z) clause (b)(i) and (b)(ii) of the definition of Fixed Charge Coverage Ratio shall be deemed to be equal to $ 2,191,714 and $1,000,000, respectively, for the Fiscal Quarter ended December 31, 2018. Notwithstanding the foregoing, Restricted Payments made pursuant to clause (II) of the definition of Restricted Payment

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Available Amount Conditions which reduce the Restricted Payment Available Amount shall be excluded from clause (b)(iv) above.
"Flood Hazard Property" shall mean any parcel of any owned Real Property with improvements located thereon located in the United States that is subject to a Mortgage in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.
"Flood Insurance Laws" shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
“Florida Real Property Purchase Agreement” means that certain Real Property Contract for Purchase and Sale dated as of September 1, 2018 between Graywolf, as seller, and Lamb Investors, LLC, as buyer.
“Florida Real Property” means the real property and any contract rights, guaranties, easements, privileges, servitudes, appurtenances and other rights pertaining thereto, and all property improvements of the real property owned by Graywolf as described in the Florida Real Property Purchase Agreement at the location having a street address of 3029 S. Suncoast Blvd., Homosassa, FL 34448.

"Foreign Official" has the meaning specified therefor in Section 6.01(z).
"Foreign Subsidiary" means any Subsidiary of DBM that is not a Domestic Subsidiary.
"Funding Losses" has the meaning specified therefor in Section 2.08.
"GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

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"Governing Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.
"Governmental Authority" means any nation or government, any foreign, federal, state, territory, provincial, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Graywolf” means GrayWolf Industrial, Inc. (f/k/a Horn Intermediate Holdings, Inc.), a Delaware corporation.
"Graywolf Acquisition" means the Acquisition consummated pursuant to the Graywolf Acquisition Agreement.
"Graywolf Acquisition Agreement" means that certain Agreement and Plan of Merger, dated as of October 10, 2018, by and among DBM, DBM Merger Sub, Inc., CB-Horn Holdings, Inc. and Charlesbank Equity Fund VI, Limited Partnership, as stockholders’ representative, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of November 29, 2018 and as further amended with the consent of the Agent and all exhibits, schedules and annexes thereto.
“Graywolf Acquisition Documents” means the Graywolf Acquisition Agreement, the Escrow Agreement (as defined in the Graywolf Acquisition Agreement), the Transition Services Agreement (as defined in the Graywolf Acquisition Agreement), and all schedules, exhibits and annexes to the foregoing.
“Graywolf Facilities” means any real property (whether fee or leashold) identified on Schedule 1.01(C), including, without limitation, the land on which each such facility is located, all buildings and other improvements thereon, and all fixtures located thereat or used in connection therewith.
"Graywolf Sellers" means, collectively, the stockholders of CBN-Horn Holdings, Inc.
"Guaranteed Obligations" has the meaning specified therefor in Section 11.01.

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"Guarantor" means (a) each Subsidiary of DBM listed as a "Guarantor" on the signature pages hereto, and (b) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.
"Guaranty" means (a) the guaranty of each Guarantor party hereto contained in Article XI hereof and (b) each other guaranty, in form and substance reasonably satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Agents and the Lenders guaranteeing all or part of the Obligations.
"Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.
"Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.
"Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.
"Holdout Lender" has the meaning specified therefor in Section 12.02(b).
“Immaterial Subsidiary” means each of Addison Structural Services, Inc., Schuff Steel Management Company Southeast L.L.C., Schuff Steel Management Company Colorado, L.L.C., BDS Steel Detailers (USA) Inc, Quincy Joist Company and any other Subsidiary of any Loan Party formed after the Effective Date that does not (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature) and (c) engage in any business activity. Notwithstanding anything to contrary in this Agreement or any

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other Loan Document, no Subsidiary which is a borrower or a guarantor under the Working Capital Credit Agreement shall be an Immaterial Subsidiary hereunder.

"Indebtedness" means, with respect to any Person, without duplication, (1) all indebtedness of such Person for borrowed money; (1) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than ninety (90) days after the date such payable was created and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person); (1) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (1) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person (other than such reimbursement, payment or other obligations and liabilities not outstanding for more than ninety (90) days after the date such obligation or liability was created), even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (1) all Capitalized Lease Obligations of such Person; (1) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (1) all obligations and liabilities, calculated on a basis reasonably satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (1) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (1) all Contingent Obligations; (1) all Disqualified Equity Interests; and (1) all obligations referred to in clauses (1) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer (but solely to the extent that such joint venturer is liable therefor as a result of its ownership interest in such entity (it being understood that in the event that the terms of such Indebtedness expressly provide that such Person is not liable therefor, such Indebtedness shall not be considered Indebtedness of such Person)).
"Indemnified Matters" has the meaning specified therefor in Section 12.15.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
"Indemnitees" has the meaning specified therefor in Section 12.15.
“Initial Restricted Payment Available Amount Conditions” means (A) both before and after giving effect to such Restricted Payment (i) Liquidity (after giving effect to all blocks on Working Capital Availability under the Working Capital Credit Agreement) is at least $10,000,000, (ii) no Default or Event of Default exists or would result from such Restricted Payment, (iii) the

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Senior Leverage Ratio for the most recent trailing twelve month period calculated based on the most recent monthly financial statements required to have been delivered to the Administrative Agent pursuant to Section 7.01(a)(i) (or prior to the first such delivery, delivered to the Administrative Agent prior to the Effective Date) after giving pro forma effect to such Restricted Payment does not exceed 2.50:1.00 (it being understood for purposes of calculating the Senior Leverage Ratio for this clause (iii), the outstanding amount under the Working Capital Credit Agreement shall be deemed to be an amount equal to the average outstanding principal balance thereunder for the 30 day period most recently ended) and (B) prior to making such payment an Authorized Officer of the Administrative Borrower shall have delivered a certificate to the Administrative Agent and the Lenders certifying as to the foregoing conditions and attaching calculations reasonably satisfactory to the Administrative Agent in support thereof, including certifications and calculations as to the current Restricted Payment Available Amount.
"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
"Intellectual Property" has the meaning specified therefor in the Security Agreement.
"Intercompany Subordination Agreement" means an Intercompany Subordination Agreement made by DBM and its Subsidiaries in favor of the Collateral Agent for the benefit of the Agents and the Lenders, in form and substance reasonably satisfactory to the Collateral Agent.
"Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent and the Working Capital Agent, and acknowledged by the Loan Parties.
“Interest Payment Date” means the last Business Day of each month.
"Interest Period" means, (i) with respect to each LIBOR Rate Loan made or converted other than on an Interest Payment Date, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Reference Rate Loan to a LIBOR Rate Loan) and ending on the next succeeding Interest Payment Date, and (ii) with respect to a LIBOR Rate Loan made, continued or converted on an Interest Payment Date, a period beginning on such Interest Payment Date and ending on the Interest Payment Date that is 1, 2 or 3 months thereafter; provided, however, that in the case of either clause (i) or (ii) of this definition, the Borrowers may not elect an Interest Period which will end after the Final Maturity Date.
"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.
"Inventory" means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise,

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whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.
"Investment" means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.
"Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit A, duly executed by a Subsidiary of a Loan Party made a party hereto pursuant to Section 7.01(b)(i).
"Lender" has the meaning specified therefor in the preamble hereto.
"LIBOR" means, with respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum rate appearing on the applicable Bloomberg (the "Service Page") page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service), at approximately 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period, which determination shall be conclusive absent manifest error. If such rate on the Service Page is not available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the LIBOR Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate on the Service Page for the longest period (for which that rate on the Service Page is available in Dollars) that is shorter than the Impacted Interest Period and (b) the rate on the Service Page for the shortest period (for which that rate on the Service Page is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time. If at any time, for any reason, there no longer exists a rate on the Service Page or any Interpolated Rate for such Interest Period, the comparable replacement rate shall be the rate per annum determined by the Administrative Agent to be the rate per annum equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable LIBOR Rate Loan of 3 major London banks for which LIBOR is then being determined with maturities comparable to such Interest Period as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. Notwithstanding anything herein to the contrary, if "LIBOR" shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
"LIBOR Deadline" has the meaning specified therefor in Section 2.07(a).

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"LIBOR Notice" means a written notice substantially in the form of Exhibit D.
"LIBOR Option" has the meaning specified therefor in Section 2.07(a).
"LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the greater of (a) the rate per annum determined by the Administrative Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 1.50%. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.
"LIBOR Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the LIBOR Rate.
“LIBOR Successor Rate” has the meaning specified therefor in Section 2.11(c).
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Reference Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Administrative Borrower).
"Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.
“Liquidity” means, with reference to any period, the aggregate amount of Qualified Cash of the Loan Parties and Working Capital Availability.
"Loan" means a term loan made by a Lender to the Borrowers pursuant to Article II hereof.
"Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.
"Loan Document" means this Agreement, the R&W Insurance Collateral Assignment, any Control Agreement, any Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Joinder Agreement, the Mortgages, any Security Agreement, any

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landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or any other Obligation.
"Loan Party" means any Borrower and any Guarantor.
"Loan Servicing Fee" has the meaning specified therefor in Section 2.06(b).
"Material Adverse Effect" means a material adverse effect on any of (a) the operations, assets, liabilities or financial condition of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to perform any of their obligations under any Loan Document, (c) the legality, validity or enforceability of this Agreement or any other Loan Document, (d) the rights and remedies of any Agent or any Lender under any Loan Document, or (e) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on a material portion of the Collateral.
"Material Contract" means, with respect to any Person, (a) the Graywolf Acquisition Agreement, (b) each Working Capital Loan Document, (c) the Tax Sharing Agreement, (d) the Parent Debt Documents, (e) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium and revenue side construction contracts involving aggregate consideration of less than $40,000,000) and (f) each other contract or agreement as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
"Material Lease" means any lease of real property to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee and which (a) is the chief executive office of any Loan Party, (b) is a location at which the books and records relating to the operation of the business of any Loan Party are stored, or (c) is a location at which assets of the Loan Parties with a fair market value in excess of $750,000 are located
“Material Real Property” shall mean each parcel of Real Property that is now or hereafter owned in fee by any Loan Party that (together with any other parcels constituting a single site or operating property) has a fair market value (as determined by the Borrowers in good faith) of at least $500,000.
"Moody's" means Moody's Investors Service, Inc. and any successor thereto.
"Mortgage" means a mortgage (including, subject to the last sentence of Section 7.01(m), a leasehold mortgage), deed of trust or deed to secure debt, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Agents and the Lenders, securing the Obligations and delivered to the Collateral Agent.

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“Mortgaged Property” shall mean any Material Real Property of any Loan Party which will be encumbered (or required to be encumbered) by a Mortgage.
"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any of its ERISA Affiliates has contributed, or has been obligated to contribute, to at any time during the preceding 6 years.
"Net Cash Proceeds" means, with respect to, any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Agreement), (b) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (c) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid to a Person that is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.
“Net Income" (or "Net Loss") means, with respect to any Person, the fiscal year-to-date after-tax net income (or net loss) from continuing operations as determined in accordance with GAAP.
"New Facility" has the meaning specified therefor in Section 7.01(m).
"Non-U.S. Lender" has the meaning specified therefor in Section 2.09(f).
"Notice of Borrowing" has the meaning specified therefor in Section 2.02(a).
"Obligations" means all present and future indebtedness, obligations, and liabilities of each Loan Party to the Agents and the Lenders arising under or in connection with this Agreement or any other Loan Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums (including the Applicable Premium), attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing

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that any Agent or any Lender (in its reasonable discretion pursuant to the terms of this Agreement or any other Loan Document) may elect to pay or advance on behalf of such Person.
"OFAC Sanctions Programs" means (a) the Requirements of Law and Executive Orders administered by OFAC, including, without limitation, Executive Order No. 13224, and (b) the SDN List, in each case, as renewed, extended, amended, or replaced.
"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12(b)).
"Parent" means HC2 Holdings, Inc., a Delaware corporation.
“Parent Convertible Senior Notes” means those certain 7.5% Convertible Senior Notes due 2022 issued by the Parent pursuant to the Parent Convertible Senior Notes Indenture and any debt issued to replace or refinance any Parent Convertible Senior Notes.
“Parent Convertible Senior Notes Indenture” means that certain Indenture, dated as of November 20, 2018, among Parent, the guarantors party thereto and U.S. Bank National Association, as trustee, as amended, modified or supplemented from time to time and any other definitive documentation governing any Parent Convertible Senior Notes (including, for the avoidance of doubt, any definitive documentation governing any debt issued to replace or refinance any Parent Convertible Senior Notes).
“Parent Debt Documents” means the Parent Notes, the Parent Senior Secured Notes Indenture, the Parent Convertible Senior Notes Indenture, any documents related thereto including any guarantees or collateral documents and any other documentation related to any Parent Notes, and any documentation governing or related to any debt issued to replace or refinance any Parent Notes.
“Parent Notes” means the Parent Senior Secured Notes and the Parent Convertible Senior Notes or, in the event that either the Parent Senior Secured Notes or the Parent Convertible Secured Notes have been refinanced, any debt issued to replace or refinance any such indebtedness.

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“Parent Senior Secured Notes” means those certain 11.500% Senior Secured Notes due 2021 issued by the Parent pursuant to the Parent Senior Secured Notes Indenture and any debt issued to replace or refinance any Parent Senior Secured Notes.
“Parent Senior Secured Notes Indenture” means that certain Indenture, dated as of November 20, 2018, among Parent, the guarantors party thereto and U.S. Bank National Association, as trustee, as amended, modified or supplemented from time to time and any other definitive documentation governing any Parent Senior Secured Notes (including, for the avoidance of doubt, any definitive documentation governing any debt issued to replace or refinance any Parent Senior Secured Notes).
"Participant Register" has the meaning specified therefor in Section 12.07(i).
"Payment Office" means the Administrative Agent's office located at 865 South Figueroa Street, Suite 1800, Los Angeles, CA 90017, or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.
"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.
"Perfection Certificate" means a certificate in form and substance reasonably satisfactory to the Collateral Agent providing information with respect to the property of each Loan Party.
"Permitted Acquisition" means any Acquisition by any Wholly-Owned Subsidiary of DBM consummated after the Effective Date to the extent that each of the following conditions shall have been satisfied:
(a)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;
(b)    to the extent that such Acquisition is consummated after the Effective Date and the Purchase Price payable in respect of such Acquisition or series of related Acquisitions is in excess of $10,000,000, the Senior Leverage Ratio of DBM and its Subsidiaries, as of the end of the most recently ended fiscal month for which financial statements have been delivered to the Agents in accordance with Section 7.01(a)(i), both before and after giving effect to such Acquisition, shall not exceed the least of (1) 2.00 to 1.00 (2) the Senior Leverage Ratio of the Parent and its Subsidiaries immediately prior to such Acquisition plus 0.50 to 1.00 and (3) the maximum Senior Leverage Ratio permitted under Section 7.03(b) for the most recently ended fiscal quarter minus 0.25 to 1.00;
(c)    the Borrowers shall have furnished to the Agents at least 15 days prior to the consummation of such Acquisition (or such lesser time as agreed by the Agents) (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of any Agent, such other information and documents that any Agent may reasonably request, including, without limitation, executed counterparts of the respective

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agreements, instruments or other documents pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, instruments or other documents and all other material ancillary agreements, instruments or other documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of DBM and its Subsidiaries after the consummation of such Acquisition, (iii) if obtained by or on behalf of any Loan Party and in any event upon the reasonable request therefor by any Agent with respect to any Acquisition for which the Purchase Price is equal to or exceeds $20,000,000, a quality of earnings report from a third party firm reasonably acceptable to such Agent, (iv) a certificate of the chief financial officer of DBM, demonstrating on a pro forma basis compliance, as at the end of the most recently ended fiscal quarter for which internally prepared financial statements are available, with all covenants set forth in Section 7.03 hereof after the consummation of such Acquisition, and (v) copies of such other agreements, instruments or other documents as any Agent shall reasonably request;
(d)    the agreements, instruments and other documents referred to in paragraph (c) above shall provide that (i) neither the Loan Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the Seller or Sellers, or other obligation of the Seller or Sellers (except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);
(e)    such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned either by a Loan Party or a Wholly-Owned Subsidiary of a Loan Party and, if effected by merger or consolidation involving a Loan Party, such Loan Party shall be the continuing or surviving Person;
(f)    the Borrowers shall have Working Capital Availability in an amount equal to or greater than $12,500,000 immediately after giving pro forma effect to the consummation of the proposed Acquisition;
(g)    the assets being acquired or the Person whose Equity Interests are being acquired did not have Consolidated EBITDA of less than zero during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;
(h)    the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties' and their Subsidiaries' total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related thereto;
(i)    either (i) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or (ii) the assets being acquired are located outside of the United States or the Person whose Equity Interests are being acquired is organized in a jurisdiction located outside of the United States

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and the Purchase Price payable in respect of such Acquisition or Acquisitions shall not exceed $10,000,000 for a single Acquisition and $20,000,000 in the aggregate for all such Acquisitions described under this clause (ii) during the term of this Agreement;
(j)    such Acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, DBM or any of its Subsidiaries or any Affiliate thereof;
(k)    such Acquisition and all transactions entered into in connection therewith shall be permitted under the Working Capital Loan Documents and the Parent Debt Documents; and
(l)    any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 7.01(b) on or prior to the date of the consummation of such Acquisition;
"Permitted Disposition" means:
(a)    sale of Inventory in the ordinary course of business;
(b)    any Dispositions of obsolete or worn out machinery and equipment no longer used or useful in the conduct of the business of DBM or any of its Subsidiaries in the ordinary course of business;
(c)    licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;
(d)    leasing or subleasing assets in the ordinary course of business;
(e)    (i) the lapse of Registered Intellectual Property of DBM and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Secured Parties;
(f)    any involuntary loss, damage or destruction of property;
(g)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(h)    transfers of assets (i) from DBM or any of its Subsidiaries to a Loan Party (other than DBM), and (ii) from any Subsidiary of DBM that is not a Loan Party to any other Subsidiary of DBM;

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(i)    any termination of a lease, sublease, license, sublicense, use agreement or similar agreement of real or personal property in the ordinary course of business which is otherwise permitted by this Agreement;
(j)    the granting of a Permitted Lien;
(k)    any termination of a Hedging Agreement;
(l)    the making of any Permitted Restricted Payment;
(m)    any disposition of cash, Cash Equivalents and marketable securities, and dispositions of overdue accounts receivable arising in the ordinary course of business for collection purposes that are not otherwise included in the Working Capital Borrowing Base; and
(n)    any Disposition of property or assets not otherwise permitted in clauses (a) through (m) above for cash in an aggregate amount not less than the fair market value of such property or assets; provided that the aggregate fair market value of property or assets disposed of pursuant to this clause (n) shall not exceed (i) $6,000,000 in any Fiscal Year and (ii) $20,000,000 during the term of this Agreement.
"Permitted Holders" shall mean:
(a)    Harbinger Group, Inc. and Philip A. Falcone;
(b)    any Controlled Investment Affiliate of any Person specified in clause (a), other than another portfolio company thereof (which means a company actively engaged in providing good and services to unaffiliated customers) or a company controlled by a “portfolio company”; or
(c)    any Person both the Equity Interests and voting capital stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (a) or (b) or any group in which the Persons specified in clauses (a) and (b) own more than a majority of the voting capital stock and Equity Interests held by such group.
"Permitted Indebtedness" means:
(a)    any Indebtedness owing to any Agent or any Lender under this Agreement and the other Loan Documents;
(b)    any other Indebtedness listed on Schedule 7.02(b), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(c)    Permitted Purchase Money Indebtedness and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(d)    Permitted Intercompany Investments;

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(e)    Indebtedness incurred under performance, surety, statutory, bid, performance guarantees, appeal bonds, lien bonds or similar obligations incurred in the ordinary course of business;
(f)    Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts not outstanding for more than three (3) Business Days and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, in each case, in the ordinary course of business and not constituting Indebtedness for borrowed money;
(g)    Indebtedness incurred in respect of workers' compensation, unemployment insurance, claims, health, disability or other employee benefits or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;
(h)     Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;
(i)    the incurrence by any Loan Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Loan Party's operations and not for speculative purposes; provided that Indebtedness under Hedging Agreements that are incurred for the purpose of hedging commodity risks shall not exceed $1,500,000 in the aggregate at any time outstanding;
(j)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of the Graywolf Acquisition in accordance with the Graywolf Acquisition Agreement or one or more Permitted Acquisitions;
(k)    Indebtedness of a Person whose assets or Equity Interests are acquired by any Wholly-Owned Subsidiary of DBM in a Permitted Acquisition in an aggregate amount not to exceed $3,500,000 at any one time outstanding; provided, that such Indebtedness (i) is either Permitted Purchase Money Indebtedness or a Capitalized Lease with respect to equipment or mortgage financing with respect to a Facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition;
(l)    Working Capital Indebtedness (including, without limitation, Indebtedness incurred in respect of Bank Product Obligations (as such term is defined in the Working Capital Credit Agreement)) and any Permitted Refinancing Indebtedness in respect of such Indebtedness, in an aggregate principal amount not exceeding the Working Capital Maximum Amount plus, in the case of Bank Product Obligations, the amount of any Permitted Bank Product Obligations (as such term is defined in the Intercreditor Agreement), so long as such Indebtedness is subject to the terms and conditions of the Intercreditor Agreement;

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(m)    guaranties by any Loan Party of operating leases of any other Loan Party in the ordinary course of business;
(n)    broker's or finder's fees or commissions with respect to any Permitted Acquisition or Permitted Disposition payable in installments;
(o)    unsecured Indebtedness owing to any Seller (other than the Graywolf Sellers) that is incurred by the applicable Loan Party in connection with the consummation of one or more Permitted Acquisitions (other than the Graywolf Acquisition) (including, without limitation, obligations under earn-out agreements and similar deferred purchase arrangements) in an aggregate principal amount for all such Indebtedness not to exceed $4,000,000 at any one time outstanding, so long as such Indebtedness (a) is subordinated to the Obligations on terms and conditions reasonably acceptable to the Collateral Agent and (b) is otherwise on terms and conditions reasonably acceptable to the Collateral Agent;
(p)    Subordinated Indebtedness in an aggregate principal amount not exceeding $7,500,000 at any time outstanding;
(q)    unsecured Indebtedness representing deferred compensation to directors, officers or employees of DBM and/or its Subsidiaries (other than directors, officers or employees who are also directors, officers or employees of Parent or any of its Affiliates (other than DBM and its Subsidiaries)) incurred in the ordinary course of business in an aggregate amount not to exceed $12,000,000 at any time outstanding;
(r)    other (i) Contingent Obligations in an aggregate principal amount not exceeding $2,000,000 at any time outstanding and (ii) Indebtedness in an aggregate principal amount not exceeding $3,000,000 at any time outstanding; and
(s)    all premiums, interest (including post-petition interest), fees, expenses, charges and additional contingent interest on obligations described in paragraphs (a) through (r) above.
"Permitted Intercompany Investments" means Investments made by (a) a Loan Party to or in another Loan Party (other than DBM), (b) a Subsidiary that is not a Loan Party to or in another Subsidiary that is not a Loan Party, (c) a Subsidiary that is not a Loan Party to or in a Loan Party, so long as, in the case of a loan or advance, the parties thereto are party to the Intercompany Subordination Agreement, and (d) a Loan Party to or in a Subsidiary that is not a Loan Party so long as (i) the aggregate amount of all such Investments made by the Loan Parties to or in Subsidiaries that are not Loan Parties does not exceed $2,000,000 at any time outstanding and (ii) no Default or Event of Default has occurred and is continuing either before or after giving effect to such Investment.
"Permitted Investments" means:
(a)    Investments in cash and Cash Equivalents;

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(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(c)    advances in the ordinary course of business in the form of prepaid rent not exceeding two (2) months or security deposits securing rent obligations;
(d)    advances made in connection with purchases of goods or services in the ordinary course of business;
(e)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries;
(f)    Investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule;
(g)    Permitted Intercompany Investments;
(h)    Permitted Acquisitions;
(i)    Investments consisting of (i) lease, utility and other similar deposits made in the ordinary course of business and (ii) any deposit relating to the disposition of equipment to the extent constituting a Permitted Disposition;
(j)    Hedging Agreements entered into in accordance with clause (i) of the definition of Permitted Indebtedness;
(k)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors and other credits to suppliers in the ordinary course of business;
(l)    loans or other advances of money to any officer or employee of any Loan Party for travel expenses, commissions and similar items in the ordinary course of business; provided that the aggregate amount of loans and other advances of money made pursuant to this clause (l) shall not exceed (i) with respect to all such loans and advances made to any Person, $25,000 at any time outstanding, and (ii) with respect to all such loans and advances, $250,000 at any time outstanding;
(m)    the Graywolf Acquisition to the extent consummated in accordance with the Graywolf Acquisition Agreement; and
(n)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed $3,000,000 at any time outstanding.

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"Permitted Liens" means:
(a)    Liens securing the Obligations;
(b)    Liens for taxes, the payment of which is not required under Section 7.01(c)(ii);
(c)    Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 60 days or that are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
(d)    Liens described on Schedule 7.02(a), provided that any such Lien shall only secure the Indebtedness that it secures on the Effective Date and any Permitted Refinancing Indebtedness in respect thereof;
(e)    purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure Permitted Purchase Money Indebtedness so long as such Lien only (i) attaches to such property and proceeds thereof and (ii) secures the Indebtedness that was incurred to acquire such property or any Permitted Refinancing Indebtedness in respect thereof;
(f)    deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due; provided that such Liens securing any of the foregoing obligations in the preceding clauses (i)-(iii) shall not exceed $5,000,000 in the aggregate;
(g)    with respect to any Facility, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;
(h)    Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

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(i)    the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capitalized Lease), in each case extending only to such personal property;
(j)    non-exclusive licenses of Intellectual Property rights in the ordinary course of business;
(k)    judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.01(j);
(l)    rights of set-off or bankers' liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(m)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;
(n)    Liens securing the Indebtedness permitted by clause (l) of the definition of Permitted Indebtedness, so long as such Liens are subject to the terms and conditions of the Intercreditor Agreement;
(o)    the filing of UCC financing statements or any equivalent filings solely as a precautionary measure in connection with any operating lease;
(p)    Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;
(q)    Liens in favor of customs and revenues authorities which secure payment of customs duties in connection with the importation of goods;
(r)    Liens in favor of any Loan Party, so long as such Liens are subordinated to the Collateral Agent's Liens on terms and conditions, and pursuant to documentation, reasonably satisfactory to the Collateral Agent; and
(s)    other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $1,500,000.
"Permitted Purchase Money Indebtedness" means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations) incurred to finance the acquisition of any fixed assets secured by a Lien permitted under clause (e) of the definition of "Permitted Liens"; provided that (a) such Indebtedness is incurred within twenty (20) days after such acquisition, (b) such Indebtedness when incurred shall not exceed the purchase price of the asset financed and (c) the aggregate principal amount of all such Indebtedness (not including

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any Indebtedness permitted under clause (k) of the definition of Permitted Indebtedness) shall not exceed $3,000,000 at any time outstanding.
"Permitted Refinancing Indebtedness" means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:
(a)    after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;
(b)    such extension, refinancing or modification does not result in a shortening of the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified;
(c)    such extension, refinancing or modification is pursuant to terms that are not taken as a whole materially less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness (including, without limitation, terms relating to the collateral (if any) and subordination (if any)) being extended, refinanced or modified; and
(d)    the Indebtedness that is extended, refinanced or modified is not recourse to any Loan Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.
"Permitted Restricted Payments" means any of the following Restricted Payments made by:
(a)    any Subsidiary of DBM to DBM in cash amounts necessary to pay, and DBM to pay, customary expenses (other than any expenses described in clause (d) below) in the ordinary course of business consistent with past practice as and when due and owing by DBM in the ordinary course of its business as a holding company (including franchise or other similar Taxes to maintain its existence and salaries and related reasonable and customary expenses incurred by employees of DBM),
(b)    any Subsidiary of any Borrower (other than DBM) to such Borrower (other than DBM),
(c)    DBM to pay dividends or distributions in the form of (or otherwise to issue) Qualified Equity Interests,
(d)    any Subsidiary of DBM to DBM in cash amounts necessary to permit DBM, and that are substantially contemporaneously used by DBM, to pay reasonable fees, indemnities and reimbursements of out-of-pocket expenses to any director of DBM or any of its Subsidiaries in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $500,000 in any Fiscal Year, and

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(e)    any Subsidiary of DBM to DBM and then by DBM, cash amounts no more frequently than once per fiscal quarter (unless otherwise agreed by the Administrative Agent in its sole discretion) not to exceed the Restricted Payment Available Amount, so long as (A) from the period from the Closing Date until delivery of the financial statements required by Section 7.01(a)(ii) for the Fiscal Quarter ended on or around March 31, 2019, the Initial Restricted Payment Available Amount Conditions are met at the time of the making of such Restricted Payment, and (B) thereafter, the Restricted Payment Available Amount Conditions are met at the time of the making of such Restricted Payment.
"Permitted Specified Liens" means Permitted Liens described (a) in all cases other than in the case of Section 7.01(b)(i), in clauses (a), (b), (c), (k) and (n) of the definition of Permitted Liens and (b) solely in the case of Section 7.01(b)(i), in clauses (a), (b) (c), (g), (h), (i), (k) and (n) of the definition of Permitted Liens.
"Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.
"Petty Cash Accounts" means Cash Management Accounts with deposits at any time in an aggregate amount not in excess of $10,000 for any one account and $500,000 in the aggregate for all such accounts.
"Plan" means any Employee Plan or Multiemployer Plan.
"Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2.00%, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein for any Loan then outstanding prior to an Event of Default plus 2.00%.
"Pro Forma EBITDA" means, with respect to (a) the Graywolf Acquisition, the amounts set forth in Schedule 1.01(E) for the fiscal periods set forth therein and (b) any assets acquired in a Permitted Acquisition, the amount of historical Consolidated EBITDA (with such historical pro forma adjustments for other unusual, non-operating or non-recurring expenses and losses set forth in a quality of earnings report prepared by a regional or national third party accounting firm reasonably acceptable to the Agents and delivered to the Agents in connection with such Permitted Acquisition or, if no such quality of earnings report, exists, without any historical pro forma adjustments for other unusual, non-operating or non-recurring expenses and losses unless agreed otherwise by Agents in writing in their sole discretion) that is attributable to such assets; provided that with respect to any Permitted Acquisition, Consolidated EBITDA may be further adjusted to effect pro forma adjustments to reflect the amount of “run rate” cost savings, operating expense reductions and synergies arising in respect of any transactional or restructuring or business optimization actions taken and projected by the Administrative Borrower in good faith to be realized no later than 18 months after the consummation thereof (as though such cost savings, operating expense reductions and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating reductions and synergies are factually supportable and approved in writing by the

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Administrative Agent and (B) no such cost savings, operating expense reductions or synergies shall be included in the calculation of Consolidated EBITDA pursuant to this definition to the extent duplicative of any expenses or charges or other amounts otherwise included in the calculation of Consolidated EBITDA (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken).
"Pro Rata Share" means, with respect to:
(a)    a Lender's obligation to make the Term Loan and the right to receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loans and the denominator shall be the aggregate unpaid principal amount of the Term Loans, and
(b)    all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Term Loan Commitment and the unpaid principal amount of such Lender's portion of the Term Loans, by (ii) the sum of the Total Term Loan Commitment and the aggregate unpaid principal amount of the Term Loans.
"Projections" means financial projections of DBM and its Subsidiaries delivered pursuant to Section 6.01(g)(ii), as updated from time to time pursuant to Section 7.01(a)(v).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
"Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, the fair market value of any Equity Interests of any Loan Party or any of its Subsidiaries issued in connection with such Acquisition), paid or delivered by a Loan Party or any of its Subsidiaries (whether as initial consideration or through the payment or disposition of deferred consideration, including, without limitation, in the form of seller financing, royalty payments, payments allocated towards non-compete covenants, payments to principals for consulting services or other similar payments) in connection with such Acquisition, plus (b) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of DBM and its Subsidiaries after giving effect to such Acquisition.
"Qualified Cash" means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of the Loan Parties maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements.
"Qualified Equity Interests" means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

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“R&W Insurance Collateral Assignment” means the Collateral Assignment of Representation and Warranty Insurance Policy as Collateral Security, dated as of the date hereof, and in form and substance satisfactory to the Collateral Agent, made by DBM in favor of the Collateral Agent.
“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including, but not limited to, any fee, leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
"Real Property Deliverables" means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Collateral Agent:
(a)    a Mortgage duly executed by the applicable Loan Party;
(b)    evidence of the recording of each Mortgage in such office or offices as may be necessary to perfect the first-position Lien purported to be created thereby or otherwise to protect the rights of the Collateral Agent and the Lenders thereunder;
(c)    a UCC-1 financing statement;
(d)    a Title Insurance Policy or final marked title commitment/proforma for each Mortgage;
(e)    a current ALTA survey and a surveyor's certificate, certified to the Collateral Agent and to the issuer of the Title Insurance Policy with respect thereto by a professional surveyor licensed in the state in which such Facility is located and reasonably satisfactory to the Collateral Agent or such other survey as is reasonably acceptable to the issuer of the Title Insurance Policy;
(f)    in the case of a leasehold interest (to the extent the Working Capital Agent has requested and obtained or will obtain the same and subject to the last sentence of Section 7.01(m)), (i) a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, and (ii) an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) and the applicable Loan Party with respect to such leasehold interest and the Collateral Agent;
(g)    a current zoning report or a current zoning verification letter;
(h)    an opinion of counsel in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded;

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(i)    if requested by the Collateral Agent (which request may be made at any time before or after the delivery of any other Real Property Deliverable) an ASTM 1527 Phase I Environmental Site Assessment ("Phase I ESA") (and, if reasonably requested by the Collateral Agent based upon the results of such Phase I ESA an ASTM Phase II Environmental Site Assessment) of each Facility by an independent firm reasonably satisfactory to the Collateral Agent;
(j)    with respect to each Facility, evidence of the insurance coverage required by Section 7.01 and the terms of the Security Agreement, with such endorsements as to the named insureds, mortgagees or lenders’ loss payees thereunder as the Collateral Agent may reasonably request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days’ (10 days’ in the case of non-payment) prior written notice to the Collateral Agent and each such named insured or lenders loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;
(k)    evidence as to (A) whether any Facility is a Flood Hazard Property and (B) if any Facility is a Flood Hazard Property, (x) whether the community in which such Facility is located is participating in the National Flood Insurance Program, (y) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (I) as to the fact that such Facility is a Flood Hazard Property and (II) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (z) copies of insurance policies or certificates of insurance of the Loan Parties and their Subsidiaries evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as lenders loss payee on behalf of the Lenders; and
(l)    such other agreements, instruments and other documents (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require.
"Recipient" means any Agent or any Lender, as applicable.
"Reference Rate" means, for any period, the greatest of (a) 2.50% per annum, (b) the Federal Funds Rate plus 0.50% per annum, (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis) plus 1.00% per annum, and (d) the rate last quoted by The Wall Street Journal as the "Prime Rate" in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the "bank prime loan" rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.
"Reference Rate Loan" means each portion of a Loan that bears interest at a rate determined by reference to the Reference Rate.
"Refusal Option" has the meaning specified therefor in Section 2.05(f).

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"Register" has the meaning specified therefor in Section 12.07(f).
"Registered Intellectual Property" means Intellectual Property that is issued by, registered with or the subject of a pending application filed with any Governmental Authority.
"Registered Loans" has the meaning specified therefor in Section 12.07(f).
"Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.
"Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.
"Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.
"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.
"Replacement Lender" has the meaning specified therefor in Section 12.02(b).
"Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).
"Required Lenders" means Lenders whose Pro Rata Shares (calculated in accordance with clause (b) of the definition thereof) aggregate at least 50.1%.
"Required Prepayment Date" has the meaning specified therefor in Section 2.05(f).
"Requirements of Law" means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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"Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.
"Restricted Payment" means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Loan Party or any direct or indirect parent of any Loan Party, now or hereafter outstanding, (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Loan Party, now or hereafter outstanding, (d) the return of any Equity Interests to any shareholders or other equity holders of any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Equity Interests, warrants, rights, options, obligations or securities thereto as such, (e) the payment of any management, consulting, monitoring or advisory fees or any other fees or expenses (including the reimbursement thereof by any Loan Party or any of its Subsidiaries) pursuant to any management, consulting, monitoring, advisory or other services agreement to any of the shareholders or other equityholders of any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party or (f) any amounts paid under sub-clause (II)(ii) of Section 7.02(v) in connection with, or as contemplated by, any Shareholder Litigation Settlement.
“Restricted Payment Available Amount” means an amount equal to the sum of (a) $30,000,000 plus (b) the amount (which amount may be negative) of cash dividends or distributions by DBM, in respect of the Equity Interests of DBM which could have been made by DBM pursuant to clause (e) of the definition of Permitted Restricted Payments on the last day of a Fiscal Quarter occurring after the Effective Date after taking into account all amounts described in clause (b) of the definition of Fixed Charge Coverage Ratio during and for such Fiscal Quarter for which financial statements complying with Section 7.01(a)(ii) have been delivered (commencing with the Fiscal Quarter ended on or around December 29, 2018) in the amount that would cause the Fixed Charge Coverage Ratio to equal 1.00 to 1.00 for such Fiscal Quarter (calculated on a “stand-alone basis” for such Fiscal Quarter (i.e. not on a rolling four-quarter basis))(the “RP Adjustment Amount”) (it being understood that the RP Adjustment Amount shall be a negative amount to the extent that the Fixed Charge Coverage Ratio for such Fiscal Quarter (calculated on a “stand-alone basis”) would be less than 1.00 to 1.00 by an amount equal to the amount that could be added to clause (a)(i) of the Fixed Charge Coverage Ratio definition to cause the Fixed Charge Coverage Ratio to equal 1.00 to 1.00 for such Fiscal Quarter) plus (c) all RP Adjustment Amounts (which amount may be negative) from prior Fiscal Quarters (commencing with the Fiscal Quarter ended on or around December 29, 2018) minus (d) all Restricted Payments previously made pursuant to clause (e) of the definition of “Permitted Restricted Payments” (including any such dividends or distributions made after September 30, 2018 and prior to the Effective Date notwithstanding that this Agreement

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was not in effect at such time and including, for the avoidance of doubt, any amounts paid under sub-clause (II)(ii) of Section 7.02(v) in connection with the Shareholder Litigation Settlement).

“Restricted Payment Available Amount Conditions” means (I) (A) both before and after giving effect to such Restricted Payment (i) Liquidity (after giving effect to all blocks on Working Capital Availability under the Working Capital Credit Agreement) is at least $10,000,000, (ii) no Default or Event of Default exists or would result from such Restricted Payment, (iii) the Fixed Charge Coverage Ratio of DBM and its Subsidiaries for the most recent trailing twelve month period calculated based on the most recent monthly financial statements required to have been delivered to the Administrative Agent pursuant to Section 7.01(a)(i) after giving pro forma effect to such Restricted Payment is equal to or greater than 1.10:1.00, and (iv) after giving pro forma effect to such Restricted Payment under this clause (I) the Restrictred Payment Available Amount shall be greater than zero, and (B) prior to making such payment an Authorized Officer of the Administrative Borrower shall have delivered a certificate to the Administrative Agent and the Lenders certifying as to the foregoing conditions and attaching calculations reasonably satisfactory to the Administrative Agent in support thereof, including certifications and calculations as to the current Restricted Payment Available Amount, or (II) (A) both before and after giving effect to such Restricted Payment (i) Liquidity (after giving effect to all blocks on Working Capital Availability under the Working Capital Credit Agreement) is at least $10,000,000, (ii) no Default or Event of Default exists or would result from such Restricted Payment, (iii) the Senior Leverage Ratio for the most recent trailing twelve month period calculated based on the most recent monthly financial statements required to have been delivered to the Administrative Agent pursuant to Section 7.01(a)(i) (or prior to the first such delivery, delivered to the Administrative Agent prior to the Effective Date) after giving pro forma effect to such Restricted Payment does not exceed a level 0.50x less than the level required pursuant to Section 7.03(a) as of the end of the most recent Fiscal Quarter for which financial statements were required to be delivered pursuant to Section 7.01(a)(ii) (it being understood for purposes of calculating the Senior Leverage Ratio for this clause (iii), the outstanding amount under the Working Capital Credit Agreement shall be deemed to be an amount equal to the average outstanding principal balance thereunder for the 30 day period most recently ended), (iv) prior to making any Restricted Payment pursuant to this clause (II), all Restricted Payments permitted to be made under clause (I) above shall have been made, and (v) after giving pro forma effect such Restricted Payment under this clause (II) the Restricted Payment Available Amount shall be greater than zero, and (B) prior to making such payment an Authorized Officer of the Administrative Borrower shall have delivered a certificate to the Administrative Agent and the Lenders certifying as to the foregoing conditions and attaching calculations reasonably satisfactory to the Administrative Agent in support thereof, including certifications and calculations as to the current Restricted Payment Available Amount.

"Sale and Leaseback Transaction" means, with respect to DBM or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby DBM or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

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“Scheduled Unavailability Date” has the meaning specified therefor in Section 2.11(c).
“SDN List” has the meaning specified therefor in the definition of Blocked Person.
"SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.
"Secured Party" means any Agent and any Lender.
"Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.
"Securitization" has the meaning specified therefor in Section 12.07(l).
"Security Agreement" means a Pledge and Security Agreement, in form and substance reasonably satisfactory to the Collateral Agent, made by a Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties securing the Obligations.
"Seller" means any Person that sells Equity Interests or other property or assets to a Loan Party or a Subsidiary of a Loan Party in a Permitted Acquisition.
"Senior Leverage Ratio" means, with respect to DBM and its Subsidiaries for any period, the ratio of (a) the result of (i) all Indebtedness described in clauses (a), (b), (c), (d), (e) and (f) in the definition thereof of DBM and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) as of the end of such period (it being understood for purposes of calculating the Senior Leverage Ratio, the outstanding amount under the Working Capital Credit Agreement shall be deemed to be an amount equal to the average outstanding principal balance thereunder for the 30 day period most recently ended), minus (ii) any Subordinated Indebtedness of DBM and its Subsidiaries then outstanding as of the end of such period minus (iii) an amount equal to the lesser of (x) the amount of all unrestricted cash on-hand held by the Loan Parties on such date that is free and clear of all Liens (other than Permitted Specified Liens) and maintained in deposit accounts in the name of a Loan Party in the United States as of such date, which deposit accounts are subject to Control Agreements and (y) the Unrestricted Cash Cap Amount to (b) Consolidated EBITDA of such Person and its Subsidiaries for such period.
“Service” has the meaning specified therefor in the definition of “LIBOR”.
“Shareholder Litigation” means the pending litigation in the Court of Chancery, Delaware known as In Re: Schuff International Inc. Shareholder Litigation, Civil Action No. 10323, including any derivative, related or successor litigation.

“Shareholder Litigation Settlement” means any settlement or other agreement entered into by or any judgment against Parent, DBM or any of their Subsidiaries or direct or

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indirect equityholders in respect of the Shareholder Litigation or in respect of any derivative or other litigation related thereto.

"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is not less than the total amount of the liabilities of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.
“Specified Event of Default” means an Event of Default arising from the Borrower’s failure to pay principal or interest on any Loan when due or arising under clause (f) or clause (g) of Section 9.01.
“Specified Disqualified Institution” means, on any date, any Person set forth on Schedule 12.07 as of the Effective Date and designated a “Specified Disqualified Institution” on such Schedule as of the Effective Date. For the avoidance of doubt, it is hereby acknowledged and agreed that no additional Persons shall be added to Schedule 12.07 as Specified Disqualified Institutions following the Effective Date.
"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw‑Hill Companies, Inc. and any successor thereto.
"Subordinated Indebtedness" means Indebtedness of any Loan Party the terms of which (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) are reasonably satisfactory to the Collateral Agent and which has been expressly subordinated in right of payment to all Indebtedness of such Loan Party under the Loan Documents (a) by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent or (b) otherwise on terms and conditions reasonably satisfactory to the Collateral Agent. "Subordinated Indebtedness" shall not include the Working Capital Indebtedness.
"Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than 50% of (i) the outstanding Equity Interests having (in the absence of contingencies) ordinary voting power to elect a majority of the Board of Directors of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly

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through one or more intermediaries, by such Person. References to a Subsidiary shall mean a Subsidiary of DBM unless the context expressly provides otherwise.
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tax Sharing Agreement” means that certain Tax Sharing Agreement between DBM (f/k/a Schuff International, Inc.) and Parent, as in effect on the Effective Date and as amended solely to the extent not prohibited by Section 7.02(m)(vi).
"Term Loans" means, has the meaning specified therefor in the preamble hereto.
"Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loans to the Borrowers in the amount set forth in Schedule 1.01(A) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement.
"Term Loan Lender" means a Lender with a Term Loan Commitment or a Term Loan.
"Term Loan Obligations" means any Obligations with respect to the Term Loans (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).
"Term Priority Collateral" means "Term Priority Collateral" as defined in the Intercreditor Agreement.
"Termination Date" means the first date on which all of the Obligations (other than Contingent Indemnity Obligations) are paid in full in cash and the Commitments of the Lenders are terminated.
"Termination Event" means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Loan Party or any of its ERISA Affiliates to incur liability under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.
“Test Period” shall mean each period of four consecutive fiscal quarters of DBM (in each case taken as one accounting period).
"Title Insurance Policy" means a mortgagee's loan policy, in form and substance reasonably satisfactory to the Collateral Agent, together with all endorsements made from time to

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time thereto, issued to the Collateral Agent by or on behalf of a title insurance company selected by or otherwise reasonably satisfactory to the Collateral Agent, insuring a first-position Lien created by the applicable Mortgage in an amount and on such terms and with such endorsements as are reasonably satisfactory to the Collateral Agent, delivered to the Collateral Agent.
"Total Commitment" means the Total Term Loan Commitment.
"Total Term Loan Commitment" means the sum of the amounts of the Lenders' Term Loan Commitments.
“Trade Date” has the meaning specified therefor in Section 12.07(m)(i).
"Transaction Documents" means, collectively, the Loan Documents, the Graywolf Acquisition Agreement, and the Working Capital Loan Documents.
"Uniform Commercial Code" or "UCC" has the meaning specified therefor in Section 1.04.
“Unrestricted Cash Cap Amount” means, as at any date of determination, (i) if the average outstanding principal balance under the Working Capital Credit Agreement for the 30 day period ended thereon is $0, an unlimited amount (it being understood and agreed that any amounts drawn with respect to the machinery and equipment term loan outstanding under the Working Capital Credit Agreement as of the Effective Date, in an amount not to exceed $15,300,000 minus any payments of principal thereon, shall be excluded in calculating such average outstanding principal balance) and (ii) in all other cases, $5,000,000.
"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Internal Revenue Code.
"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.
"Waivable Mandatory Prepayment" has the meaning specified therefor in Section 2.05(f).
"WARN" has the meaning specified therefor in Section 6.01(p).
“Wholly-Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.
"Withholding Agent" means any Loan Party and the Administrative Agent.

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"Working Capital Agent" means Wells Fargo Bank, National Association, as lender under the Working Capital Credit Agreement (and its successors).
"Working Capital Availability" means "Availability" as defined in the Working Capital Credit Agreement (as in effect on the date hereof or as amended pursuant to an amendment agreed to in writing by the Agents).
"Working Capital Borrowing Base" means "Borrowing Base" as defined in the Working Capital Credit Agreement (as in effect on the date hereof or as amended pursuant to an amendment agreed to in writing by the Agents).
"Working Capital Credit Agreement" means the Fourth Amended and Restated Credit and Security Agreement, dated as of November 30, 2018, as amended on or prior to the date hereof, by and among DBM, the other Loan Parties party thereto as borrowers, the Working Capital Agent and the Working Capital Lenders.
"Working Capital Indebtedness" means the Indebtedness of the Loan Parties owing to the Working Capital Agent and the Working Capital Lenders under the Working Capital Credit Agreement.
"Working Capital Lenders" means the lenders from time to time party to the Working Capital Credit Agreement.
"Working Capital Loan" means a revolving loan made by the Working Capital Lenders under the Working Capital Credit Agreement.
"Working Capital Loan Documents" means, collectively, (a) the Working Capital Credit Agreement and (b) all other agreements, instruments and other documents executed and delivered to the Working Capital Agent and/or any Working Capital Lender pursuant to the foregoing.
"Working Capital Maximum Amount" means the "Maximum ABL Principal Obligations" as defined in the Intercreditor Agreement (as in effect on the date hereof or as amended pursuant to an amendment agreed to in writing by the Agents).
"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement,

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instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
Section 1.03    Certain Matters of Construction. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of any Agent, any agreement entered into by any Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by any Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by any Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Agents and the Lenders. Wherever the phrase "to the knowledge of any Loan Party" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or any other Loan Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer's duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

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Section 1.04    Accounting and Other Terms.
(a)    Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 7.01, Section 7.02 and Section 7.03, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Agents or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Agents) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time). Notwithstanding the foregoing, (i) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on the Effective Date shall be applied and (ii) for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of DBM and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code" or the "UCC") and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agents and the Administrative Borrower may otherwise agree.
Section 1.05    Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Secured Party, such period shall in any event consist of at least one full day.
Section 1.06    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different

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jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

THE LOANS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Term Loan Lender severally agrees to make the Term Loans to the Borrowers on the Effective Date in an aggregate principal amount not to exceed the amount of such Lender's Term Loan Commitment.
(b)    The Total Term Loan Commitment and each Lender's Term Loan Commitment shall terminate immediately and without further action upon the funding of the Term Loan on the Effective Date. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.
(c)    Notwithstanding anything herein to the contrary, the Effective Date shall not occur after November 30, 2018 without the prior written consent of each Lender.
Section 2.02    Making the Loans.
(a)    The Administrative Borrower shall give the Administrative Agent prior written notice (in substantially the form of Exhibit C hereto) (a "Notice of Borrowing"), not later than 12:00 noon (New York City time) on the Effective Date. Such Notice of Borrowing shall be irrevocable and shall specify in writing (i) the principal amount of the proposed Loan (ii) whether the Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (iii) the use of the proceeds of such proposed Loan, (iv) wire instructions for the account into which the Loan proceeds should be deposited, and (v) the proposed borrowing date, which must be a Business Day and must be the Effective Date. The Administrative Agent and the Lenders may act without liability upon the basis of written notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or the use of the proceeds of such proposed Loan.
(b)    Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith.

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(c)    All Loans under this Agreement shall be made by the Lenders, to the account specified by the Administrative Agent, no later than 2:00 p.m. on the borrowing date of the proposed Loan, simultaneously and proportionately to their Pro Rata Shares of the Total Term Loan Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender. Promptly upon receipt of all funds requested in the Notice of Borrowing, the Administrative Agent will make the proceeds of such Loans available to the Administrative Borrower by causing an amount, an immediately available funds, equal to the proceeds of all such Loans received by the Administrative Agent to the account provided by the Administrative Borrower in the Notice of Borrowing for such purpose.
Section 2.03    Repayment of Loans; Evidence of Debt.
(a)    The outstanding unpaid principal amount of the Term Loan made on the Effective Date shall be repaid in consecutive quarterly installments on the last Business Day of each calendar quarter (each a "Payment Date"), beginning with the first full calendar quarter ending after the Effective Date; each such quarterly installment shall be in an aggregate amount equal to the percentage of the original principal amount of such Term Loan set forth below opposite the applicable period set forth below.

Period	Quarterly Percentage
For each Payment Date occurring after the Effective Date.	1.25%

Notwithstanding the foregoing the last such installment in respect of the Term Loan shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loan. The outstanding unpaid principal amount of the Term Loan, and all accrued and unpaid interest thereon, shall be due and payable on the earlier of (A) the Final Maturity Date and (B) the date on which the Term Loan is declared due and payable pursuant to the terms of this Agreement.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

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(d)    The entries made in the accounts maintained pursuant to Section 2.03(b) or Section 2.03(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement and (ii) in the event of any conflict between the entries made in the accounts maintained pursuant to Section 2.03(b) and the accounts maintained pursuant to Section 2.03(c), the accounts maintained pursuant to Section 2.03(c) shall govern and control.
(e)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) substantially in the form of Exhibit G hereto. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
Section 2.04    Interest.
(a)    Term Loan. Subject to the terms of this Agreement, at the option of the Administrative Borrower, the Term Loan or any portion thereof shall be either a Reference Rate Loan or a LIBOR Rate Loan. Each portion of the Term Loan that is a Reference Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the Reference Rate plus the Applicable Margin, and each portion of the Term Loan that is a LIBOR Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Term Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for the Term Loan (or such portion thereof) plus the Applicable Margin.
(b)    Default Interest. To the extent permitted by law and notwithstanding anything to the contrary in this Section, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.
(c)    Interest Payment. Interest on each Loan shall be payable (i) monthly, in arrears, on the last Business Day of each month, commencing on the last Business Day of the month following the month in which such Loan is made and (ii) at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.01 with the amount of any interest payment due hereunder.

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(d)    General. All interest shall be computed on the basis of a year of 360 days for the actual number of days (except that interest calculated by reference to the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), including the first day but excluding the last day, elapsed.
Section 2.05    Prepayment of Loans.
(a)    Optional Prepayment.
(i)    Term Loan. The Administrative Borrower on behalf of the Borrowers may, at any time and from time to time, upon at least three (3) Business Days prior to the date of prepayment, deliver a written notice substantially in the form of Exhibit H hereto (a “Notice of Optional Prepayment”) to the Administrative Agent, prepay the principal of the Term Loan, in whole or in part. Each prepayment made pursuant to this Section 2.05(a)(i) shall be accompanied by the payment of (A) accrued interest to the date of such payment on the amount prepaid and (B) the Applicable Premium, if any, payable in connection with such prepayment of the Term Loan. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan (including the final principal payment on the Final Maturity Date) pro rata.
(ii)    Termination of Agreement. The Administrative Borrower on behalf of the Borrowers may, upon at least three (3) Business Days' prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations in full (other than Contingent Indemnity Obligations), plus the Applicable Premium, if any, payable in connection with such termination of this Agreement. If the Administrative Borrower has sent a notice of termination pursuant to this Section 2.05(a)(ii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers (through the Administrative Borrower), shall be obligated to repay, in cash, the Obligations (other than Contingent Indemnity Obligations) in full, plus the Applicable Premium, if any, payable in connection with such termination of this Agreement on the date set forth as the date of termination of this Agreement in such notice; provided that such notice of termination may be rescinded (and/or updated to provide a new payoff date) by the Administrative Borrower twice during the term of this Agreement if any transaction involving the refinancing or repayment of the Obligations fails to close.
(b)    Mandatory Prepayment.
(i)    Immediately upon any Disposition (including all Dispositions of real property and fixtures but excluding Dispositions of assets (other than real property and fixtures) which qualify as Permitted Dispositions under clauses (a) and (c)-(m) of the definition of Permitted Disposition) by any Loan Party or its Subsidiaries, the Borrowers (through the Administrative Borrower), shall prepay the outstanding principal amount of the Working Capital Loans (to the extent required by the terms of the Working Capital Credit Agreement) and the Loans in accordance with Section 2.05(c) in an amount equal to (A) 100% of the Net Cash Proceeds received by such Person in connection with such Disposition of real property and (B) 100% of the Net Cash Proceeds received by such Person in connection with such other Dispositions to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries

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(and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such other Dispositions $2,500,000 in any Fiscal Year with such prepayment to be in the amount by which such Net Cash Proceeds exceed $2,500,000 for such Fiscal Year unless an Event of Default has occurred any is continuing (in which case such prepayment shall be in an amount equal to 100% of the Net Cash Proceeds including the initial $2,500,000 of proceeds). Nothing contained in this Section 2.05(b)(i) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.02(c)(ii). For the avoidance of doubt, it is hereby understood and agreed that 100% of the Net Cash Proceeds received by any Loan Party or its Subsidiaries from a Disposition of real property or fixtures shall be used to prepay the Loans in accordance with Section 2.05(c).
(ii)    Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or upon an Equity Issuance (other than any Excluded Equity Issuances), the Borrowers (through the Administrative Borrower), shall prepay the outstanding amount of the Loans in accordance with Section 2.05(c) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this Section 2.05(b)(ii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.
(iii)    Within two (2) Business Days of the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts, the Borrowers (through the Administrative Borrower), shall prepay the outstanding principal of the Working Capital Loans (to the extent required by the terms of the Working Capital Credit Agreement and the Intercreditor Agreement) and thereafter the Loans in accordance with Section 2.05(c) with such prepayment to be in the amount by which Net Cash Proceeds from Extraordinary Receipts exceed $4,000,000 in the aggregate for such Fiscal Year unless an Event of Default has occurred any is continuing (in which case such prepayment shall be in an amount equal to 100% of the Net Cash Proceeds including the initial $4,000,000 of proceeds).
(iv)    Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition (other than a Disposition of real property) or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Working Capital Loans and the Loans pursuant to Section 2.05(b)(i) or Section 2.05(b)(iii), as the case may be, up to $5,000,000 in the aggregate in any Fiscal Year of the Net Cash Proceeds from all such Dispositions and Extraordinary Receipts shall not be required to be so used to prepay the Loans to the extent that such Net Cash Proceeds are used to replace, repair, restore or otherwise acquire properties or assets (other than current assets) used in such Person's business, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds, (B) the Administrative Borrower delivers a certificate to the Administrative Agent within five (5) Business Days after such Disposition or loss, destruction or taking, as the case may be, stating that such Net Cash Proceeds shall be used to replace, repair, restore or otherwise acquire properties or assets (other than current assets) used in such Person's business within a period specified in such certificate not to exceed 180 days after the date of receipt of such Net Cash Proceeds (which certificate shall set forth estimates of the Net Cash Proceeds to be so expended), (C) such

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Net Cash Proceeds are deposited in an account subject to a Control Agreement or used to temporarily reduce the outstanding principal amount of the Working Capital Loans (so long as such reduction is accompanied by the establishment by the Working Capital Agent of a reserve against the Working Capital Borrowing Base in the amount of such reduction), and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to the Administrative Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, such Net Cash Proceeds, if not theretofore so used, shall be used to prepay the Working Capital Loans and the Loans in accordance with Section 2.05(b)(i) or Section 2.05(b)(iii) as applicable.
(v)    Notwithstanding anything to the contrary contained in Section 2.05(b)(i) or (iv), to the extent attributable to a Disposition by a Subsidiary or an Extraordinary Receipt received by a Subsidiary, that is, in either case, a Foreign Subsidiary, and in any such case a Restricted Payment or other distribution to a Borrower is required (notwithstanding the Loan Parties’ commercially reasonable efforts to make such mandatory prepayment without making such Restricted Payment or other payment) in connection with such prepayment (or portion thereof), no prepayment (or a portion thereof) required under Section 2.05(b)(i) or (iv) shall be made if (x) Borrower or any Subsidiary could reasonably be expected to incur a material liability in respect of Taxes (including any withholding tax) in connection with making such Restricted Payment or other distribution or (y) making such Restricted Payment would be prohibited by applicable law. Notwithstanding anything in the preceding sentence to the contrary, in the event the limitations or restrictions described therein cease to apply to any such required prepayment or in the event and to the extent that any such Restricted Payment or other distribution has been made to any Loan Party, the Borrowers (through the Administrative Borrower), shall make such prepayment in an amount equal to the amount of such prepayment previously required to have been made without having given effect to such limitations or restrictions less the amount by which the Net Cash Proceeds from the applicable Disposition or Extraordinary Receipt were previously used for the repayment of Indebtedness in accordance with Section 2.05(c) hereof.
(c)    Application of Payments. The Administrative Borrower shall provide the Administrative Agent with written notice of each prepayment of the Loans to be made pursuant to Section 2.05(b) at least five (5) Business Days prior to the date such prepayment is made, which written notice shall provide the amount of such prepayment and the sub-paragraph of this Section 2.05 pursuant to which such prepayment is to be made. Each such prepayment required under Section 2.05(b) shall be applied as follows:
(i)    the proceeds from any prepayment pursuant to (A) any Disposition of any ABL Priority Collateral or (B) any Extraordinary Receipts consisting of insurance proceeds or condemnation awards with respect to any ABL Priority Collateral shall be applied (1) first, to the Working Capital Loans, to the extent required by the Working Capital Credit Agreement, until paid in full, and (2) second, to the Term Loan, until paid in full;
(ii)    the proceeds from any prepayment pursuant to (A) any Disposition of any Term Priority Collateral or (B) any Extraordinary Receipts consisting of insurance proceeds or condemnation awards with respect to any Term Priority Collateral shall be applied to the Term Loan, until paid in full;

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(iii)    the proceeds from any prepayment pursuant to a Disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance or condemnation award, which Disposition or proceeds of insurance or condemnation award includes both (A) ABL Priority Collateral and (B) Term Priority Collateral, shall be applied in a manner mutually determined by the Agent and the Working Capital Agent acting reasonably and in good faith; and
(iv)    the proceeds from any prepayment event set forth in Section 2.05(b)(ii) or Section 2.05(b)(iii) (other than proceeds from any Extraordinary Receipts consisting of insurance proceeds or condemnation awards with respect to any ABL Priority Collateral) shall be applied to the Term Loan, until paid in full.
Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan (including the final principal payment on the Final Maturity Date) pro rata. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, if the Administrative Agent has elected, or has been directed by the Required Lenders, to apply payments and other Proceeds of Collateral in accordance with Section 4.03(b), all prepayments required under Section 2.05(b) shall be applied in the manner set forth in Section 4.03(b).
(d)    Interest and Fees. Any prepayment made pursuant to this Section 2.05 shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment, (ii) any Funding Losses payable pursuant to Section 2.08, and (iii) the Applicable Premium, if any, payable in connection with such prepayment of the Loans to the extent required under Section 2.06(c).
(e)    Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.
(f)    Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event the Borrowers are required to make any mandatory prepayment (other than a mandatory prepayment resulting from the incurrence of indebtedness to refinance the Term Loan and repay all Obligations in full) (a "Waivable Mandatory Prepayment") of the Term Loan, not later than 2:00 p.m. five (5) Business Days prior to the date (the "Required Prepayment Date") on which the Borrowers are required to make such Waivable Mandatory Prepayment, the Administrative Borrower shall notify the Administrative Agent in writing substantially in the form of Exhibit I hereto (a “Notice of Mandatory Prepayment”) of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount (the "Refusal Option"). Each such Lender may exercise the Refusal Option by giving written notice to the Administrative Borrower and the Administrative Agent of its election to do so by or before 2:00 p.m. three (3) Business Days prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrowers and the Administrative Agent of its election to exercise the Refusal Option on or before the Business Day prior to the Required Prepayment Date shall be deemed to

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have elected, as of such date, not to exercise the Refusal Option). Promptly following receipt of any Lender’s Refusal Option, the Administrative Agent will thereafter notify those Lenders that have elected not to exercise the Refusal Option of their right to accept or reject their pro rata portion of the excess amount. Any Lender electing to decline its pro rata portion of the excess amount shall notify the Administrative Agent and the Administrative Borrower by 2:00 p.m. one (1) Business Day prior to the Required Prepayment Date (any Lender that fails to notify the Administrative Borrower and Agent by the time frame set forth above shall be deemed to have exercised its Refusal Option). On the Required Prepayment Date, the Administrative Borrower on behalf of the Borrowers shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise the Refusal Option, to prepay the Term Loan of such Lenders. To the extent any such Lender refuses the excess amount of the Waivable Mandatory Prepayment (or to the extent the Term Loans of all such Lenders have been repaid in full), the excess amount will be retained by the Administrative Borrower on behalf of the Borrowers for working capital and general corporate purposes.
Section 2.06    Fees.
(a)    Effective Date Closing Fee. On or prior to the Effective Date, the Administrative Borrower on behalf of the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non‑refundable closing fee (the "Effective Date Closing Fee") equal to $1,600,000, which shall be deemed fully earned when paid.
(b)    Loan Servicing Fee. From and after the Effective Date and until the Termination Date, the Administrative Borrower on behalf of the Borrowers shall pay to the Administrative Agent for the account of the Agents, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $5,000 each month, which shall be deemed fully earned when paid and which shall be payable on the Effective Date and monthly in advance thereafter on the last Business Day of each calendar month commencing on December 31, 2018.
(c)    Applicable Premium.
(i)    Upon the occurrence of an Applicable Premium Trigger Event, the Administrative Borrower on behalf of the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, the Applicable Premium.
(ii)    Any Applicable Premium payable in accordance with this Section 2.06(c) shall be presumed to be equal to the liquidated damages sustained by the Lenders as the result of the occurrence of the Applicable Premium Trigger Event and the Loan Parties agree that it is reasonable under the circumstances currently existing. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREMIUM IN CONNECTION WITH ANY ACCELERATION.

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(iii)    The Loan Parties expressly agree that: (A) the Applicable Premium is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium; (D) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph; (E) their agreement to pay the Applicable Premium is a material inducement to Lenders to provide the Commitments and make the Loans, and (F) the Applicable Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Agents and the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Agents and the Lenders or profits lost by the Agents and the Lenders as a result of such Applicable Premium Trigger Event.
(iv)    Nothing contained in this Section 2.06(c) shall permit any prepayment of the Loans not otherwise permitted by the terms of this Agreement or any other Loan Document.
Section 2.07    LIBOR Option.
(a)    Notwithstanding the timing for delivery of a Notice of Borrowing under Section 2.02(a) hereof, the Borrowers (through the Administrative Borrower), may, at any time and from time to time, so long as no Default or Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate (the "LIBOR Option") by notifying the Administrative Agent prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the proposed borrowing date of a Loan (as provided in Section 2.02), (ii) in the case of the conversion of a Reference Rate Loan to a LIBOR Rate Loan, the commencement of the proposed Interest Period or (iii) in the case of the continuation of a LIBOR Rate Loan as a LIBOR Rate Loan, the last day of the then current Interest Period (the "LIBOR Deadline"). Notice of the Borrowers' election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.07(a) shall be made by delivery to the Administrative Agent of (A) a Notice of Borrowing (in the case of the initial making of a Loan) in accordance with Section 2.02 or (B) a LIBOR Notice prior to the LIBOR Deadline. If a timely notice is provided, but the Administrative Borrower fails to elect an Interest Period, the Administrative Borrower will be deemed to have selected an Interest Period of one month. Promptly upon its receipt of each such LIBOR Notice, the Administrative Agent shall notify each of the Lenders. Each LIBOR Notice shall be irrevocable and binding on the Borrowers.
(b)    Interest on LIBOR Rate Loans shall be payable in accordance with Section 2.04(c). On the last day of each applicable Interest Period, unless the Borrowers (through the Administrative Borrower), properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loans automatically shall convert to the rate of interest then applicable to Reference Rate Loans of the same type hereunder. At any time that a Default or an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the LIBOR Rate and the Administrative

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Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate of interest then applicable to Reference Rate Loans of the same type hereunder prior to the last day of the then current Interest Period.
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than 5 LIBOR Rate Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $100,000 in excess thereof.
(d)    The Borrowers (through the Administrative Borrower), may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment pursuant to Section 2.05 or any application of payments or proceeds of Collateral in accordance with Section 4.03 or Section 4.04 or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.08.
(e)    Anything to the contrary contained herein notwithstanding, neither any Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.
Section 2.08    Funding Losses. In connection with each LIBOR Rate Loan, the Borrowers shall indemnify, defend, and hold the Agents and the Lenders harmless against any loss, cost, or expense incurred by any Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default or an Event of Default or any prepayment pursuant to Section 2.05), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto (including as a result of a Default or an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.08 shall be conclusive absent manifest error.
Section 2.09    Taxes.
(a)    Any and all payments by or on account of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all Taxes, except as required by applicable law. If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Secured Party, (i) the applicable Withholding Agent shall make such deductions and (ii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable

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Loan Party shall be increased by the amount (an "Additional Amount") necessary such that after making all required deductions (including deductions applicable to additions sums payable under this Section 2.09) such Secured Party receives the amount equal to the sum it would have received had no such deductions been made.
(b)    In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.
(c)    The Loan Parties hereby jointly and severally indemnify and agree to hold each Secured Party harmless from and against any Indemnified Taxes (including, without limitation, Indemnified Taxes imposed on any amounts payable under this Section 2.09) payable or paid by such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. Such indemnification shall be paid within ten (10) days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf, or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    If any Loan Party pays any Taxes (including Other Taxes) pursuant to this Section 2.09, then upon request, the Administrative Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by applicable law to report the payment, or other evidence of payment reasonably satisfactory to the Administrative Agent.
(e)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.07(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Administrative Borrower and the Administrative Agent, at the time or times reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed

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documentation reasonably requested by the Administrative Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Administrative Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.09(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    Any Secured Party that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Secured Party becomes a party hereto (and from time to time thereafter upon reasonable request of the Administrative Borrower or the Agent), properly completed and executed copies of IRS Form W‑9, certifying that such Secured Party is exempt from U.S. federal backup withholding Tax;
(B)    Any Secured Party that is not a U.S. Person (a "Non-U.S. Lender") shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a party hereto (and from time to time thereafter upon reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, properly completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, any successor forms), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the applicable articles of such tax treaty;
(2)    properly completed and executed copies of IRS Form W-8ECI (or, any successor form);
(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 hereto to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to a Borrower described in Section 881(c)(3)(C) of the Internal Revenue Code (“U.S. Tax Compliance Certificate”), and (y) properly

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completed and executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, any successor forms); or
(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY (or, any successor form), accompanied by executed copies of IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or, in each case, any successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W‑9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;
(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), properly completed and executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if payment of an Obligation or otherwise pursuant to a Loan Document to a Non-U.S. Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Non-U.S. Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code), such Non-U.S. Lender shall deliver to the Administrative Borrower and the Administrative Agent at the time(s) prescribed by applicable law and at such time or times as reasonably requested by the Administrative Borrower or the Agent such documentation prescribed by applicable law (including Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for them to comply with their obligations under FATCA, to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date hereof.
(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.09 (including by the payment of additional amounts pursuant to this Section 2.09), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.09 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified

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party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)    If any form or certification previously delivered by a Secured Party pursuant to this Section 2.09 expires or becomes obsolete or inaccurate in any respect, such Secured Party shall promptly (i) notify the Administrative Borrower and Administrative Agent in writing of such expiration or obsolescence and (ii) either update the form or certification or notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so. The Administrative Agent shall comply with Section 2.09(f) and (h) as if it is a Lender.
(i)    The obligations of the Loan Parties under this Section 2.09 shall survive the resignation or replacement of the Administrative Agent or any assignment or rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.10    Increased Costs and Reduced Return.
(a)    If any Secured Party shall have reasonably determined that any Change in Law shall (i) subject such Secured Party, or any Person controlling such Secured Party to any tax (other than Indemnified Taxes and Excluded Taxes), duty or other charge with respect to this Agreement or any Loan made by such Agent or such Lender, or change the basis of taxation of payments to such Secured Party or any Person controlling such Secured Party of any amounts payable hereunder, (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, such Secured Party or any Person controlling such Secured Party or (iii) impose on such Secured Party or any Person controlling such Secured Party any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to such Secured Party of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by such Secured Party hereunder, then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party such additional amounts as will compensate such Secured Party for such increased costs or reductions in amount.
(b)    If any Secured Party shall have reasonably determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by such Secured Party or any Person controlling such Secured Party, and such Secured Party reasonably determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, such Secured Party's or such other controlling

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Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on such Secured Party's or such other controlling Person's capital to a level below that which such Secured Party or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Secured Party's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Secured Party's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by such Secured Party, the Borrowers shall pay to such Secured Party from time to time such additional amounts as will compensate such Secured Party for such cost of maintaining such increased capital or such reduction in the rate of return on such Secured Party's or such other controlling Person's capital.
(c)    All amounts payable under this Section 2.10 shall bear interest from the date that is 10 days after the date of demand by any Secured Party until payment in full to such Secured Party at the Reference Rate. A certificate of such Secured Party claiming compensation under this Section 2.10, specifying the event herein above described and the nature of such event shall be submitted by such Secured Party to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Secured Party's reasons for invoking the provisions of this Section 2.10, and shall be final and conclusive absent manifest error.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    The obligations of the Loan Parties under this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.11    Changes in Law; Impracticability or Illegality.
(a)    The LIBOR Rate may be adjusted by the Administrative Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give the Administrative Borrower and the Administrative Agent notice of such a determination and adjustment and the Administrative Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the

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Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.09).
(b)    In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to the Administrative Borrower and the Administrative Agent, and the Administrative Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Reference Rate Loans of the same type hereunder, and (ii) the Borrowers shall not be entitled to elect the LIBOR Option (including in any borrowing, conversion or continuation then being requested) until such Lender reasonably determines that it would no longer be unlawful or impractical to do so.
(c)    Non-Temporary Situations with Respect to LIBOR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Administrative Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Administrative Borrower) that the Administrative Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period and such circumstances are unlikely to be temporary, or
(ii)    the Service or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Administrative Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative

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Agent shall have posted such proposed amendment to all Lenders and the Administrative Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
(d)    If no LIBOR Successor Rate has been determined and the circumstances under clause (c)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Administrative Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, (to the extent of the affected LIBOR Rate Loans or Interest Periods), and (y) the LIBOR Rate component shall no longer be utilized in determining the Reference Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods). Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 1.50% for purposes of this Agreement.
(e)    The obligations of the Loan Parties under this Section 2.11 (excluding clauses (c) and (d)) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 2.12    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10, then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requires the Borrowers to pay any Additional Amounts under Section 2.09 or requests compensation under Section 2.10 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.07), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrowers shall have paid to the Agents any assignment fees specified in Section 12.07;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts

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payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.08 and Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from payments required to be made pursuant to Section 2.09 or a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable law.
Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above. If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Acceptance. Any such assignment shall be made in accordance with the terms of Section 12.07.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Administrative Borrower to require such assignment and delegation cease to apply.
ARTICLE III

[INTENTIONALLY OMITTED]

ARTICLE IV

APPLICATION OF PAYMENTS; DEFAULTING LENDERS;
JOINT AND SEVERAL LIABILITY OF BORROWERS
Section 4.01    Payments; Computations and Statements.
(a)    The Administrative Borrower on behalf of the Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day may at the Administrative Agent's discretion be deemed received on the next succeeding Business Day. All payments shall be made by the Administrative Borrower without set-off, counterclaim, recoupment, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan

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Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing. Any amount charged to the Loan Account of the Borrowers shall be deemed to be Obligations. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (except that interest calculated by reference to the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), including the first day but excluding the last day, elapsed. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.
(b)    The Administrative Agent shall provide the Administrative Borrower, promptly (i) at or around the end of each calendar month during which any changes to the balance of the Loan Account occur, any Loans are made or any payments of the Loans occur and (ii) following the request of the Administrative Borrower therefor, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations (provided that the Administrative Agent shall only provide the Administrative Borrower with the information referenced in (b)(i) and (b)(ii) above if there is activity in the Loan Account). All entries on any such statement shall be presumed to be correct and, 30 days after the same is sent, shall be final and conclusive absent manifest error.
Section 4.02    Sharing of Payments. Except as provided in Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or Disqualified Institution), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a

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participation in any of its Loans, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
Section 4.03    Apportionment of Payments. Subject to Section 2.02 hereof and to any written agreement among the Agents and/or the Lenders:
(a)    All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06 hereof to the extent set forth in any written agreement among the Agents and the Lenders) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.
(b)    After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Collateral Agent or the Required Lenders shall, apply all payments in respect of any Obligations, including without limitation, all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agents until paid in full; (ii) second, to pay interest then due and payable in respect of the Collateral Agent Advances until paid in full; (iii) third, to pay principal of the Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay the Term Loan Obligations in respect of any fees (other than any Applicable Premium), expense reimbursements, indemnities and other amounts then due and payable to the Term Loan Lenders until paid in full; (v) fifth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (vi) sixth, ratably to pay principal of the Term Loan until paid in full; (vii) seventh, ratably to pay the Obligations in respect of any Applicable Premium then due and payable to the Lenders until paid in full; and (viii) eighth, to the ratable payment of all other Obligations then due and payable.
(c)    For purposes of Section 4.03(b) (other than clause (viii) thereof), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for the purposes of clause (viii), "paid in full" means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

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(d)    In the event of a direct conflict between the priority provisions of this Section 4.03 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.03 shall control and govern.
Section 4.04    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(a)    Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.
(b)    The Administrative Agent shall not be obligated to transfer to such Defaulting Lender any payments made by the Administrative Borrower on behalf of any Borrower to the Administrative Agent for such Defaulting Lender's benefit, and, in the absence of such transfer to such Defaulting Lender, the Administrative Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender's Loans were funded by the other Lenders) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender's Loans were not funded by the other Lenders), retain the same to be re-advanced to the Administrative Borrower on behalf of the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Administrative Borrower on behalf of the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender.
(c)    Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 12.07.
(d)    The operation of this Section shall not be construed to increase or otherwise affect the Commitments of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse

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the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent or to the Lenders other than such Defaulting Lender.
(e)    This Section shall remain effective with respect to such Lender until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, the Agents, and the Administrative Borrower on behalf of the Borrowers shall have waived such Defaulting Lender's default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to the Agents all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender.
Section 4.05    Administrative Borrower; Joint and Several Liability of the Borrowers.
(a)    Each Borrower hereby irrevocably appoints DBM as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.
(b)    Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.05), it being the intention of the parties hereto that all of

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the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.05 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.
(c)    The provisions of this Section 4.05 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.05 shall remain in effect until the Termination Date.
(d)    Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until the Termination Date. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.
ARTICLE V

CONDITIONS TO LOANS
Section 5.01    Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner reasonably satisfactory to the Agents (or, if a specific Agent is identified below, such Agent):
(a)    Payment of Fees, Etc. The Borrowers shall have paid on or before the Effective Date all fees, costs, and expenses then payable pursuant to Section 2.06 and Section 12.04.

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(b)    Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article VI and in each other Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.
(c)    Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Secured Party.
(d)    Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date and, if applicable, duly executed by the Persons party thereto:
(i)    a Security Agreement, together with the original stock certificates (if any) representing all of the Equity Interests and all promissory notes required to be pledged thereunder, accompanied by undated stock powers executed in blank and other proper instruments of transfer;
(ii)    evidence reasonably satisfactory to the Collateral Agent of the filing of appropriate financing statements on form UCC‑1 in such office or offices as may be necessary to perfect the security interests purported to be created by each Security Agreement;
(iii)    the results of searches for any effective UCC financing statements, Tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens);
(iv)    a Perfection Certificate;
(v)    [Reserved];
(vi)    [Reserved];
(vii)    the Intercompany Subordination Agreement;
(viii)    the Intercreditor Agreement;
(ix)    the R&W Insurance Collateral Assignment;
(x)    [Reserved];
(xi)    a Notice of Borrowing;

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(xii)    a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Effective Date (or such other date as the Administrative Agent shall have agreed to in its sole discretion) by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions or written consents of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of each Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Agreement and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Section 5.01(b);
(xiii)    a certificate of the chief financial officer of DBM (A) attaching a copy of the Financial Statements and the Projections described in Section 6.01(g)(ii) hereof and certifying as to the compliance with the representations and warranties set forth in Section 6.01(g)(i) and Section 6.01(bb)(ii) and (B) certifying that after giving effect to all Loans to be made on the Effective Date, all liabilities of the Loan Parties are current;
(xiv)    a certificate of the chief financial officer of DBM and the Authorized Officer of each Loan Party, certifying as to the solvency of the Loan Parties on a consolidated basis (after giving effect to the Loans made on the Effective Date and the payment of all fees, costs and expenses incurred in connection with the Transaction Documents);
(xv)    a certificate of an Authorized Officer of the Administrative Borrower certifying that (A) the attached copies of all Graywolf Acquisition Documents, Effective Date Preferred Equity Issuance Documents, Working Capital Loan Documents and the Parent Debt Documents as in effect on the Effective Date are true, complete and correct copies thereof and (B) such agreements remain in full force and effect and that none of the Loan Parties has breached or defaulted in any of its obligations under such agreements;
(xvi)    a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Effective Date (or such other date as the Administrative Agent shall have agreed to in its sole discretion) as to the subsistence in good standing of such Loan Party in such jurisdictions;

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(xvii)    opinions of Latham & Watkins LLP, counsel to the Loan Parties, as to such matters as the Collateral Agent may reasonably request and legal opinions of local counsel, as the Collateral Agent may reasonably request, in each jurisdiction in which a Loan Party is organized to the extent such Loan Party is not covered by the opinion provided by Latham & Watkins LLP;
(xviii)    evidence of the insurance coverage required by Section 7.01 and the terms of each Security Agreement and such other insurance coverage with respect to the business and operations of the Loan Parties as the Collateral Agent may reasonably request, in each case, where requested by the Collateral Agent, with such endorsements as to the named insureds or loss payees thereunder as the Collateral Agent may request and providing that such policy may be terminated or cancelled (by the insurer or the insured thereunder) only upon 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;
(xix)    evidence of the payment in full of all Indebtedness under the Existing Graywolf Credit Facilities substantially contemporaneously with the Effective Date, together with termination and release agreements with respect to the Existing Graywolf Credit Facilities and all related documents, duly executed by the Loan Parties and the Existing Agents, as applicable, and attaching (A) a satisfaction of mortgage for each mortgage previously filed by each Existing Agent on each Facility, (C) a termination of security interest in Intellectual Property for each assignment for security previously recorded by the Existing Agents at the United States Patent and Trademark Office or the United States Copyright Office and covering any U.S. Registered Intellectual Property of the Loan Parties, and (D) UCC-3 termination statements for all UCC-1 financing statements previously filed by the Existing Agents and covering any portion of the Collateral;
(xx)    all Control Agreements as set forth on Schedule 5.01(d) hereto, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution;
(xxi)    a duly executed IRS Form W-9 (or such other applicable IRS tax form) of each Borrower, including, for the avoidance of doubt, the Administrative Borrower; and
(xxii)    such other agreements, instruments, approvals, opinions and other documents, each reasonably satisfactory to the Agents in form and substance, as any Agent may reasonably request prior to the making of the Term Loans by the Lenders on the Effective Date;
(e)    Material Adverse Effect. The Administrative Agent shall have determined, in its sole discretion, that no event or development shall have occurred since December 30, 2017 which could reasonably be expected to have a Material Adverse Effect.
(f)    Consummation of Graywolf Acquisition Agreement. Concurrently with the making of the Term Loan, (i) DBM shall have purchased pursuant to the Graywolf

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Acquisition Agreement (no provision of which shall have been amended or otherwise modified or waived without the prior written consent of the Agents), and shall have become the owner, free and clear of all Liens other than Permitted Liens, of all of the equity interests and assets contemplated to be purchased thereunder for a Purchase Price not in excess of $135,000,000, and (ii) DBM, DBM Merger Sub, Inc., CB-Horn Holdings, Inc. and the Stockholders’ Representative (as defined in the Graywolf Acquisition Agreement) shall have fully performed all of the obligations to be performed by it thereunder.
(g)    Consummation of Working Capital Loan Documents. On or prior to the Effective Date, (i) each of the conditions precedent to the obligations of each of the parties to the Working Capital Loan Documents shall have been satisfied or waived in accordance with the terms thereof, (ii) the Working Capital Loan Documents shall have been consummated in all material respects in accordance with all Requirements of Law, (iii) there shall be no breach of any material term or condition of the Working Capital Loan Documents, (iv) neither the Loan Parties nor any other Person party to the Working Capital Loan Documents shall be in default in the performance or compliance with any of the provisions of the Working Capital Loan Documents, (v) the Working Capital Loan Documents shall be in full force and effect and not be terminated, rescinded or withdrawn and (vi) the outstanding principal balance of the Working Capital Loans shall not exceed $55,000,000.
(h)    Effective Date Preferred Equity Issuance. On or prior to the Effective Date, DBM shall have received net cash proceeds of at least $40,000,000 from the Effective Date Preferred Equity Issuance on the terms conditions set forth in the Effective Date Preferred Purchase Agreement which shall be satisfactory to the Agents in their sole discretion.
(i)    Approvals. All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with (i) the making of the Loans, (ii) the execution, delivery and performance of the Transaction Documents and (iii) the conduct of the Loan Parties' business shall have been obtained and shall be in full force and effect.
(j)    Proceedings; Receipt of Documents. All proceedings in connection with the making of the Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be reasonably satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.
(k)    [reserved]
(l)    Indebtedness, Consolidated EBITDA and Minimum Liquidity. The Agents shall have received evidence reasonably satisfactory to them that (i) the aggregate principal amount of Indebtedness for borrowed money (including Capitalized Lease Obligations and letters of credit but excluding Subordinated Indebtedness) of DBM and its Subsidiaries outstanding on the Effective Date (calculated on a pro forma basis to give effect to all Loans made, and Working Capital Indebtedness incurred, on the Effective Date) does not exceed 2.00 times the Consolidated EBITDA

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of DBM and its Subsidiaries for the 12 month period ending on or about September 30, 2018, (ii) the Consolidated EBITDA of DBM and its Subsidiaries for the 12 month period ending on or about September 30, 2018 is not less than $75,000,000, and (iii) Liquidity (calculated on a pro forma basis to give effect to all Loans made, and Working Capital Indebtedness incurred, on the Effective Date and the payment of all fees, costs and expenses incurred in connection with the Transaction Documents) is not less than $20,000,000. DBM shall deliver to the Administrative Agent a certificate of an Authorized Officer of DBM certifying as to the matters set forth above and containing reasonably detailed calculations thereof.
(m)    Cash Management and Collateral Reporting. The Agents shall be satisfied in their reasonable discretion with the cash management systems and Collateral reporting of the Loan Parties.
(n)    KYC. The Administrative Agent and the Lenders shall have received (i) at least one Business Day before the Effective Date, all documentation and other information about the Loan Parties and their Subsidiaries that shall have been reasonably requested by the Administrative Agent or the Lenders in writing at least five (5) Business Days prior to the Effective Date and that the Administrative Agent and the Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act (provided that such information shall, to the extent requested at least ten (10) Business Days prior to the Effective Date, have been provided at least three (3) Business Days prior to the Effective Date) and (ii) at least ten (10) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower for each Lender that so requests at least fifteen (15) Business Days prior to the Effective Date.
(o)    No Litigation. There shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality which relates to this Agreement or the transactions contemplated hereby or which, in the opinion of the Administrative Agent, has any reasonable likelihood of having a material adverse effect on (i) the condition (financial or otherwise), operations, performance, properties, assets, liabilities, business or prospects of any Loan Party, (ii) the ability of any Loan Party to perform its obligations under the Loan Documents or (iii) the ability of the Agent to enforce the Loan Documents.
(p)    Representation and Warranty Insurance. DBM shall have procured a representation and warranty insurance policy for the Project Graywolf Acquisition (which shall be in full force and effect), and the Administrative Agent shall be satisfied with such representation and warranty insurance, which shall name the Borrowers as beneficiaries and additional insureds of such policy.
Section 5.02    Conditions Subsequent to Effectiveness. As an accommodation to the Loan Parties, the Agents and the Lenders have agreed to execute this Agreement and to make the Loans on the Effective Date subject to the agreement of the Loan Parties to comply with this Section 5.02 notwithstanding the failure by the Loan Parties to satisfy the conditions set forth below on or before the Effective Date. In consideration of such accommodation, the Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Agreement and the

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other Loan Documents, including, without limitation, those conditions set forth in Section 5.01, the Loan Parties shall satisfy each of the conditions subsequent set forth below on or before the date applicable thereto (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent on or before the date applicable thereto shall constitute an Event of Default and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Agreement or any other Loan Document to be breached, the Required Lenders hereby waive such breach for the period from the Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this Section 5.02):
(a)    Within 30 days of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received, with respect to the insurance coverage required by Section 7.01 and the terms of the Security Agreement, to the extent not delivered to the Collateral Agent on or prior to the Effective Date, evidence of such endorsements as to the named insureds or loss payees, or in the case of business interruption insurance, collateral assignees, thereunder as the Collateral Agent may request and providing that the applicable policies may be terminated or cancelled (by the insurer or the insured thereunder) only upon 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent and each such named insured or loss payee.
(b)    Within sixty (60) days of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received with respect to each DBM Facility owned in fee by a Loan Party, to the extent not delivered to the Collateral Agent on or prior to the Effective Date, a Mortgage duly executed by the applicable Loan Party, in recordable form, together with such other Real Property Deliverables as the Collateral Agent may request;
(c)    Within forty-five (45) days of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received, to the extent not delivered to the Collateral Agent on or prior to the Effective Date, all Control Agreements with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract of any Loan Party existing on the Effective Date that, in the reasonable judgment of the Agents, are required for the Loan Parties to comply with the Loan Documents, each duly executed by, in addition to the applicable Loan Party, the applicable financial institution.
(d)    Within sixty (60) of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received with respect to each Graywolf Facility owned in fee by a Loan Party (other than the Florida Real Property), to the extent not delivered to the Collateral Agent on or prior to the Effective Date, a Mortgage duly executed by the applicable Loan Party, in recordable form, together with such other Real Property Deliverables as the Collateral Agent may request.
(e)    Within 90 days of the Effective Date (or such later date as determined by the Collateral Agent in its reasonable discretion), the Loan Parties shall have used commercially reasonable efforts to deliver to the Collateral Agent shall have received a landlord waiver or a

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collateral access agreement, as applicable, in form and substance reasonably satisfactory to the Collateral Agent, with respect to each of the Material Leases set forth on Schedule III to the Security Agreement, duly executed by each landlord, bailee, warehouseman, or other Person counterparty to such Material Lease, as applicable.
(f)    Within 120 days of the Effective Date (or such later date as determined by the Collateral Agent in its reasonable discretion), the Collateral Agent shall have received evidence reasonably satisfactory to it that the Loan Parties have caused Wells Fargo Bank, National Association to be the principal depository bank of each Loan Party, including for the maintenance of all operating, collection, disbursement and other deposition accounts and for cash management services.
(g)    Within 10 Business Days of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received, to the extent not delivered to the Collateral Agent on or prior to the Effective Date, the original stock certificates (if any) representing all of the Equity Interests of Foreign Subsidiaries required to be pledged under the Loan Documents, accompanied by undated stock powers executed in blank and other proper instruments of transfer.
(h)    Within 5 Business Days of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received, to the extent not delivered to the Collateral Agent on or prior to the Effective Date, evidence, in form and substance satisfactory to the Collateral Agent, of the termination of each Lien listed on Schedule 7.02(a) and the making of any required termination filings in respect thereof (other than the Lien in favor of JPMorgan Chase Bank, N.A. referred to on Schedule 7.02(a)).
(i)    Within 30 days of the Effective Date (or such later date as determined by the Collateral Agent in its sole discretion), the Collateral Agent shall have received evidence, in form and substance acceptable to the Collateral Agent, that Inco Services, Inc.’s factoring agreements, including pursuant to that certain Receivables Purchase Agreement dated as of May 7, 2015, with JPMorgan Chase Bank, N.A. and any corresponding UCC-1s have been terminated.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES
Section 6.01    Representations and Warranties. Each Loan Party hereby represents and warrants to the Secured Parties as follows:
(a)    Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Transaction Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in

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which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
(b)    Authorization, Etc. The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable Requirement of Law or (C)(x) any Material Contract or (y) other any Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document, any Working Capital Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of clauses (ii)(B), (ii)(C)(y) and (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.
(c)    Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of any Transaction Document to which it is or will be a party other than filings and recordings with respect to Collateral to be made, or otherwise delivered to the Collateral Agent for filing or recordation, on the Effective Date.
(d)    Enforceability of Transaction Documents. This Agreement is, and each other Transaction Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.
(e)    Capitalization. On the Effective Date, after giving effect to the transactions contemplated hereby to occur on the Effective Date, the authorized Equity Interests of DBM and each of its Subsidiaries and the issued and outstanding Equity Interests of DBM and each of its Subsidiaries are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Equity Interests of DBM and each of its Subsidiaries have been validly issued and are fully paid and nonassessable (as applicable), and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. All Equity Interests of such Subsidiaries of DBM are owned by DBM free and clear of all Liens (other than Permitted Specified Liens). Except as described on Schedule 6.01(e), there are no outstanding debt or equity securities of DBM or any of its Subsidiaries and no outstanding obligations of DBM or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from DBM or any of its Subsidiaries, or other obligations of DBM or any of its Subsidiaries to issue, directly or indirectly, any shares of Equity Interests of DBM or any of its Subsidiaries.

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(f)    Litigation. There is no pending or, to the knowledge of any Loan Party, threatened action, suit or proceeding affecting any Loan Party or any of its properties before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) relates to this Agreement or any other Transaction Document or any transactions consummated hereunder or thereunder.
(g)    Financial Statements.
(i)    The Financial Statements, copies of which have been delivered to each Agent and each Lender, fairly present the consolidated financial condition of DBM and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of DBM and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Indebtedness, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of DBM and its Subsidiaries are set forth in the Financial Statements (excluding any liabilities incurred in the ordinary course of business since the date of such Financial Statements). Since December 30, 2017 no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.
(ii)    DBM has heretofore furnished to each Agent and each Lender projected balance sheets, income statements and statements of cash flows of DBM and its Subsidiaries for the period from January 1, 2019 through December 31, 2023, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(v).
(h)    Compliance with Law, Etc. No Loan Party or any of its Subsidiaries is in violation of (i) any of its Governing Documents, (ii) any Requirement of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, or (iii) any term of any Contractual Obligation (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no default or event of default has occurred and is continuing thereunder.
(i)    ERISA. Except as could not reasonably be expected to have a Material Adverse Effect: (i) each Employee Plan is in substantial compliance with ERISA and the Internal Revenue Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and will be delivered to the Agents, upon request, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) copies of each agreement entered into with the PBGC, the U.S. Department of Labor or the Internal Revenue Service with respect to any Employee Plan have been delivered to the Agents, (v) no Employee Plan failed to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, and (vi) no Lien imposed under the Internal Revenue Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Internal Revenue Code. No Loan Party

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or any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts indicating that it or any of its ERISA Affiliates may in the future incur any such withdrawal liability, except as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party or any of its ERISA Affiliates nor any fiduciary of any Employee Plan has (i) engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code, (ii) failed to pay any required installment or other payment required under Section 430(j) of the Internal Revenue Code on or before the due date for such required installment or payment, (iii) engaged in a transaction within the meaning of Section 4069 of ERISA or (iv) incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the best knowledge of any Loan Party, threatened claims, actions, proceedings or lawsuits (other than claims for benefits in the normal course) asserted or instituted against (i) any Employee Plan or its assets, (ii) any fiduciary with respect to any Employee Plan, or (iii) any Loan Party or any of its ERISA Affiliates with respect to any Employee Plan. Except as required by Section 4980B of the Internal Revenue Code or as could not reasonably be expected to have a Material Adverse Effect, no Loan Party or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of its ERISA Affiliates or coverage after a participant's termination of employment.
(j)    Taxes, Etc. (i) All foreign, federal and material state and local Tax returns and other reports required by applicable Requirements of Law to be filed by any Loan Party have been filed, or extensions have been obtained, and (ii) all Taxes, assessments and other governmental charges imposed upon any Loan Party or any property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.
(k)    Regulations T, U and X. No Loan Party is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U and X.
(l)    Nature of Business.
(i)    No Loan Party is engaged in any business other than as set forth on Schedule 6.01(l).
(ii)    DBM does not have any material liabilities (other than liabilities arising under the Loan Documents, the Working Capital Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option

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plan or other benefit plan for management or employees of DBM and its Subsidiaries, obligations under its Governing Documents, the Effective Date Preferred Equity Issuance Documents, and other liabilities incidental to its existence and permitted business and activities as a holding company for a consolidated group), own any material assets (other than the Equity Interests of its Subsidiaries and cash and Permitted Investments) or engage in any operations or business (other than the ownership of its Subsidiaries and activities incidental thereto, including corporate maintenance activities (including the payment of expenses) associated with being a holding company for a consolidated group).
(m)    Adverse Agreements, Etc. No Loan Party or any of its Subsidiaries is a party to any Contractual Obligation or subject to any restriction or limitation in any Governing Document or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which (either individually or in the aggregate) has, or in the future could reasonably be expected (either individually or in the aggregate) to have, a Material Adverse Effect.
(n)    Permits, Etc. Each Loan Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and Facility currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent the failure to have or be in compliance therewith could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except where such suspension, revocation, impairment, forfeiture or non-renewal could not reasonably be expected to have a Material Adverse Effect.
(o)    Properties. Each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear and casualty events excepted.
(p)    Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the best knowledge of any Loan Party, threatened against any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against any Loan Party or (iii) to the best knowledge of each Loan Party, no union representation questions existing with respect to the employees of any Loan Party and no union organizing activity taking place with respect to any of the employees of any Loan Party. No Loan Party or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of any Loan Party have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to have a Material

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Adverse Effect. All payments due from any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the Graywolf Acquisition and the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower or any of their respective Subsidiaries is bound.
(q)    Environmental Matters. (i) The operations of each Loan Party are in compliance with all Environmental Laws, except for any non-compliance that could not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or, to the knowledge of the Loan Parties, formerly owned or operated by a Loan Party has been used as a treatment or disposal site for any Hazardous Material; (vi) no Loan Party has failed to report to the proper Governmental Authority any Release which is required to be so reported by any Environmental Laws which could reasonably be expected to have a Material Adverse Effect; (vii) each Loan Party holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of the business carried on by it, except for such licenses, permits and approvals as to which a Loan Party's failure to maintain or comply with could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party has received any notification pursuant to any Environmental Laws that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto or (B) any license, permit or approval referred to above is about to be reviewed, made, subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.
(r)    Insurance. Each Loan Party maintains the insurance and required services and financial assurance as required by law and as required by Section 7.01(h). Schedule 6.01(r) sets forth a list of all insurance maintained by each Loan Party on the Effective Date.
(s)    Use of Proceeds. The proceeds of the Term Loans shall be used (a) to partially fund the Graywolf Acquisition, (b) for the Graywolf Refinancing, and (c) to pay the costs, fees and expenses relating to the Term Loan, the Graywolf Refinancing and the transactions contemplated hereby.

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(t)    Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, and before and after giving effect to each Loan, the Loan Parties on a consolidated basis are Solvent. No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Transaction Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
(u)    Intellectual Property. Each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property rights that are necessary for the operation of its business, free and clear of all Liens, except Permitted Liens. Set forth on Schedule 6.01(u) is a complete and accurate list as of the Effective Date of each item of Registered Intellectual Property owned by each Loan Party. To the knowledge of each Loan Party, no trademark or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party infringes upon or misappropriates any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the knowledge of each Loan Party, threatened, except for such infringements and misappropriates which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)    Material Contracts. Each Material Contract (i) is in full force and effect and is binding upon and enforceable against each Loan Party that is a party thereto and, to the knowledge of such Loan Party, all other parties thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, and (ii) is not in default due to the action of any Loan Party or, to the best knowledge of any Loan Party, any other party thereto.
(w)    Investment Company Act. None of the Loan Parties is (i) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) subject to regulation under any Requirement of Law that limits in any respect its ability to incur Indebtedness or which may otherwise render all or a portion of the Obligations unenforceable.
(x)    Customers and Suppliers. There exists no actual or threatened termination, cancellation or material adverse limitation of, or material adverse modification to or material adverse change in, the business relationship between (i) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate adverse to the business or operations of the Loan Parties taken as a whole, or (ii) any Loan Party, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate adverse to the business or operations of the Loan Parties taken as a whole; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

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(y)    Anti-Money Laundering and Anti-Terrorism Laws.
(i)    None of the Loan Parties, nor, to the knowledge of any Loan Party, any Affiliate of any of the Loan Parties, has violated or is in violation of any of the Anti-Money Laundering and Anti-Terrorism Laws or has engaged in or conspired to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the Anti-Money Laundering and Anti-Terrorism Laws.
(ii)    None of the Loan Parties, nor, to the knowledge of any Loan Party, any Affiliate of any of the Loan Parties, or any officer, director or principal shareholder or owner of any of the Loan Parties, is a Blocked Person.
(iii)    None of the Loan Parties (A) conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any OFAC Sanctions Programs in violation of any Requirements of Law.
(z)    Anti-Bribery and Anti-Corruption Laws.
(i)    The Loan Parties are in compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the anti-bribery and anti-corruption laws of those jurisdictions in which they do business (collectively, the "Anti-Corruption Laws").
(ii)    None of the Loan Parties has at any time:
(A)    offered, promised, paid, given, or authorized the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any employee, official, representative, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority thereof, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office (collectively, "Foreign Official"), for the purpose of: (1) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (2) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (3) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(B)    acted or attempted to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.
(iii)    There are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Corruption Law by any of the Loan Parties or, to the knowledge of the Loan Parties, any of their respective current or former directors, officers, employees, stockholders or agents.

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(iv)    The Loan Parties have adopted, implemented and maintain anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.
(aa)    Transactions with Affiliates. Set forth on Schedule 6.01(aa) is a complete and accurate list as of the Effective Date of all transactions by and between any Loan Party or any of its Subsidiaries and any Affiliate thereof.
(bb)    Full Disclosure.
(i)    Each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Agents (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers' industry) in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not materially misleading.
(ii)    The Projections have been prepared on a reasonable basis and in good faith based on assumptions, estimates, methods and tests that are believed by the Loan Parties to be reasonable at the time such Projections were prepared and information believed by the Loan Parties to have been accurate based upon the information available to the Loan Parties at the time such Projections were furnished to the Lenders, and no Loan Party is aware of any facts or information that would lead it to believe that such Projections are incorrect or misleading in any material respect; it being understood that (A) Projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, (B) actual results may differ materially from the Projections and such variations may be material and (C) the Projections are not a guarantee of performance.
(cc)    Default of Indebtedness. Neither any Loan Party nor any Subsidiary thereof is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes an event of default thereunder, except with respect to immaterial amounts of Indebtedness, the failure of which to timely discharge would not reasonably be expected to materially adversely affect any Loan Party.
(dd)    Conflicting Agreements. No provision of any Parent Debt Document conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the other Transaction Documents. No provision of any other mortgage, indenture, contract, lease, agreement, judgment, decree or order binding on, or otherwise applicable to, any Loan Party nor any Subsidiary thereof or affecting any such Person’s Collateral conflicts, in any material respect, with, or requires

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any consent which has not already been obtained to, or would in any way prevent the execution, delivery and performance of this Agreement or the other Transaction Documents.
(ee)    Flood Hazard Property. No Mortgaged Property is a Flood Hazard Property unless the Administrative Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from the Administrative Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property and (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to the Administrative Agent and the Collateral Agent and naming the Collateral Agent as lenders loss payee on behalf of the Lenders.
(ff)    No Default. No Default or Event of Default has occurred and is continuing.
(gg)    Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification is true and correct in all respects.
(hh)    No Broker’s Fee. No broker’s or finder’s fee or commission shall be payable with respect hereto or any of the transactions contemplated thereby; and the Loan Parties hereby agree to indemnify the Agents and the Lenders against, and agree that they will hold the Agents, and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.
(ii)    Bonding Capacity. The Loan Parties and their Subsidiaries have available bonding capacity under or more Bonding Agreements in an amount sufficient to operate their respective businesses in the ordinary course. The Loan Parties and their Subsidiaries are in compliance in all material respects with all terms and conditions set forth in each Bonding Agreement and no default has occurred thereunder.
(jj)    Immaterial Subsidiaries. The Immaterial Subsidiaries do not (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature) or (c) engage in any business activity.
(kk)    Senior Indebtedness. The Obligations constitute senior “Senior Indebtedness” or “Designated Senior Indebtedness” under any documents evidencing or governing any Subordinated Indebtedness entitled to the benefits of the subordination provisions, if any, of such Subordinated Indebtedness.
(ll)    Third-Party Leases.    All third-party leases with respect to real property of the Loan Parties owned in fee by such Loan Parties are set forth on Schedule 6.01(ll).

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ARTICLE VII

COVENANTS OF THE LOAN PARTIES
Section 7.01    Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party will, unless the Required Lenders shall otherwise consent in writing:
(a)    Reporting Requirements. Furnish to each Agent and each Lender:
(i)    as soon as available, and in any event within 30 days after the end of each fiscal month of DBM and its Subsidiaries, commencing with the first fiscal month of DBM and its Subsidiaries ending after the Effective Date, internally prepared consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of DBM as fairly presenting, in all material respects, the financial position of DBM and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of DBM and its Subsidiaries for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;
(ii)    as soon as available and in any event within 45 days after the end of each fiscal quarter of DBM and its Subsidiaries commencing with the first fiscal quarter of DBM and its Subsidiaries ending after the Effective Date, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of DBM and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer of DBM as fairly presenting, in all material respects, the financial position of DBM and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of DBM and its Subsidiaries for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of DBM and its Subsidiaries furnished to the Agents and the Lenders, subject to the absence of footnotes and normal year-end adjustments;
(iii)    as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of DBM and its Subsidiaries, consolidated and consolidating balance sheets, statements of operations and retained earnings and statements of cash flows of DBM and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing

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standards, of independent certified public accountants of recognized standing selected by DBM and reasonably satisfactory to the Agents (which opinion shall be without (1) a "going concern" or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03);
(iv)    simultaneously with the delivery of the financial statements of DBM and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of DBM (a "Compliance Certificate"), substantially in the form of Exhibit E hereto:
(A)    stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of DBM and its Subsidiaries during the period covered by such financial statements, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the occurrence and continuance during such period of an Event of Default or Default or, if an Event of Default or Default had occurred and continued or is continuing, describing the nature and period of existence thereof and the action which DBM and its Subsidiaries propose to take or have taken with respect thereto, and
(B)    in the case of the delivery of the financial statements of DBM and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), (1) attaching a schedule showing the calculation of the financial covenants specified in Section 7.03 and (2) including a discussion and analysis of the financial condition and results of operations of DBM and its Subsidiaries for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year, and
(C)    in the case of the delivery of the financial statements of DBM and its Subsidiaries required by clause (iii) of this Section 7.01(a), attaching (1) a summary of all material insurance coverage maintained as of the date thereof by any Loan Party and all material insurance coverage planned to be maintained by any Loan Party, together with such other related documents and information as the Administrative Agent may reasonably require, and (2) confirmation that there have been no changes to the information contained in each of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to this clause (iv) and/or attaching an updated Perfection Certificate identifying any such changes to the information contained therein;
In addition to the foregoing, the Loan Parties shall deliver to the Agents a Compliance Certificate immediately following any restatement or adjustment of any financial statement of DBM and its Subsidiaries previously delivered in accordance with clauses (i), (ii) or (iii) of this Section 7.01(a) (whether such restatement or adjustment is made in connection with an audit of such financial statement or otherwise), which Compliance Certificate shall set forth the information (revised to give effect to such restatement or adjustment) described in clauses (A), (B) and (C) above for the applicable period covered by such restated or adjusted financial statement (it being understood and

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agreed, for the avoidance of doubt, that if any such Compliance Certificate so delivered pursuant to this paragraph shall indicate or evidence non-compliance with any financial covenant specified in Section 7.03 for the applicable period covered by such restated or adjusted financial statement, then an Event of Default shall have occurred as of the date of measurement of such financial covenant in accordance with Section 7.03);
(v)    as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Authorized Officer of DBM (A) attaching Projections for DBM and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agents, for the immediately succeeding Fiscal Year for DBM and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 6.01(bb)(ii) are true and correct with respect to such Projections;
(vi)    promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority;
(vii)    as soon as possible, and in any event within three (3) Business Days after any Loan Party obtains knowledge of the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;
(viii)    (A) as soon as possible and in any event within fifteen (15) days after any Loan Party or any ERISA Affiliate thereof knows or should know that (1) any Reportable Event with respect to any Employee Plan has occurred, (2) any other Termination Event with respect to any Employee Plan has occurred, or (3) any Loan Party or any ERISA Affiliate has applied for a waiver of the minimum funding standards under Sections 412 or 430 of the Code or Section 302 of ERISA, a statement of an Authorized Officer of the Administrative Borrower setting forth the details of such occurrence and the action, if any, which such Loan Party or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Loan Party or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within twenty (20) days after the filing thereof with the Internal Revenue Service if requested by any Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof knows or should know that a required installment within the meaning of Section 430(j) of the Internal Revenue Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three (3) days after receipt thereof by any Loan Party or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Loan Party or

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any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA, and (F) promptly and in any event within ten (10) days after any Loan Party or any ERISA Affiliate thereof sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Loan Party or such ERISA Affiliate thereof;
(ix)    promptly after the commencement thereof but in any event not later than 7 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;
(x)    concurrently with the execution, receipt or delivery thereof (but without duplication of any notices provided to the Agents and the Lenders under this Agreement), (A) copies of all material notices (including, without limitation, default notices), reports (including, without limitation, borrowing base reports), statements or other material information that any Loan Party executes, receives or delivers in connection with any Working Capital Loan Document, or Parent Debt Document and (B) copies of any amendments, restatements, supplements or other modifications, waivers, consents or forbearances that any Loan Party executes, receives or delivers with respect to any Working Capital Loan Document or Parent Debt Document; provided however that filing of any such material notices or other material information specified in (A) and (B) above with the SEC or any national securities exchange, shall satisfy any such requirements under this Section 7.01(a)(x) with respect to the Parent Debt Documents so long as the Administrative Borrower has notified the Administrative Agent of any such filing, other than with respect to periodic filings on forms 10-Q and 10-K for which the Loan Parties shall not be required to provide notice.
(xi)    as soon as possible and in any event within five (5) days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Equity Interests of, or all or substantially all of the assets of, any Loan Party;
(xii)    [Reserved]
(xiii)    [Reserved]
(xiv)    promptly after (A) the sending or filing thereof, copies of all material statements, reports and other information any Loan Party or Parent sends to any holders of its Indebtedness with an aggregate principal amount greater than $3,000,000 (other than the Working Capital Indebtedness) or its securities or files with the SEC or any national (domestic or foreign) securities exchange and (B) the receipt thereof, a copy of any material notice received from any holder of its Indebtedness (other than the Working Capital Indebtedness);
(xv)    promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

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(xvi)    promptly upon request, any certification or other evidence reasonably requested from time to time by any Lender confirming the Borrowers' compliance with Section 7.02(r);
(xvii)    simultaneously with the delivery of the financial statements of DBM and its Subsidiaries required by clauses (i), (ii) and (iii) of this Section 7.01(a), if, as a result of any change in accounting principles and policies from those used in the preparation of the Financial Statements that is permitted by Section 7.02(q), the consolidated financial statements of DBM and its Subsidiaries delivered pursuant to clauses (i), (ii) and (iii) of this Section 7.01(a) will differ from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Agents;
(xviii)    [Reserved];
(xix)    promptly after becoming aware thereof: (i) notices of any default, event of default or similar event or condition under the Graywolf Acquisition Agreement that would be adverse to the interests of the Lenders in any material respect, or (ii) any litigation, governmental investigation or proceeding commenced with respect to the Graywolf Acquisition Agreement that would be adverse to the interest of the Lenders in any material respect;
(xx)    (A) within 30 days after the end of each calendar month, a report setting forth the outstanding amount of performance bonds, construction bonds or similar obligations at the end of such month and a work in progress report and (B) promptly following receipt thereof, any requests for performance, notices of defaults, events of default, amendments, waivers, consents and forbearance agreements, in each case, with respect to any performance bonds, construction bonds or similar obligations and all indemnification agreements or other agreements or documents related to such indemnification agreements, and, if reasonably requested, all other documents relating to such performance bonds, construction bonds or similar obligations; and
(xxi)    promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Loan Party, Parent or any of their respective Subsidiaries as any Agent may from time to time may reasonably request.
(b)    Additional Borrowers, Guarantors and Collateral Security. Cause:
(i)    each Subsidiary (other than an Excluded Subsidiary) of any Loan Party not in existence on the Effective Date and any Excluded Subsidiary who ceases to be an Excluded Subsidiary (including, without limitation, by reason of an Immaterial Subsidiary obtaining assets (other than de minimis assets) or liabilities, generating revenue or engaging in any business activity and ceasing to be an Immaterial Subsidiary), to execute and deliver to the Collateral Agent promptly and in any event within fifteen (15) days after the formation, acquisition or change in status thereof (or such later date as agreed by Collateral Agent in its sole discretion), (A) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower

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or a Guarantor, (B) a supplement to the Security Agreement, together with (1) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Security Agreement, (2) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (3) such opinions of counsel as the Collateral Agent may reasonably request, (C) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Specified Liens) on such real property and such other Real Property Deliverables as may be required by the Collateral Agent with respect to each such real property, and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement (to the extent provided therein) or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations, subject to the terms of the Loan Documents; and
(ii)    each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within fifteen (15) days after the formation or acquisition of such Subsidiary (or such later date as agreed by the Collateral Agent in its sole discretion) a Pledge Amendment (as defined in the Security Agreement), together with (A) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Security Agreement, (B) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (C) such opinions of counsel as the Collateral Agent may reasonably request and (D) such other agreements, instruments, approvals or other documents reasonably requested by the Collateral Agent.
Notwithstanding the foregoing, no Excluded Subsidiary shall be required to become a Guarantor hereunder so long as it remains an Excluded Subsidiary (and, as such, shall not be required to deliver the documents required by clause (i) above) or required to pledge any assets (including stock) it owns; provided, however, that if the Equity Interests of an Excluded Subsidiary are owned directly by a Loan Party, such Loan Party shall deliver all such documents, instruments, agreements and certificates described in clause (ii) above to the Collateral Agent, and take all commercially reasonable actions reasonably requested by the Collateral Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Specified Liens) in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, in 100% of the Equity Interests of any Excluded Subsidiary; provided that notwithstanding the foregoing such pledge shall not include in the case of an Excluded Foreign Subsidiary more than 65% (or such greater percentage that, due to a change in applicable law, (i) would not reasonably be expected to cause the undistributed earnings of such Excluded Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Excluded Foreign Subsidiary’s United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued

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and outstanding shares of Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Excluded Foreign Subsidiary).
(c)    Compliance with Laws; Payment of Taxes.
(i)    Comply, and cause each of its Subsidiaries to comply with, all Requirements of Law (including, without limitation, all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(ii)    Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all Taxes, assessments and other governmental charges imposed upon any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries in an aggregate amount for all such Taxes, assessments and other governmental charges, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty or fine or the enforcement of any Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.
(d)    Preservation of Existence, Etc. Except as otherwise expressly permitted hereunder, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.
(e)    Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.
(f)    Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the agents and representatives of any Agent, upon reasonable advance notice (which notice shall not be required during the continuance of an Event of Default) at any time and from time to time during normal business hours at the expense of the Borrowers, to examine and make copies of and abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, Phase I ESAs (and, if reasonably requested by the Collateral Agent based upon the results of any such Phase I ESA, an ASTM Phase II Environmental Site Assessment) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives; provided that so long as no Event of Default shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse the Agents for (A) more than 2 visits during each Fiscal Year or (B) more than 1 inspection, audit, physical count, valuation, appraisal, environmental site assessment and examination during each Fiscal Year. In furtherance of the foregoing, each Loan

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Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f).
(g)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply could not reasonably be expected to have a Material Adverse Effect.
(h)    Maintenance of Insurance. (i) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations, in such amounts and against such risks as may from time to time be reasonably required by the Administrative Agent, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which they operate. Without limiting the generality of the foregoing, the Borrowers will at all times maintain business interruption insurance including coverage for force majeure; and the Borrowers will at all times keep all tangible Collateral given by it insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Administrative Agent may reasonably request. All policies covering the Collateral, including business interruption insurance policies, are to be made payable to the Collateral Agent for the benefit of the Agents and the Lenders, as its interests may appear, in case of loss, under a standard non‑contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' (10 days' in the case of non-payment) prior written notice to the Collateral Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers’ expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(ii) If at any time the improvements on a Mortgaged Property are located in an area identified by the Federal Emergency Management Agency (or any successor

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agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then DBM shall, or shall cause the applicable Loan Party to maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent.
(iii)    DBM shall cause the representation and warranty insurance policy for the Project Graywolf Acquisition referred to in Section 5.01(p) to remain in full force and effect in accordance with its terms as set forth on the Effective Date (aside from those amendments or modifications consented to by the Administrative Agent in its sole discretion). DBM shall use commercially reasonable efforts to pursue receipt of the formally signed and issued policy in a reasonable time frame (it being represented by the Borrowers that such insurance policy remains in full force and effect in the absence of receipt thereof).
(iv)    In the event of foreclosure of any Mortgage or of any other assignment of any Mortgaged Property in extinguishment of any Obligation(s), all insurance policies required hereunder and under any Mortgage and any related unearned premiums, without further action, shall be assigned to the applicable Loan Party’s successor-in-interest with respect to such Mortgaged Property, and each Loan Party hereby irrevocably appoints the Collateral Agent as its true and lawful attorney-in-fact to execute all documents necessary to effect any such assignment.
(v)    Each Loan Party shall give the Collateral Agent prompt written notice of any material casualty to any portion of any Mortgaged Property, whether or not covered by insurance. No Loan Party shall settle, adjust or compromise any material claim without the prior written consent of the Collateral Agent, which consent shall not be unreasonably conditioned, delayed and/or withheld. For the purposes of this clause (v), the term “material casualty” shall mean any casualty causing damage, the cost of repair or replacement of which exceeds Five Hundred Thousand and No/100 U.S. Dollars ($500,000.00). In the event that, notwithstanding the “lender’s loss payable endorsement” requirement set forth above and in the Mortgages, the proceeds of any casualty insurance policy pertaining to the Mortgaged Property are paid to a Loan Party, such Loan Party hereby agrees to deliver promptly such proceeds to the Administrative Agent or the Collateral Agent in accordance with Section 2.05(b) of this Agreement.
(vi)    This Section 7.01(h) and the requirements and other covenants specified hereunder, in each case, as they relate to insurance proceeds shall be subject to the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Section 7.01(h) as it relates to insurance proceeds, the terms of the Intercreditor Agreement shall govern and control.
(i)    Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure

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to obtain, maintain, preserve or take such action could not reasonably be expected to have a Material Adverse Effect.
(j)    Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, with all Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (iii) take any Remedial Actions required to abate any Release of a Hazardous Material in excess of a reportable quantity from or onto property owned or operated by it or any of its Subsidiaries to the extent required by Environmental Law; and (iv) provide the Agents with written notice within ten (10) days of the receipt by it or any of its Subsidiaries of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; (B) notice of commencement of any material Environmental Action or notice that a material Environmental Action will be filed against any Loan Party or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect; and (C) notice of a violation, citation or other administrative order under Environmental Laws which could reasonably be expected to have a Material Adverse Effect.
(k)    Fiscal Year. Cause the Fiscal Year of DBM and its Subsidiaries to end on the Saturday closest to December 31st of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).
(l)    Landlord Waivers; Collateral Access Agreements. Upon the Collateral Agent’s request, use commercially reasonable efforts to obtain a written subordination or waiver or collateral access agreement, as the case may be, in form and substance reasonably satisfactory to the Collateral Agent, with respect to each Material Lease.
(m)    Real Property Collateral. Upon the acquisition by it or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being a "New Facility") (i) with a Current Value (as defined below) in excess of $500,000 in the case of a fee interest, or (ii) requiring the payment of annual rent exceeding in the aggregate $500,000 in the case of leasehold interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). The Collateral Agent may from time to time notify the Administrative Borrower whether it intends to require a Mortgage (and any other Real Property Deliverables) or landlord's waiver (pursuant to Section 7.01(l)) with respect to such New Facility or with respect to any other interest (whether fee or leasehold) in any real property (wherever located) owned by a Loan Party that is not currently subject to a Mortgage (i) with a Current Value in excess of $500,000 in the case of a fee interest or (ii) requiring the payment of annual rent exceeding in the aggregate $500,000, in the case of a leasehold interest (each such other interest, including Facilities in which the Loan Parties have an interest on the Effective Date, being an “Existing Facility”). Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables) or landlord's waiver, the Person that has acquired such New Facility or owns such Existing Facility shall promptly

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(but in any event within ninety (90) days (or such longer period as permitted by the Collateral Agent in its sole discretion)) furnish the same to the Collateral Agent. To the extent the sale of the Florida Real Property pursuant to the terms of the Florida Real Property Purchase Agreement is not consummated within 60 days (or such longer period as permitted by Collateral Agent in its sole discretion) of the Effective Date, or if the Florida Real Property Purchase Agreement provided to Agent prior to the Effective Date related to such sale of the Florida Real Property is terminated, Borrowers agree to include the Florida Real Property as Real Property Collateral within sixty (60) days (or such longer period as permitted by Collateral Agent in its sole discretion) of the expiration of the sixty (60) day period (or such longer period as permitted by Agent in its sole discretion) or the termination of the Florida Real Property Purchase Agreement, as applicable. The Borrowers shall pay all fees and expenses, including, without limitation, reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with each Loan Party's obligations under this Section 7.01(m). Notwithstanding anything in this Agreement or any other Loan Document to the contrary, in no event shall any Agent or Lenders request and no Loan Party shall be required to obtain a Mortgage for any leasehold property unless a mortgage on such property has been requested by or is otherwise being provided to the Working Capital Agent.
(n)    Anti-Bribery and Anti-Corruption Laws. Maintain, and cause each of its Subsidiaries to maintain, anti-bribery and anti-corruption policies and procedures that are reasonably designed to ensure compliance with the Anti-Corruption Laws.
(o)    Lender Meetings. Upon the reasonable request of any Agent or the Required Lenders, (i) participate in a meeting with the Agents and the Lenders at the Loan Parties' corporate offices (or at the election of such Agent or the Required Lenders, (A) at such other location as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders or (B) by conference call) at such time (but, so long as no Event of Default shall have occurred and be continuing, not more frequently than twice during each Fiscal Year) as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders and (ii) make the senior officers of the Loan Parties available for a management call with the Agents and the Lenders at such time (but, so long as no Event of Default shall have occurred and be continuing, not more frequently than once during each fiscal month) as may be agreed to by the Administrative Borrower and such Agent or the Required Lenders.
(p)    Key Man Life Insurance. To the extent a “key man” life insurance policy is in place covering any officers or directors of a Loan Party, ensure such life insurance policy is collaterally assigned to the Collateral Agent.
(q)    Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party and its Subsidiaries, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant,

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assign, transfer and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof.
(r)     Credit Enhancements. If the Working Capital Agent or any holder of the Working Capital Indebtedness receives any additional guaranty, letter of credit, or any other credit enhancement after the Effective Date from any Loan Party or any of their Subsidiaries, cause the same to be granted to the Agents or the Lenders, as applicable, and upon the Agents’ reasonable request, the Loan Parties or their Subsidiaries shall enter into such amendments to this Agreement or new Loan Documents, as may be reasonably requested by Agents to effect this Section 7.01(r).
(s)    Bonding Capacity. Maintain and cause their respective Subsidiaries to maintain available bonding capacity under or more Bonding Agreements in an amount sufficient to operate their respective businesses in the ordinary course and comply and cause their respective Subsidiaries to comply with all material terms and conditions set forth in each Bonding Agreement.
Section 7.02    Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.
(b)    Indebtedness. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.
(c)    Fundamental Changes; Dispositions.
(i)    Merge, consolidate or amalgamate with, or wind-up, liquidate or dissolve into, any Person, or permit any of its Subsidiaries to do (or agree to do) any of the foregoing; provided, however, that (A) any Wholly-Owned Subsidiary of any Loan Party (other

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than a Borrower) may be merged into such Loan Party or another Wholly-Owned Subsidiary of such Loan Party, or may consolidate or amalgamate with, or liquidate or dissolve into, another Wholly-Owned Subsidiary of such Loan Party, and (B) any Borrower may be merged into or consolidate or amalgamate with any other Borrower, in the case of each of clauses (A) or (B), so long as (1) no other provision of this Agreement would be violated thereby, (2) such Loan Party gives the Agents at least 30 days' prior written notice of such merger, consolidation, amalgamation, liquidation or dissolution, accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation, amalgamation, liquidation or dissolution, including, but not limited to, the certificate or certificates of merger or amalgamation or liquidation or dissolution to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (3) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (4) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation, amalgamation, liquidation or dissolution and (5) (x) in the case of the preceding clause (A), the surviving Subsidiary, if any, if not already a Loan Party, to the extent that the party merged into it was a Loan Party, is joined as a Loan Party hereunder pursuant to a Joinder Agreement and is a party to a Security Agreement and the Equity Interests of such Subsidiary is the subject of a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation, amalgamation, liquidation or dissolution and (y) in the case of the preceding clause (B), if such merger, consolidation or amalgamation involves the Administrative Borrower, the Administrative Borrower is the surviving Borrower; and
(ii)    Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing (other than any agreement with respect to a Disposition the proceeds of which shall be used to prepay the Obligations in full upon the consummation of such Disposition)), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Loan Party and its Subsidiaries may make Permitted Dispositions.
(d)    Change in Nature of Business.
(i)    Make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).
(ii)    Permit DBM to have any material liabilities (other than liabilities arising under the Loan Documents or the Working Capital Loan Documents, liabilities imposed by law, including tax liabilities, obligations under any employment agreement, stock option plan or other benefit plan for management or employees of DBM and its Subsidiaries, obligations under its Governing Documents, the Effective Date Preferred Equity Issuance Documents, and other liabilities incidental to its existence and permitted business and activities as a holding company for a consolidated group), own any material assets (other than the Equity Interests of its Subsidiaries and cash and Permitted Investments) or engage in any operations or business (other than the ownership of its Subsidiaries and activities incidental thereto, including corporate maintenance

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activities (including the payment of expenses) associated with being a holding company for a consolidated group).
(e)    Loans, Advances, Investments, Etc. Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.
(f)    Sale and Leaseback Transactions. Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction.
(g)    [Reserved]
(h)    Restricted Payments.  Make or permit any of its Subsidiaries to make any Restricted Payment other than Permitted Restricted Payments.
(i)    Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board.
(j)    Transactions with Affiliates. Enter into, renew, extend, amend, modify or be a party to, or permit any of its Subsidiaries to enter into, renew, extend, amend, modify or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, and that are (except in the case of transactions between or among DBM and its Subsidiaries) fully disclosed to the Agents prior to the consummation thereof, if they involve one or more payments by DBM or any of its Subsidiaries in excess of $250,000 for any single transaction or series of related transactions, (ii) transactions with another Loan Party, (iii) transactions permitted by Section 7.02(e) and Section 7.02(h), (iv) sales of Qualified Equity Interests of DBM to Affiliates of DBM not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case, in the ordinary course of business, consistent with past practice and approved by the Board of Directors (or a committee thereof) of such Loan Party or such Subsidiary, (vi) the Tax Sharing Agreement, and (vii) transactions described on Schedule 6.01(aa), so long as the Loan Parties shall provide the Agents with prior written notice of any renewal, extension, amendment or modification thereof in detail reasonably satisfactory to the Agents and the terms of any such renewal, extension, amendment or modification shall be no less favorable to the Loan Parties and their Subsidiaries than the terms of the applicable transaction as in effect on the Effective Date.
(k)    Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective

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any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Loan Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:
(A)    the Loan Documents and the Working Capital Loan Documents;
(B)    any agreement in effect on the date of this Agreement and described on Schedule 7.02(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable to the Agents and the Lenders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;
(C)    any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);
(D)    in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;
(E)    customary restrictions on dispositions of real property interests in reciprocal easement agreements;
(F)    customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;
(G)    customary restrictions in contracts that prohibit the assignment of such contract;
(H)    any agreement in effect at the time a Person becomes a Loan Party or a Subsidiary of a Loan Party, so long as such agreement was not entered into in connection with or in contemplation of such Person becoming a Loan Party or a Subsidiary of a Loan Party; or
(I)    in the case of clause (iv), with respect to any joint venture which is not a Loan Party, restrictions in such Person's organizational documents or pursuant

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to any joint venture or stockholders agreement solely to the extent of the Equity Interests of, or property held in, such joint venture.
(l)    Limitations on Negative Pledges. Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party or any Subsidiary of any Loan Party to create, incur or permit to exist any Lien securing the Obligations upon any of its property or revenues, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for the Obligations hereunder, except the following: (i) the Loan Documents and the Working Capital Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.02(b) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, and (iv) customary provisions in leases restricting the assignment or sublet thereof.
(m)    Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.
(i)    Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Subordinated Indebtedness, or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Subordinated Indebtedness, if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Indebtedness in any respect;
(ii)    amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Working Capital Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness, if such amendment, modification or change would be prohibited by the terms of the Intercreditor Agreement;
(iii)    except for the Obligations and the Working Capital Indebtedness, (A) make any voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion

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of such Indebtedness when due), (B) refund, refinance, replace or exchange any of its or its Subsidiaries' Indebtedness for any other Indebtedness (other than Permitted Refinancing Indebtedness), (C) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any Subordinated Indebtedness in violation of the subordination provisions thereof or any subordination agreement with respect thereto, or (D) make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any of its or its Subsidiaries' Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing; provided that, in the case of this clause (D), the Borrowers may make mandatory prepayments of Permitted Purchase Money Indebtedness required in connection with the sale or other disposition of the assets that secure such Permitted Purchase Money Indebtedness;
(iv)    purchase, tender for or otherwise acquire, or permit any of its Subsidiaries or Affiliates (including, without limitation, any Permitted Holder or any of its Affiliates) to purchase, tender for or otherwise acquire, directly or indirectly, any Working Capital Indebtedness;
(v)    amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders' agreement and the Effective Date Preferred Equity Issuance Documents), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (v) that would not be adverse in any material respect to any Loan Party or any of its Subsidiaries, the Agents or the Lenders; or
(vi)    agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract (other than any Working Capital Loan Document) if such amendment, modification, change or waiver would be materially adverse to the Loan Parties and their Subsidiaries taken as a whole or to the Agents and the Lenders.
(n)    Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.
(o)    ERISA. Except where any failure to comply could not reasonably be expected to have a Material Adverse Effect: (i) engage, or permit any of its ERISA Affiliates to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any of its ERISA Affiliates to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan

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which it or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any of its ERISA Affiliates to fail, to pay any required installment or any other payment required under Section 430 of the Internal Revenue Code on or before the due date for such installment or other payment.
(p)    Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries in a manner which violates any applicable Environmental Laws and where such violation could reasonably be expected to have a Material Adverse Effect.
(q)    Accounting Methods. Modify or change, or permit any of its Subsidiaries to modify or change, its method of accounting or accounting principles from those utilized in the preparation of the Financial Statements (other than as may be required to conform to GAAP).
(r)    Anti-Money Laundering and Anti-Terrorism Laws.
(i)    None of the Loan Parties, nor, to the knowledge of any Loan Party, any of their Affiliates or agents, shall:
(A)    conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person in violation of any Requirements of Law;
(B)    deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the OFAC Sanctions Programs in violation of any Requirements of Law;
(C)    use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or
(D)    violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws.
(ii)    None of the Loan Parties, nor any Affiliate of any of the Loan Parties, nor any officer, director or principal shareholder or owner of any of the Loan Parties, nor any of the Loan Parties’ respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, shall be or shall become a Blocked Person.

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(s)    Anti-Bribery and Anti-Corruption Laws. None of the Loan Parties nor any of their Subsidiaries shall:
(i)    offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (A) influencing any act or decision of such Foreign Official in his, her, or its official capacity; or (B) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (C) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or
(ii)    act or attempt to act in any manner which would subject any of the Loan Parties to liability under any Anti-Corruption Law.
(t)    Performance Bonds. None of the Loan Parties shall permit obligations of the type described in Section 7.01(a)(xx) to exceed $650,000,000 in the aggregate at any time outstanding.
(u)    Immaterial Subsidiaries. The Loan Parties shall not permit the Immaterial Subsidiaries to (a) own any assets (other than assets of a de minimis nature), (b) have any liabilities (other than liabilities of a de minimis nature), or (c) engage in any business activity.
(v)    Shareholder Litigation. Without the prior written consent of Required Lenders, neither DBM nor any of its Subsidiaries shall (I) be obligated to pay or contribute any amounts or other consideration in respect of any Shareholder Litigation Settlement other than obligations with respect to payments or contributions in an aggregate amount not to exceed the amount of Subordinated Indebtedness permitted to be outstanding under clause (p) of the definition of “Permitted Indebtedness”; provided that such obligations constitute Subordinated Indebtedness and are on terms, including subordination terms, which are reasonably satisfactory to the Administrative Agent, or (II) actually pay or contribute any amounts or other consideration in respect of any Shareholder Litigation Settlement other than (i) amounts for which DBM or its Subsidiaries are permitted to be obligated pursuant to clause (I) above and (ii) an aggregate amount not to exceed an amount that would have been otherwise permitted as a “Permitted Restricted Payment” under clause (e) of the definition thereof at the time of making such payment, contribution or other consideration if DBM had elected to utilize such amount as a Permitted Restricted Payment under clause (e) of the definition thereof; provided that, in the case of clauses (I) and (II) any such payment, contribution or obligation shall constitute, without duplication, an incurrence of Subordinated Indebtedness under clause (p) of the definition of “Permitted Indebtedness” or Restricted Payment under clause (e) of the definition thereof, as applicable, for all purposes under this Agreement and the other Loan Documents, and in the case of clause (II)(ii) hereof, the Loan Parties shall have satisfied all conditions to the making of any such Restricted Payment hereunder (as if DBM had elected to utilize such amount as a Restricted Payment), including under clause (e) of the definition of Permitted Restricted Payment prior to any such payment; provided further that DBM shall be required to provide to the Administrative Agent all agreements and other documentation or judgments evidencing or otherwise entered into in connection with any Shareholder Litigation Settlement not later than five (5) Business Days prior to making any payment otherwise permitted under this clause (v).

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Section 7.03    Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid (other than Contingent Indemnity Obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:
(a)    Senior Leverage Ratio. Permit the Senior Leverage Ratio of DBM and its Subsidiaries for any Test Period for which the last fiscal quarter ends on or about the date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Senior Leverage Ratio
March 31, 2019	3.00:1.00
June 30, 2019	3.00:1.00
September 30, 2019	3.00:1.00
December 31, 2019	3.00:1.00
March 31, 2020	3.00:1.00
June 30, 2020	3.00:1.00
September 30, 2020	2.75:1.00
December 31, 2020	2.75:1.00
March 31, 2021	2.75:1.00
June 30, 2021	2.75:1.00
September 30, 2021	2.50:1.00
December 31, 2021	2.50:1.00
March 31, 2022	2.50:1.00
June 30, 2022	2.50:1.00
September 30, 2022 and the last day of each fiscal quarter thereafter	2.25:1.00

(b)    Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of DBM and its Subsidiaries for any Test Period to be less than 1.00 : 1.00.
(c)    Minimum Monthly Stop Loss. DBM will not permit the Net Loss of Borrower and its Subsidiaries on a consolidated basis to exceed $600,000 in the aggregate in any one month or $1,000,000 in the aggregate during any two consecutive months during any fiscal year.
ARTICLE VIII

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CASH MANAGEMENT ARRANGEMENTS
AND OTHER COLLATERAL MATTERS
Section 8.01    Cash Management Arrangements.
(a)    The Loan Parties shall maintain Cash Management Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Agents at one or more of the banks set forth on Schedule 8.01 (each a "Cash Management Bank") (it being understood and agreed that the Cash Management Accounts and lockbox and other arrangements established at Wells Fargo Bank, National Association in accordance with Section 5.02(d) shall be acceptable to the Agents so long as Wells Fargo Bank, National Association is the Working Capital Agent). The Loan Parties shall obtain an agreement (in form and substance reasonably satisfactory to the Agents) from each lockbox servicer and Cash Management Bank, establishing the Collateral Agent's control over and Lien in each lockbox or Cash Management Account, which may be exercised by the Collateral Agent upon the occurrence and during the continuance of an Event of Default, requiring immediate deposit of all remittances received in such lockbox or Cash Management Account to the Administrative Agent's Account, and waiving offset rights of such lockbox servicer or Cash Management Bank, except for customary administrative charges. Neither Agent assumes any responsibility to any Loan Party for any lockbox arrangement or Cash Management Account, including any claim of accord and satisfaction or release with respect to any payment items accepted by any lockbox servicer or Cash Management Bank. The Loan Parties shall deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Loan Party (including payments made by Account Debtors directly to any Loan Party) into a Cash Management Account.
(b)    The Loan Parties shall not maintain, and shall not permit any of their Subsidiaries to maintain, subject to Section 5.02(c) hereof, cash, Cash Equivalents or other amounts in any deposit account or securities account, unless the Collateral Agent shall have received a Control Agreement in respect of each such Cash Management Account (other than Excluded Accounts). So long as no Event of Default has occurred and is continuing, the Borrowers may amend Schedule 8.01 to add or replace a Cash Management Bank or Cash Management Account; provided, however, that prior to the time of the opening of such Cash Management Account, each Loan Party and such prospective Cash Management Bank shall have executed and delivered to the Collateral Agent a Control Agreement.
ARTICLE IX

EVENTS OF DEFAULT
Section 9.01    Events of Default. Each of the following events shall constitute an event of default (each, an "Event of Default"):
(a)    any Borrower shall fail to pay, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (i) any interest on any Loan, any Collateral Agent Advance, any reimbursement obligation or any fee, indemnity or other amount

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payable under this Agreement (other than any portion thereof constituting principal of the Loans) or any other Loan Document, and such failure continues for a period of three (3) Business Days or (ii) all or any portion of the principal of the Loans;
(b)    any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any certificate or other writing delivered to any Secured Party pursuant to any Loan Document shall have been incorrect in any material respect (or in any respect if such representation or warranty is qualified or modified as to materiality or "Material Adverse Effect" in the text thereof) when made or deemed made;
(c)    (i) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 5.02, Section 7.01(a) (other than with respect to the sub-clauses of Section 7.01(a) described in sub-clause (ii) hereof), Section 7.01(b), Section 7.01(c), Section 7.01(d), Section 7.01(f), Section 7.01(h), Section 7.01(k), Section 7.01(o), Section 7.02 or Section 7.03 or Article VIII (other than as described in sub-clause (ii) hereof), or any Loan Party shall fail to perform or comply with any negative covenant contained in any Security Agreement to which it is a party or any Mortgage to which it is a party or any Loan Party shall fail to comply with any affirmative covenant contained in any Security Agreement with respect to the delivery of Collateral to the Collateral Agent or (ii) any Loan Party shall fail to perform or comply with any covenant or agreement contained in Section 7.01(a)(vi), Section 7.01(a)(viii), Section 7.01(a)(xiv), Section 7.01(a)(xvii), Section 7.01(a)(xix), Section 7.01(a)(xxi) or the first and second sentences of Section 8.01(a) and, such failure, if capable of being remedied, shall remain unremedied for 10 days after the earlier of the date an Authorized Officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;
(d)    any Loan Party shall fail to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 30 days after the earlier of the date an Authorized Officer of any Loan Party has knowledge of such failure and the date written notice of such default shall have been given by any Agent to such Loan Party;
(e)    DBM or any of its Subsidiaries shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any principal, interest or other amount payable in respect of Indebtedness (excluding Indebtedness evidenced by this Agreement or the Working Capital Loan Documents) having an aggregate amount outstanding in excess of $3,000,000, and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to

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be made, in each case, prior to the stated maturity thereof; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer, destruction or other disposition of the property or assets securing such Indebtedness if such sale, transfer, destruction or other disposition and the prepayment of such secured Indebtedness are permitted hereunder and thereunder;
(f)    DBM or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);
(g)    any proceeding shall be instituted against DBM or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;
(h)    any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto (other than any Agent or any Lender), or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;
(i)    any Security Agreement, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and, except (A) to the extent permitted by the terms hereof or thereof and (B) as a result of a waiver or release by the Agents and the Lenders, perfected first priority Lien in favor of the Collateral Agent for the benefit of the Agents and the Lenders on any Collateral purported to be covered thereby;
(j)    one or more judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money exceeding $7,000,000 in the aggregate (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has been

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notified and has not denied coverage) shall be rendered against DBM or any of its Subsidiaries and remain unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 60 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not be in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;
(k)    (i) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of the business of the Loan Parties taken as a whole, (ii) any Loan Party suffers any loss, revocation or termination of any material license, permit, lease or agreement necessary to the business of the Loan Parties taken as a whole, (iii) any cessation of any material part of the business of the Loan Parties taken as a whole for a material period of time, (iv) any material Collateral or material property or assets of the Loan Parties taken as a whole is taken or impaired through condemnation without compensation for the fair market value thereof, (v) any Loan Party agrees to or commences any liquidation, dissolution or winding up of its affairs (except as otherwise permitted hereby), or (vi) the Loan Parties, on a consolidated basis, cease to be Solvent; or
(l)    any Loan Party is criminally indicted or convicted for (i) a felony committed in the conduct of such Loan Party's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material property or assets of such Loan Party or any Collateral;
(m)    any Loan Party or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, any Loan Party or any of its ERISA Affiliates incurs a withdrawal liability in an annual amount exceeding $3,000,000;
(n)    any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to any Loan Party by any Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $3,000,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, the liability is in excess of such amount);
(o)    (i) there shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (ii) any of the Obligations for any reason shall cease to be "Senior Indebtedness" or "Designated Senior Indebtedness" (or any comparable terms) under, and as defined in the documents evidencing or governing any Subordinated Indebtedness, (iii) with respect to any Subordinated Indebtedness having an aggregate amount outstanding in excess of $3,000,000, any holder of such Subordinated Indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such Subordinated Indebtedness, or (iv) the subordination provisions of the documents evidencing or governing any Subordinated Indebtedness shall, in whole

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or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness;
(p)    an Event of Default (as defined in the Working Capital Loan Documents) shall have occurred and be continuing;
(q)    to the extent not constituting a Permitted Lien: issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s property and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party; or
(r)    any material event occurs which is of a type covered by any Loan Party’s business interruption insurance or which otherwise constitutes an unplanned interruption of the operations of any Loan Party’s manufacturing facilities, but in each case only with respect to a facility or facilities generating 20% of Consolidated EBITDA for the prior Test Period, which continues for more than thirty (30) consecutive days, unless such Loan Party shall (i) be entitled to receive for such period of interruption proceeds of business interruption or similar insurance or cash equity contributions in an amount sufficient to meet such Loan Party’s cash needs during such period (when compared to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption) and (ii) receive such insurance proceeds in the amount described in the preceding clause (i) not later than forty-five (45) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Loan Party shall be receiving the proceeds of business interruption insurance for a period of more than thirty (30) consecutive days; or
(s)    (i) any surety or other bonding party (or any designee on its behalf) that has issued performance bonds, construction bonds or similar obligations for the benefit of customers of DBM and/or its Subsidiaries (A) demands cash or other collateral (whether as a result of a default or similar condition under the agreements evidencing or relating to such bonds or similar obligations, including any indemnity agreement in respect thereof, or due to one or more customers of DBM and/or its Subsidiaries having made demand for performance under any such bonds or similar obligations, or otherwise), if compliance by DBM and its Subsidiaries at the time of such demand would cause a breach of Section 7.02(a) of this Agreement or (B) shall have issued in its or their favor, on behalf of DBM or any of its Subsidiaries (or their designee) (on account of a demand or otherwise), letters of credit or similar instruments, to the extent the face amount of all such letters of credit or similar instruments plus the amount of cash or Cash Equivalents deposited in favor of such sureties or other bonding parties (or their designees) in the aggregate shall exceed $12,000,000 or (ii) performance bonds, construction bonds or similar obligations in an aggregate face amount equal to or greater than $6,000,000 in aggregate shall have been called upon and/or required performance by the applicable surety or bonding party or its or their designee in any trailing 12 month period; or
(t)    a Change of Control shall have occurred;

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then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be accelerated and due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, together with the payment of the Applicable Premium with respect to the Commitments so terminated and the Loans so repaid, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f) or (g) of this Section 9.01 with respect to any Loan Party, without any notice to any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents, including, without limitation, the Applicable Premium, shall be accelerated and become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by each Loan Party.
ARTICLE X

AGENTS
Section 10.01    Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints, authorizes and empowers the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto, including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of

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this Agreement or any other Loan Document; (vii)  to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; (viii) subject to Section 10.03, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations); and (ix) to act with respect to all Collateral under the Loan Documents, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), and such instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) shall be binding upon all Lenders and all makers of Loans; provided, however, the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.
Section 10.02    Nature of Duties; Delegation.
(a)    The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) have instructed such Agent to act or refrain from acting pursuant hereto.
(b)    Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender). Any such Person shall benefit from this Article X to the extent provided by the applicable Agent.
Section 10.03    Rights, Exculpation, Etc.
(a)    The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.03, and if any such apportionment or distribution is subsequently determined to have been made in error, and the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents).
(b)    The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 10.04    Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.
Section 10.05    Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, and whether or not such Agent has made demand on any Loan Party for the same, the Lenders will, within five (5) days of written demand by such Agent, reimburse such Agent for and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to such Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.
Section 10.06    Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.
Section 10.07    Successor Agent.
(a)    Any Agent may at any time give at least 30 days prior written notice of its resignation to the Lenders and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor Agent. If no such successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent. Whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by such Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time, if any, as a successor Agent shall have been appointed as provided for above. Upon the acceptance of a successor's Agent's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article, Section 12.04 and Section 12.15 shall continue in effect for the benefit of such retiring Agent in respect of any actions taken or omitted to be taken by it while the retiring Agent was acting as Agent.
Section 10.08    Collateral Matters.
(a)    The Collateral Agent may from time to time make such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its reasonable discretion, deems necessary to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Reference Rate Loans. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.01. The Collateral Agent shall notify the Administrative Agent, each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate.
(b)    The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations (other than Contingent Indemnity Obligations) in accordance with the terms hereof; or constituting property being sold or disposed of in the ordinary course of any Loan Party's business or otherwise in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders in accordance with Section 12.02. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.08(b).
(c)    Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Agents and the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.
(d)    Anything contained in any of the Loan Documents to the contrary notwithstanding, the Loan Parties, each Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral under any Loan Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Collateral Agent for the benefit of the Lenders in accordance with the terms thereof, (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and (iii) the Collateral Agent, as agent for and representative of the Agents and the Lenders (but not any other Agent or any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled (either directly or through one or more acquisition vehicles) for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral to be sold (A) at any public or private sale, (B) at any sale conducted by the Collateral Agent under the provisions of the Uniform Commercial Code (including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code), (C) at any sale or foreclosure conducted by the Collateral Agent (whether by judicial action or otherwise) in accordance with applicable law or (D) any sale conducted pursuant to the provisions of any Debtor Relief Law (including Section 363 of the Bankruptcy Code), to use and apply all or any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.
(e)    The Collateral Agent shall have no obligation whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.
Section 10.09    Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. In addition, the Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 10.10    No Reliance on any Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other requirements imposed by the USA PATRIOT Act or the regulations issued thereunder, including the regulations set forth in 31 C.F.R. §§ 1010.100(yy), (iii), 1020.100, and 1020.220 (formerly 31 C.F.R. § 103.121), as hereafter amended or replaced ("CIP Regulations"), or any other Anti-Money Laundering and Anti-Terrorism Laws, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or other regulations issued under the USA PATRIOT Act. Each Lender, Affiliate, participant or assignee subject to Section 326 of the USA PATRIOT Act will perform the measures necessary to satisfy its own responsibilities under the CIP Regulations.
Section 10.11    No Third Party Beneficiaries. The provisions of this Article are solely for the benefit of the Secured Parties, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.
Section 10.12    No Fiduciary Relationship. It is understood and agreed that the use of the term "agent" herein or in any other Loan Document (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 10.13    Reports; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:
(a)    is deemed to have requested that each Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to DBM or any of its Subsidiaries (each, a "Report") prepared by or at the request of such Agent, and each Agent shall so furnish each Lender with each such Report,
(b)    expressly agrees and acknowledges that the Agents (i) do not make any representation or warranty as to the accuracy of any Reports, and (ii) shall not be liable for any information contained in any Reports,
(c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that any Agent or other party performing any audit or examination will inspect only specific information regarding DBM and its Subsidiaries and will rely significantly upon DBM's and its Subsidiaries' books and records, as well as on representations of their personnel,
(d)    agrees to keep all Reports and other material, non-public information regarding DBM and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 12.19, and
(e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold any Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers, and (ii) to pay and protect, and indemnify, defend and hold any Agent and any other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by any such Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Section 10.14    Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent or its designee may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent or its designee who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. Each Loan Party hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent or its designee may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account.

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Section 10.15    Collateral Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder and under the other Loan Documents) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent hereunder and under the other Loan Documents.
Section 10.16    Intercreditor Agreement. The Administrative Agent and each Lender hereby grants to the Collateral Agent all requisite authority to enter into or otherwise become bound by the Intercreditor Agreement and to bind the Agents and the Lenders thereto by the Collateral Agent's entering into or otherwise becoming bound thereby, and no further consent or approval on the part of the Administrative Agent or any Lender is or will be required in connection with the performance by the Collateral Agent of the Intercreditor Agreement.
ARTICLE XI

GUARANTY
Section 11.01    Guaranty. Each Guarantor hereby jointly and severally and unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower, whether or not a claim for post-filing interest is allowed in such Insolvency Proceeding), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses otherwise payable by any Borrower (including reasonable counsel fees and expenses) incurred by

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the Secured Parties in enforcing any rights under the guaranty set forth in this Article XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Secured Parties under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower. In no event shall the obligation of any Guarantor hereunder exceed the maximum amount such Guarantor could guarantee under any Debtor Relief Law.
Section 11.02    Guaranty Absolute. Each Guarantor jointly and severally guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents. Each Guarantor agrees that this Article XI constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be made by any Agent or any Lender to any Collateral. The obligations of each Guarantor under this Article XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Guarantor under this Article XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:
(a)    any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or otherwise;
(c)    any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;
(d)    the existence of any claim, set-off, defense or other right that any Guarantor may have at any time against any Person, including, without limitation, any Secured Party;
(e)    any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Loan Party; or
(f)    any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Secured Parties that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety (other than the occurrence of the Termination Date).
This Article XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Secured Parties or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.
Section 11.03    Waiver. Each Guarantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article XI and any requirement that the Secured Parties exhaust any right or take any action against any Loan Party or any other Person or any Collateral, (iii) any right to compel or direct any Secured Party to seek payment or recovery of any amounts owed under this Article XI from any one particular fund or source or to exhaust any right or take any action against any other Loan Party, any other Person or any Collateral, (iv) any requirement that any Secured Party protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any Loan Party, any other Person or any Collateral, and (v) any other defense available to any Guarantor. Each Guarantor agrees that the Secured Parties shall have no obligation to marshal any assets in favor of any Guarantor or against, or in payment of, any or all of the Obligations. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article XI, and acknowledges that this Article XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
Section 11.04    Continuing Guaranty; Assignments. This Article XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.
Section 11.05    Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Secured Parties against any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until the Termination Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations (other than Contingent Indemnity Obligations) and all other amounts payable under this Article XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Article XI thereafter arising. If (i) any Guarantor shall make payment to the Secured Parties of all or any part of the Guaranteed Obligations, and (ii) the Termination Date shall have occurred, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

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Section 11.06    Contribution. All Loan Parties desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Loan Party under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Loan Party shall be entitled to a contribution from each of the other Loan Parties in an amount sufficient to cause each Loan Party's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to any Loan Party as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Loan Party, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Loan Parties multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Loan Parties under this Guaranty in respect of the Guaranteed Obligations. "Fair Share Contribution Amount" means, with respect to any Loan Party as of any date of determination, the maximum aggregate amount of the obligations of such Loan Party under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Loan Party for purposes of this Section 11.06, any assets or liabilities of such Loan Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Loan Party. "Aggregate Payments" means, with respect to any Loan Party as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Loan Party in respect of this Guaranty (including, without limitation, in respect of this Section 11.06), minus (B) the aggregate amount of all payments received on or before such date by such Loan Party from the other Loan Parties as contributions under this Section 11.06. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Loan Party. The allocation among Loan Parties of their obligations as set forth in this Section 11.06 shall not be construed in any way to limit the liability of any Loan Party hereunder. Each Loan Party is a third party beneficiary to the contribution agreement set forth in this Section 11.06.
ARTICLE XII

MISCELLANEOUS
Section 12.01    Notices, Etc.Notices Generally. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand, sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telecopier. In the case of notices or other communications to any Loan Party, Administrative Agent or the Collateral Agent, as the case may be, they shall be sent to the respective address set forth below (or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01):

DBM Global Inc.
3020 E. Camelback Road, Suite 100

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Phoenix, Arizona 85016
Attention: Scott D. Sherman
Telephone: (602) 452-4480
Email: scott.sherman@dbmglobal.com
with a copy to:
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention: Senet S. Bischoff
Telephone: +1.212.906.1834
Telecopier: +1.212.751.4864
Email: senet.bischoff@lw.com
if to any Agent, to it at the following address:
TCW Asset Management Company LLC
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: Michael Coster
Telephone: 213-244-0401
Telecopier: 617-948-2003
Email: michael.coster@tcw.com
in each case, with a copy to:
O’Melveny & Myers LLP
400 South Hope Street
Los Angeles, CA 90071
Attention: Thomas Baxter
Telephone: 213-430-6570
Telecopier: 213-430-6407
Email: tbaxter@omm.com
and a copy to (which shall not constitute notice):
Cortland Capital Market Services LLC
225 W. Washington Street, 9th Floor
Chicago, Illinois  60606
Attention:  Mike Fredian and Legal Department
Telephone:  312-605-1017
Telecopier:  312-376-0751
Email:  Mike.Fredian@cortlandglobal.com; legal@cortlandglobal.com; tcw@cortlandglobal.com

US-DOCS\103792213.14

All notices or other communications sent in accordance with this Section 12.01, shall be deemed received on the earlier of the date of actual receipt or three (3) Business Days after the deposit thereof in the mail; provided, that (i) notices sent by overnight courier service shall be deemed to have been given when received and (ii) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), provided, further that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.
(a)    Electronic Communications.
(i)    Each Agent and the Administrative Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.
(ii)    Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
Section 12.02    Amendments, Etc.
(a)    No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (with a copy to the Administrative Agent) (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Agents and the Lenders or extending an existing Lien over additional property, by the Agents and the Administrative Borrower on behalf of the Borrowers, (y) in the case of any other waiver or consent, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Administrative Borrower on behalf of the Borrowers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:
(i)    increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any scheduled date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case, without the written consent of such Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Post-Default Rate” or to waive any obligation of the Borrowers to pay interest at the Post-Default Rate;
(ii)    change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;
(iii)    amend the definition of "Required Lenders" or "Pro Rata Share" without the written consent of each Lender;
(iv)    release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Agents and the Lenders, or release any Borrower or any Guarantor (except in connection with a Disposition of the Equity Interests thereof permitted by Section 7.02(c)(ii)), in each case, without the written consent of each Lender; or
(v)    amend, modify or waive Section 4.02, Section 4.03 or this Section 12.02 of this Agreement without the written consent of each Lender.
Notwithstanding the foregoing, (A) no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents, (B) any amendment, waiver or consent to any provision of this Agreement (including Section 4.01 and Section 4.02) that permits any Loan Party, any Permitted Holder (or other equity holder of DBM) or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 12.07 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender directly affected thereby and (C) the consent of the Borrowers shall not be required to change any order of priority set forth in Section 2.05(c) and Section 4.03. Notwithstanding anything to the contrary herein, no Defaulting Lender, Loan Party, Permitted Holder (or other equity holder of DBM), holder of Working Capital Indebtedness or any of their respective Affiliates that is a Lender shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender, Loan Party, Permitted Holder (or other equity holder of DBM), holder of Working Capital Indebtedness or Affiliate); provided that a holder of Working Capital Indebtedness that is a Lender shall have voting rights solely with respect to the matters described in clause (i) of this Section 12.02(a) (but otherwise shall not have any voting rights under this Agreement or any other Loan Document).
(b)    If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than the Collateral Agent and the Administrative Agent and their respective Affiliates and Related Funds (the "Holdout Lender") fails to give its consent, authorization, or agreement, then the Collateral Agent, upon at least five (5) Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Business Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 12.07. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of Loans.
Section 12.03    No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.
Section 12.04    Expenses; Attorneys' Fees. The Borrowers will pay on demand, all reasonable, out of pocket costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (c) through (l) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (c) through (l) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, the rating of the Loans, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in Section 7.01(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of the Agents' or any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) all liabilities and costs arising from or in connection with the past, present or future operations of any Loan Party involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (k) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any Facility of any Loan Party, (l) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, (m) the rating of the Loans by one or more rating agencies in connection with any Lender's Securitization, or (n) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (y) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers. The obligations of the Borrowers under this Section 12.04 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents. Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Agent or any Lender for any such expense under this Section 12.04 to the extent caused by (i) the bad faith, gross negligence or willful misconduct of such Agent or such Lender, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (ii) any dispute solely among any Agent and/or any Lender (or any of them) to the extent such dispute does not arise from any act or omission of a Loan Party or any of its Subsidiaries (other than any claim against any Agent in its capacity as an Agent (excluding its role as a Lender)).
Section 12.05    Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to any Loan Party (any such notice being expressly waived by the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender or any of their respective Affiliates to or for the credit or the account of any Loan Party against any and all obligations of the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.04 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agents and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender or any of their respective Affiliates provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.
Section 12.06    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.07    Assignments and Participations.
(a)    This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Administrative Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.
(b)    Subject to the conditions set forth in clause (c) below, each Lender may assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment and any Loan made by it with the written consent of the Administrative Agent and the Administrative Borrower; provided, however, that (i) no written consent of the Administrative Agent or the Administrative Borrower shall be required (A) in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender and (ii) the written consent of the Administrative Borrower (A) shall not be unreasonably withheld, conditioned or delayed, (B) shall not be required upon the occurrence and during the continuance of an Event of Default and (C) shall be deemed given if not denied by the Administrative Borrower within five (5) Business Days of the date of the request therefor and, with respect to any denial, shall be accompanied by a written explanation thereof, and provided, further, that the Administrative Borrower’s consent shall not be required during the 60 days following the Effective Date for assignments to lenders disclosed and reasonably satisfactory to the Administrative Borrower prior to the Effective Date.
(c)    Assignments shall be subject to the following additional conditions:
(i)    Each such assignment shall be in an amount which is at least $1,000,000 (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (A) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (B) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $1,000,000);
(ii)    The parties to each such assignment shall execute and deliver to the Administrative Agent (and the Administrative Borrower, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and, if the assignee is not an existing Lender hereunder, shall provide the Administrative Agent a W-9 (or other applicable tax forms), with all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the Anti-Money Laundering and Anti-Terrorism Laws; and
(iii)    No such assignment shall be made to (A) any Loan Party, any Permitted Holder (or other equity holder of DBM) or any of their respective Affiliates, (B) any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) except during the existence of a Specified Event of Default, a Specified Disqualified Institution (it being understood that assignments to Specified Disqualified Institutions may be made during the existence of a Specified Event of Default), or (D) except during the existence of an Event of Default, without the consent of the Administrative Borrower, to a Disqualified Institution (other than Specified Disqualified Institutions) (it being understood that assignments to Disqualified Institutions (other than the Specified Disqualified Institutions) may be made during the existence of an Event of Default).
(d)    Upon such execution, delivery and acceptance, from and after the recordation date specified in each Assignment and Acceptance (for the avoidance of doubt, to be the date the Assignment and Acceptance is recorded in the Register), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
(e)    By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as an agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.
(f)    The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at one of its offices, a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior written notice.
(g)    Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, the Administrative Agent shall record the information contained therein in the Register (as adjusted to reflect any principal payments on or amounts capitalized and added to the principal balance of the Loans and/or Commitment reductions made subsequent to the effective date of the applicable assignment, as confirmed in writing by the corresponding assignor and assignee).
(h)    A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Administrative Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.
(i)    In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting solely for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(j)    Any Non-U.S. Lender who purchases or is assigned or participates in any portion of such Registered Loan shall comply with Section 2.09 (it being understood that with respect to a participation, the documentation required under Section 2.09(f) shall be delivered to the participating Lender).
(k)    Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document) and (iv) no such participation shall be made to a Loan Party, any Permitted Holder (or other equityholder of DBM) or any of their respective Affiliates or, except during the existence of an Event of Default, without the consent of Administrative Borrower, a Disqualified Institution (it being understood that participations to Disqualified Institutions may be made during the existence of an Event of Default). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.09 and Section 2.10 of this Agreement with respect to its participation in any portion of the Commitments and the Loans (subject to the requirements and limitations therein, including the requirements under Section 2.09(f)) to the same extent as if it was a Lender and had acquired its interest by assignment pursuant this Section; provided that such participant (A) agrees to be subject to the provisions of Section 2.12; and (B) shall not be entitled to receive any greater payment under Section 2.09 or 2.10, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the participant acquired the applicable participation.
(l)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a "Securitization"); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. The Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.
(m)    Disqualified Institutions.
(i)    No assignment or, to the extent the DQ List has been provided to all the Lenders by the Administrative Borrower (it being understood that Schedule 12.07 is the DQ List as of the Effective Date and will have been provided to the Lenders as of the Effective Date), participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless (A), in the case of Disqualified Institutions (other than Specified Disqualified Institutions), an Event of Default has occurred and is continuing, (B) in the case of Specified Disqualified Institutions, a Specified Event of Default has occurred and is continuing or (C) the Administrative Borrower has consented to such assignment in writing in its sole and absolute discretion, as otherwise contemplated by this Section 12.07, in each such case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by the Borrower of an Assignment and Acceptance with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this clause (m)(i) shall not be void, but the other provisions of this clause (m) shall apply.
(ii)    If any assignment or participation is made to any Disqualified Institution without the Administrative Borrower’s prior written consent during a period in which no Event of Default exists or during a period in which no Specified Event of Default exists in the case of Specified Disqualified Institutions, in each case, in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Administrative Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) in the case of outstanding Term Loans held by Disqualified Institutions, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (B) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 12.07), all of its interest, rights and obligations under this Agreement and related Loan Documents to an assignee permitted under this Section 12.07 that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents; provided that (i) the Administrative Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.07(c), and (ii) such assignment does not conflict with applicable laws.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Administrative Borrower, any other Loan Party, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to provide the list of Disqualified Institutions provided by the Administrative Borrower and any updates thereto from time to time (collectively, the “DQ List”) to each Lender requesting the same.
Section 12.08    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic mail also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
Section 12.09    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
Section 12.10    CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 12.01, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE LOAN PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
Section 12.11    WAIVER OF JURY TRIAL, ETC. EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.
Section 12.12    Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary or in any other Loan Document, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.
Section 12.13    No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.
Section 12.14    Reinstatement; Certain Payments. If any claim is ever made upon any Secured Party for repayment or recovery of any amount or amounts received by such Secured Party in payment or on account of any of the Obligations, such Secured Party shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Secured Party repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Secured Party or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Secured Party with any such claimant, then and in such event each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Secured Party hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Secured Party.
Section 12.15    Indemnification; Limitation of Liability for Certain Damages.
(a)    In addition to each Loan Party's other Obligations under this Agreement, each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Secured Party and all of their respective Affiliates, assignees, members, shareholders, officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans or the Borrowers' use of the proceeds thereof, (iii) the Agents and the Lenders relying on any instructions of the Administrative Borrower or the handling of the Loan Account and Collateral of the Borrowers as herein provided, (iv) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (v) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection (a) for any Indemnified Matter caused by (i) the bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction or (ii) any dispute solely among Indemnitees to the extent such dispute does not arise from any act or omission of a Loan Party or any of its Subsidiaries (other than any claim against any Indemnitee in its capacity as an Agent (excluding its role as a Lender)). The Loan Parties shall not be liable for any settlement of any claim, litigation, investigation or proceeding (each a “Proceeding”) effected by any Indemnitee without the consent of Administrative Borrower (which consent shall not be unreasonably withheld or delayed), but if any Proceeding is settled with Administrative Borrower’s written consent, or if there is a final judgment against an Indemnitee in any such Proceeding, the Loan Parties agree to indemnify and hold harmless such Indemnitee in the manner set forth above. Without limiting the provisions of Section 2.09, this Section 12.15(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)    The indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees set forth in this Section 12.15 are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.
(c)    No party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any such claim or seek any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that this sentence shall not limit the Loan Parties’ indemnity or reimbursement obligation to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnitee is otherwise entitled to indemnification thereunder. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless such damages are the result of such Indemnitees bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment).
(d)    The indemnities and waivers set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.
Section 12.16    Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.
Section 12.17    Binding Effect. This Agreement shall become effective when it shall have been executed by each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section 5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Agent and each Lender, and any assignment by any Lender shall be governed by Section 12.07 hereof.
Section 12.18    Highest Lawful Rate. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations (other than Contingent Indemnity Obligations) shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall, subject to the last sentence of this Section 12.18, be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations (other than Contingent Indemnity Obligations) shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.18 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.18.
For purposes of this Section 12.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.
The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.
Section 12.19    Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates' respective equityholders (including, without limitation, partners), investors (or prospective investors), directors, officers, employees, agents, trustees, counsel, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 12.19); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.19; (iv) to the extent required by any Requirement of Law or judicial process or as otherwise requested by any Governmental Authority; (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which any Agent or any Lender is a party; (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (viii) in connection with a Lender's communications with its investors or prospective investors, to the extent relevant to the Lender's current or expected financial position or results of operations; (ix) in connection with any document filed by a Lender with any Governmental Authority; or (x) with the consent of the Administrative Borrower.
Section 12.20    Public Disclosure. Each Loan Party agrees that neither it nor any of its Affiliates will now or in the future issue any press release or other public disclosure using the name of an Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of such Agent or such Lender, except to the extent that such Loan Party or such Affiliate is required to do so under applicable law (in which event, such Loan Party or such Affiliate will consult with such Agent or such Lender before issuing such press release or other public disclosure). Each Loan Party hereby authorizes each Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the transactions contemplated hereby (but not including the financial terms of such transactions) as such Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as such Agent or such Lender shall deem appropriate.
Section 12.21    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
Section 12.22    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the entities composing the Borrowers, which information includes the name and address of each such entity and other information that will allow such Lender to identify the entities composing the Borrowers in accordance with the USA PATRIOT Act. Each Loan Party agrees to take such action and execute, acknowledge and deliver at its sole cost and expense, such instruments and documents as any Lender may reasonably require from time to time in order to enable such Lender to comply with the USA PATRIOT Act.
Section 12.23    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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Section 12.24    Lender Representations. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments or this Agreement,
(ii)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitments and this Agreement (including in

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connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWERS:
DBM GLOBAL INC.
AITKEN MANUFACTURING INC.
SCHUFF STEEL COMPANY

By:     /s/Michael R. Hill
Name: Michael R. Hill
Title: Vice President & Chief Financial Officer
DBM GLOBAL-NORTH AMERICA INC.

By:     /s/Michael R. Hill
Name: Michael R. Hill
Title: President
CB-HORN HOLDINGS, INC.
GRAYWOLF INDUSTRIAL, INC.
INCO SERVICES, INC.
M. INDUSTRIAL MECHANICAL, INC.
MILCO NATIONAL CONSTRUCTORS, INC.
TITAN CONTRACTING & LEASING
COMPANY, INC.
TITAN FABRICATORS, INC.

By:     /s/Michael R. Hill
Name: Michael R. Hill
Title: President

SCHUFF STEEL - ATLANTIC, LLC
By: SCHUFF STEEL COMPANY,
as Sole Managing Memeber

By:     /s/Michael R. Hill
Name: Michael R. Hill
Title: Vice President & Chief Financial Officer

Signature Page to Financing Agreement

GUARANTORS:

DBM GLOBAL HOLDINGS INC.
PDC SERVICES (USA) INC.

By:	/s/Michael R. Hill
Name:Michael R. Hill
Title: President

MIDWEST ENVIRONMENTAL, INC.

By:	/s/Michael R. Hill
Name:Michael R. Hill
Title: President

ON-TIME STEEL MANAGEMENT HOLDING, INC.
SCHUFF STEEL MANAGEMENT COMPANY - SOUTHWEST, INC.

By:	/s/Michael R. Hill
Name:Michael R. Hill
Title: Vice President & Chief Financial Officer

SCHUFF PREMIER SERVICES LLC

By:	/s/Michael R. Hill
Name:Michael R. Hill
Title: Manager

Signature Page to Financing Agreement

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

TCW ASSET MANAGEMENT COMPANY LLC

By:	/s/ Susanne Grosso
Name: Suzanne Grosso
Title: Managing Director

Signature Page to Financing Agreement

LENDERS:
TCW Direct Lending VII LLC
By: TCW Asset Management Company LLC,
its Investment Advisor

By: /s/Suzanne Grosso
Name: Suzanne Grosso_________________
Title: _Managing Director_______________

Signature Page to Financing Agreement

WEST VIRGINIA DIRECT LENDING LLC
By: TCW Asset Management Company LLC,
its Investment Advisor

By: /s/Suzanne Grosso
Name: _Suzanne Grosso_______________
Title: __Managing Director_______________

Signature Page to Financing Agreement

TCW Skyline Lending, L.P.
By: TCW Asset Management Company LLC,
its Investment Advisor

By: /s/Suzanne Grosso
Name: _Suzanne Grosso_______________
Title: __Managing Director_______________

Signature Page to Financing Agreement

TCW Brazos Fund LLC
By: TCW Asset Management Company LLC,
its Investment Advisor

By: /s/Suzanne Grosso
Name: _Suzanne Grosso_______________
Title: __Managing Director_______________

Signature Page to Financing Agreement

NJ/TCW Direct Lending LLC
By: TCW Asset Management Company LLC,
its Investment Advisor

By: /s/Suzanne Grosso
Name: _Suzanne Grosso_______________
Title: __Managing Director_______________

Signature Page to Financing Agreement

SCHEDULE 1.01(A)
Lender and Lenders’ Commitments

Lenders	Term Loan Commitments
TCW Direct Lending VII LLC	x.xx
NJ/TCW Direct Lending LLC	x.xx
West Virginia Direct Lending LLC	x.xx
TCW Skyline Lending, L.P.	x.xx
TCW Brazos Fund LLC	x.xx
Total	x.xx

SCHEDULE 1.01(B)
DBM Facilities

1. 4920 Airline Dr., Houston, TX
2. 1920 Ledo Rd., Albany, GA
3. 1705 W. Battaglia Drive, Eloy, AZ
4. 5055 North Ken Morey Dr., Bellemont, AZ
5. 14500 Smith Rd., Humble, TX
6. 2001 N. Davis Rd., Ottawa, KS
7. 1841 W. Buchanan St., Phoenix, AZ
8. 420 S. 19th Ave., Phoenix, AZ
9. 1345 Hall Spencer Rd., Rock Hill, SC
10. 2324 Navy Dr., Stockton, CA
11. 325 S. Geneva Rd., Lindon, UT
12. 3020 E Camelback Rd Ste 100 Phoenix, AZ 85016
13. 12278 S Lone Peak Pkwy Ste 105 & 106 Draper, UT 84020
14. 9174 Sky Park Ct. Ste 200 San Diego, CA 92123
15. 6701 W 64th St Ste 200 Overland Park, KS 66202
16. 1401 Dove St, Ste 530 Newport Beach, CA 92660
17. 7901 Stoneridge Dr., Ste 211 Pleasanton, CA 94588
18. 6650 Sugarloaf Parkway Ste 200 Duluth, GA 30097
19. 4949 SW Macadam St, 2nd Floor Box 9 Portland, OR 97239
20. 3003 N. Central Ave, Ste 700 Phoenix, AZ 85012
21. 10100 Trinity Pkwy, Ste 400 Stockton, CA 85219
22. 1841 W. Buchanan Street Phoenix, AZ 85007
23. 889 Carnarvon St, New Westminster British Columbia, V3M1G2 Canada
24. 4320 E Presidio St, Ste 111 Mesa, AZ 85215

SCHEDULE 1.01(C)
Graywolf Facilities

1.	2205 & 2121 Ragu Dr., Owensboro, KY

2.	1115 Industrial Dr., Owensboro, KY

3.	280 Ellis Smeathers Ferry Rd., Owensboro, KY

4.	920 Wing Ave., Owensboro, KY

5.	3029 S. Suncoast Blvd, Homosassa, FL 34448

6.	3095 Kentronics Drive (a/k/a 1115 Industrial Drive), Owensboro, KY 42303

7.	30 Mansell Court, Suite 215, Roswell, GA

8.	11800 Fairmont Pkwy, LaPorte, TX 77571

9.	3550 Francis Circle, Alpharetta, GA 30004

10.	37 Artley Road, Savannah, GA 31408

11.	30333 County Road 49, Loxley, AL 36551

12.	3930B Cherry Avenue, Long Beach, CA 90807

SCHEDULE 1.01(D)
Historical Consolidated EBITDA

Fiscal Period	Consolidated EBITDA
October 2017	$ 4,935,307
November 2017	$ 3,944,097
December 2017	$ 6,230,682
January 2018	$ 3,115,894
February 2018	$ 3,988,289
March 2018	$ 2,882,836
April 2018	$ 2,988,303
May 2018	$ 4,706,863
June 2018	$ 7,904,222
July 2018	$ 2,359,922
August 2018	$ 4,515,877
September 2018	$ 9,096,614

SCHEDULE 1.01(E)
Graywolf Acquisition Pro Forma EBITDA

Fiscal Period	Graywolf Acquisition Pro Forma EBITDA
October 2017	$ 2,438,438
November 2017	$ 2,576,503
December 2017	$ 832,354
January 2018	$ 602,377
February 2018	$ 1,819,034
March 2018	$ 1,036,440
April 2018	$ 2,355,934
May 2018	$ 2,421,886
June 2018	$ 1,914,803
July 2018	$ 1,641,822
August 2018	$ 1,669,044
September 2018	$ 2,302,612

SCHEDULE 5.01(d)(xx)
Effective Date Control Agreements
Deposit Account Control Agreement, by and between Wells Fargo Bank, National Association and Titan Contracting & Leasing Company, Inc. (Account #xxxxxxxxxx).
Deposit Account Control Agreement, by and between Wells Fargo Bank, National Association and Titan Fabricators, Inc. (Account #xxxxxxxxxx).
Deposit Account Control Agreement, by and between Wells Fargo Bank, National Association and National Steel Erection Inc. (n/k/a Milco National Constructors, Inc.; Titan Contracting & Leasing Company, Inc.). (Account #xxxxxxxxxx).
Deposit Account Control Agreement, by and between Wells Fargo Bank, National Association and Milco Constructors Inc. (n/k/a Milco National Constructors, Inc.) (Account #xxxxxxxxxx).
Deposit Account Control Agreement, by and between Wells Fargo Bank, National Association and DBM Global Inc. (Account #xxxxxxxxxx).

SCHEDULE 6.01(e)
Capitalization; Subsidiaries

Record Owner	Subsidiary	Jurisdiction of Issuer	Certificate No.	No. and Class Shares/Interest
DBM Global Inc. (f/k/a Schuff International, Inc.)	DBM Global - North America Inc. (f/k/a Schuff Holding Co.)	Delaware	2	100 Common
	Schuff Premier Services LLC	Delaware	Not Certificated	100% of membership interests
	DBM Global Holdings Inc.	Delaware	C-01, C-02, C-03	300 Common
	CB-HORN HOLDINGS, INC.	Delaware	1	1,000 Common
DBM Global - North America Inc. (f/k/a Schuff Holding Co.)	On-Time Steel Management Holding, Inc.	Delaware	3	100 Common
	Schuff Steel Company	Delaware	3	100 Common
	Aitken Manufacturing Inc. (f/k/a Schuff Steel - Gulf Coast, Inc.)	Delaware	6	8,000 Common
	Addison Structural Services, Inc.	Florida	3	1 Common
	Schuff Steel Company Panama, S. de R.L.	Panama	5	65% of quotas
	Schuff Steel Company Panama, S. de R.L.	Panama	6	34% of quotas
	BDS Steel Detailers (USA) Inc.	Arizona	C-1	100 Common
	PDC Services (USA) Inc.	Delaware	1	100 Common
DBM Global Holdings Inc.	DBM Vircon Services LTD	British Columbia, Canada	C1	101 Common
	DBMG International PTE. LTD.	Singapore	6	19,025,620
	DBMG International PTE. LTD.	Singapore	7	10,244,565
	BDS Steel Detailers (UK) Ltd	United Kingdom	4	1 Ordinary
DBMG International PTE. LTD.	DBMG Singapore PTE LTD	Singapore	5	29,270,185
DBMG Singapore PTE LTD	DBM Vircon (Australia) Pty Ltd	Australia	1,2,3,4,5,6	64,991,049
	PDC Asia Pacific Inc.	Philippines	Book Entry	30,000
	BDS Vircon Co. LTD	Thailand	1	39,994
	BDS Vircon Private Limited	India	1	9,999
DBM Vircon (Australia) Pty Ltd	PDC Operations (Australia) Pty Ltd	Australia	1, 2, 3	42,597,745
	BDS Global Detailing Pty Ltd	Australia	74	62,536,330
BDS Global Detailing Pty Ltd	BDS Steel Detailers (Australia) Pty Ltd	Australia	x	12,200,001
	BDS Steel Detailers (NZ) Ltd	New Zealand	Book Entry	100
On-Time Steel Management Holding, Inc.	Schuff Steel Management Company - Southwest, Inc.	Delaware	3	100 Common
	Schuff Steel Management Company - Colorado LLC (no active operations)	Delaware	Not Certificated	100% of membership interests
	Schuff Steel Management Company - Southeast LLC (no active operations)	Delaware	Not Certificated	95% of membership interests

Schuff Steel Company	Schuff Steel - Atlantic, LLC	Florida	Not Certificated	100% of membership interests
	SSRW JV LLC (Job-specific entity)	Delaware	Not Certificated	50% of membership interests
	Schuff Steel Company - Panama, S. de R.L.	Panama	2	1% of quotas
Addison Structural Services, Inc.	Quincy Joist Company (no active operations)	Delaware	2	1,000 Common
CB-HORN HOLDINGS, INC.	Graywolf Industrial, Inc.	Delaware	2	100 Common
Graywolf Industrial, Inc. (f/k/a Horn Intermediate Holdings, Inc.)	Titan Contracting & Leasing Company, Inc.	Kentucky	4	600 Common
	Titan Fabricators, Inc.	Kentucky	6	1,000 Common
	MIDWEST ENVIRONMENTAL, INC.	Kentucky	3	1,000 Common
	INCO SERVICES, INC.	Georgia	19	2,300 Common
	Milco National Constructors, Inc. (f/k/a/ Milco Constructors, Inc.)	Delaware	1	100 Common
	M. Industrial Mechanical, Inc.	Delaware	1	100 Common

SCHEDULE 6.01(l)
Nature of Business
DBM Global Inc. and its subsidiaries (“DBM”), is a family of companies providing fully integrated structural and steel construction services. DBM offers integrated steel construction services from a single source and professional services which include design-assist, design-build, engineering, detailing, BIM co-ordination, steel modeling/detailing, fabrication, rebar detailing, advanced field erection, project management, and state-of-the-art steel management systems.  Major market segments include commercial, healthcare, convention centers, stadiums, gaming and hospitality, mixed use and retail, industrial, public works, bridges, transportation, and international projects.  DBM, which is headquartered in Phoenix, Arizona, has operations in United States, Australia, Canada, India, New Zealand, Philippines, Singapore, Thailand and the United Kingdom.
Graywolf Industrial, Inc. and its subsidiaries (“Graywolf”) is a leading provider of specialty maintenance, repair and installation services throughout the U.S.. Services include: plant maintenance; specialty welding; equipment setting/rigging; civil, mechanical & electrical construction; modularization; piping systems; equipment, tank and vessel fabrication and erection; and engineering and design to the power, petrochemical, pulp & paper and refinery industries. Graywolf offers its specialty services through four leading brands: Titan Contracting & Leasing Co., Inc. (Specialty mechanical contracting services), Inco Services, Inc. (Specialty construction solutions to the pulp and paper and other processing markets), Milco National Constructors, Inc. (Turnaround, tank construction and piping among a broad service offering) and Titan Fabricators, Inc. (Custom steel fabrication for heavy industrial markets).

SCHEDULE 6.01(p)

Employee and Labor Matters

“Schuff Steel and Derek Dixon before the National Labor Relations Board, Region 20 Case 20-CA-204378”. The case involves a dispute over $10,000 with an ironworker who was laid off the Facebook Project in Northern California who claimed he was terminated due to protected action. Following a hearing, the Administrative Law Judge issued a decision on September 18, 2018 finding in favor of Schuff Steel Company and dismissing the complaint. On November 13, 2018, the office of general counsel filed an appeal or exceptions to the decision of the Administrative Law Judge.

SCHEDULE 6.01(r)
Insurance

1)	Commercial Property Insurance of DBM Global Inc. with ACE American Insurance Company, policy number D3 77 44 293 009.

2)	Commercial Property Insurance of GrayWolf Industrial, Inc. with AGCS Marine Insurance Company, policy number MXI93062078.

3)	Commercial Property Insurance of DBM Global Inc. and its subsidiaries with ACE American Insurance Company, policy number D3 77 44 293.

4)	Liability Insurance of DBM Global Inc. and its subsidiaries with Continental Casualty Company, policy numbers GL2074977851 and BUA2074977834.

5)	Liability Insurance of GrayWolf Industrial with XL Insurance America, Inc., XL Specialty Insurance Co. and National Union Fire Ins., policy numbers CGS7409127, CAH7409128, BE035407392 and CWD7409126.

SCHEDULE 6.01(u)
Registered Intellectual Property
A.    COPYRIGHTS
1.    Registered Copyrights
None.
2.    Copyright Applications
None.
3.    Copyright Licenses
None.

B.    PATENTS
1.    Issued Patents

Company	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
DBM Global Inc.	USA	Utility Patent for: Systems and Methods for Fabrication and Use of Brace Designs for Braced Frames	14/822,448 (App #); 9631357 (pa #); Related Provisional Pat Appl # 61/121,123	08/10/2015	04/25/2017	Allen BRB LLC

2.    Patents Applications

Company	Country	Title	Application or Patent No.	Filing Date	Issue Date	Assignees
DBM Global Inc.	USA	Systems and methods for fabrication and use of brace designs for braced frames	15/495,481	4/24/2017	0
DBM Global Inc.	USA	[Not yet published]	16/145,719	09/28/2018	0

3.    Patent Licenses
None.

C.    TRADEMARKS
1.    Registered Trademarks:

Company	Country	Trademark	Application or Registration No.	Filing Date	Registration Date	Assignee
DBM Global Inc.	USA	SCHUFF INTERNATIONAL®	Reg. No: 5,090,141 Intl Classes: 37, 40, 42	Apr 1, 2016	Nov 29, 2016	NONE
DBM Global Inc.	USA	®	Reg. No: 5,090,143 Intl Classes: 37, 40, 42	Apr 1, 2016	Nov 29, 2016	NONE

DBM Global Inc.	USA	SCHUFF UNIVERSITY®	Reg. No: 5,043,168 Intl Classes: 41	Apr 1, 2016	Sept 13, 2016	NONE
DBM Global Inc.	USA	®	Reg. No: 5,090,144 Intl Classes: 41	Apr 1, 2016	Nov 29, 2016	NONE
DBM Global Inc.	USA	SCHUFF STEEL®	Reg. No: 5,094,572 Intl Classes: 37, 40, 42	Apr 1, 2016	Dec 6, 2016	NONE
DBM Global Inc.	USA	®	Reg. No: 5,090,140 Intl Classes: 37, 40, 42	Apr 1, 2016	Nov 29, 2016	NONE
Schuff Steel Management Company-Southwest, Inc.	USA	ON-TIME STEEL MANAGEMENT - SOUTHWEST	Filing No: 555827	July 17, 2002	Sept 17, 2012	NONE

2.    Trademark Applications
None.
3.    Trademark Licenses
None.

SCHEDULE 6.01(aa)
Transactions with Affiliates

1)
HC2 Group, Inc. (“HC2”) owns approximately 92% of DBM Global Inc. (“DBM”) outstanding common stock. By virtue of that 92% ownership, HC2 and DBM entered into a tax sharing agreement (the “Tax Sharing Agreement”) to take effect on the first date that DBM was eligible to be included in the HC2’s U.S. federal consolidated income tax return. Under the terms of the Tax Sharing Agreement, to the extent DBM’s taxable income is included in HC2’s federal and state consolidated income tax returns, DBM shall pay to HC2 its separately determined tax liability. If HC2’s tax liability is reduced by reason of the inclusion of DBM in HC2’s consolidated income tax returns, HC2 shall pay to DBM the tax benefit that resulted from the inclusion of DBM in HC2’s consolidated income tax returns. The Tax Sharing Agreement shall remain in effect so long as DBM remains eligible to be included in a U.S. federal consolidated income tax return with HC2.

2)
Series A Securities Purchase Agreement, dated as of November 30, 2018, by and between DBM Global Inc. and DBM Global Intermediate Holdco Inc., as the purchaser of Series A preferred stock of DBM Global Inc.

SCHEDULE 6.01(ll)

Third Party Leases

1)	Industrial Real Estate Lease by and among Schuff Steel Company, as landlord, and Mountain States Trucking, LLC, as tenant, dated December 1, 2017, regarding 325 S. Geneva Road, Lindon, UT.

2)	Industrial Real Estate Lease by and among Schuff Steel Company, as landlord, and Rodmax Oil & Gas, Inc., as tenant, dated December 1, 2017, regarding 325 S. Geneva Road, Lindon, UT.

3)	Industrial Real Estate Lease by and among Schuff Steel Company, (successor-in-interest to Mountain States Steel, Inc.), as landlord and Image Home Décor LP, regarding 200 S. Geneva Road, Lindon UT.

SCHEDULE 7.02(a)
Existing Liens

Debtor	Secured Party	Collateral	Scan Date	State	Jurisdiction	Original File Date & #	Related Filings
Midwest Environmental Inc	Commonwealth of Kentucky	Tax lien	9/5/2018	KY	Daviess County	7/24/2017 #MC246 PG362
Inco Services, Inc.	JPMorgan Chase Bank, N.A.	Purchased Receivables	8/28/2018	GA	Superior Court Clerks Cooperative Authority	5/13/2015 #007-2015-013803

SCHEDULE 7.02(b)
Existing Indebtedness
None.

SCHEDULE 7.02(e)
Existing Investments

None.

SCHEDULE 7.02(k)
Limitations on Dividends and Other Payment Restrictions
None.

SCHEDULE 8.01
Cash Management Accounts
DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES

Company	Bank or Broker	Address	Account No.	Account Type
Titan Contracting & Leasing Company, Inc.	Wells Fargo	471 W Main St, Suite 300, Louisville, KY 4020	xxxxxxxx	Checking
National Steel Erection Inc. (n/k/a Milco National Constructors, Inc.; Titan Contracting & Leasing Company, Inc.)	Wells Fargo	471 W Main St, Suite 300, Louisville, KY 4020	xxxxxxxx	Checking
Titan Fabricators, Inc	Wells Fargo	471 W Main St, Suite 300, Louisville, KY 4020	xxxxxxxx	Checking
Milco Constructors Inc. (n/k/a Milco National Constructors, Inc.)	Wells Fargo	PO Box 6995, Portland, OR 97228-6995	xxxxxxxx	Checking
INCO SERVICES, INC.	United Community Bank	2230 Riverside Parkway Lawrenceville, GA 30043	xxxxxxxx	Checking
INCO SERVICES, INC.	United Community Bank	2230 Riverside Parkway Lawrenceville, GA 30043	xxxxxxxx	Money Market
DBM Global Inc.	Wells Fargo	420 Montgomery San Francisco, CA 94104	xxxxxxxx	Collateral
DBM Global Inc.	Wells Fargo	420 Montgomery San Francisco, CA 94104	xxxxxxxx	Concentration
CB-HORN HOLDINGS, INC.	Chase	PO Box 659754, San Antonio, TX 78265-9754	xxxxxxxx	Checking
GrayWolf Industrial, Inc.	Wells Fargo	471 W Main St, Suite 300, Louisville, KY 4020	xxxxxxxx	Checking
GrayWolf Industrial, Inc.	PNC Bank, National Association	100 Summer St, Suite 1001, Boston, MA 02110	xxxxxxxx	Checking
INCO SERVICES, INC.	Wells Fargo	471 W Main St, Suite 300, Louisville, KY 4020	xxxxxxxx	Checking
INCO SERVICES, INC.	United Community Bank	2230 Riverside Parkway Lawrenceville, GA 30043	xxxxxxxx	Checking
MIDWEST ENVIRONMENTAL, INC.	Wells Fargo	471 W Main St, Suite 300, Louisville, KY 4020	xxxxxxxx	Checking
M. Industrial Mechanical, Inc.	Wells Fargo	PO Box 6995, Portland, OR 97228-6995	xxxxxxxx	Checking
Titan Contracting & Leasing Company, Inc.	Chase	PO Box 182051, Columbus, OH 43218-2051	xxxxxxxx	Checking

SCHEDULE 12.07
Disqualified Institutions

REDACTED

EXHIBIT A
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT, dated as of (this “Agreement”), to the Financing Agreement referred to below is entered into by and among [NAME OF ADDITIONAL BORROWER OR GUARANTOR], a (the “Additional [Borrower][Guarantor]”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (as defined below) (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
WHEREAS, DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages to the Financing Agreement (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”) [(other than the Additional Borrower)], each subsidiary of DBM listed as a “Guarantor” on the signature pages to the Financing Agreement (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”) [(other than the Additional Guarantor)], the lenders from time to time party to the Financing Agreement (each a “Lender” and collectively, the “Lenders”) and the Agents have entered into that certain Financing Agreement, dated as of November 30, 2018 (such agreement, as amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), pursuant to which the Lenders have agreed to make a multi-draw term loan (the “Loans”), to the Borrowers;
WHEREAS, the Borrowers’ obligation to repay the Loans and all other Obligations are guaranteed, jointly and severally, by the Guarantors;
WHEREAS, pursuant to Section 7.01(b) of the Financing Agreement, the Additional [Borrower][Guarantor] is required to become a [Borrower][Guarantor] by, among other things, executing and delivering this Agreement to the Collateral Agent; and
WHEREAS, the Additional [Borrower][Guarantor] has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Additional [Borrower][Guarantor].
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All terms used in this Agreement which are defined therein and not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2. Joinder of Additional [Borrower][Guarantor].
(a)    Pursuant to Section 7.01(b) of the Financing Agreement, by its execution of this Agreement, the Additional [Borrower][Guarantor] hereby (i) confirms that, as to the Additional [Borrower][Guarantor], the representations and warranties contained in Article VI of the Financing Agreement are true and correct in all material respects as of the effective date of this Agreement (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and (ii) agrees that, from and after the effective date of this Agreement, the Additional [Borrower][Guarantor] shall be a party to the Financing Agreement and shall be bound, as a [Borrower][Guarantor], by all the provisions thereof and shall comply with and be subject to all of the terms, conditions, covenants, agreements and obligations set forth therein and applicable to the [Borrowers][Guarantors], [including, without limitation, the guaranty of the Obligations made by the Guarantors, jointly and severally with the other Loan Parties, in favor of the Agents and the Lenders pursuant to Article XI of the Financing Agreement]. The Additional [Borrower][Guarantor] hereby agrees that from and after the effective date of this Agreement, each reference to a [“Borrower”][“Guarantor”] or a “Loan Party” and each reference to the [“Borrowers”][“Guarantors”] or the “Loan Parties” in the Financing Agreement shall include the Additional [Borrower][Guarantor]. The Additional [Borrower][Guarantor] acknowledges that it has received a copy of the Financing Agreement and each other Loan Document and that it has read and understands the terms thereof.
(b)    Attached hereto are supplements to each Schedule to the Financing Agreement revised to include all information required to be provided therein with respect to, and only with respect to, the Additional [Borrower][Guarantor]. The Schedules to the Financing Agreement shall, without further action, be amended to include the information contained in each such supplement.
SECTION 3. Effectiveness. This Agreement shall become effective upon its execution by the Additional [Borrower][Guarantor] and each Agent and receipt by the Agents of the following, in each case in form and substance reasonably satisfactory to the Agents:
(a)    counterparts to this Agreement, duly executed by the Additional [Borrower][Guarantor] and the Agents, together with the Schedules referred to in Section 2(b) hereof;
(b)    a Supplement to the Security Agreement, substantially in the form of Exhibit C to the Security Agreement (the “Security Agreement Supplement”), duly executed by the Additional [Borrower][Guarantor], and any instruments of assignment or other documents required to be delivered to the Agents pursuant to the terms thereof;
(c)    a Pledge Amendment to the Security Agreement to which the parent company of the Additional [Borrower][Guarantor] is a party, in substantially the form of Exhibit A thereto,

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US-DOCS\103792213.14

duly executed by such parent company and providing for all Equity Interest of the Additional [Borrower][Guarantor] to be pledged to the Collateral Agent pursuant to the terms thereof;
(d)    (i) certificates, if any, representing 100% of the issued and outstanding Equity Interests of the Additional [Borrower][Guarantor] and each Subsidiary of the Additional [Borrower][Guarantor] and all original promissory notes of such Additional [Borrower][Guarantor], if any, in each case, that are required to be delivered under the Loan Documents, in each case, accompanied by instruments of assignment and transfer in such form as the Collateral Agent may reasonably request;
(e)    to the extent required under the Financing Agreement, a Mortgage (the “Additional Mortgage”), duly executed by the Additional [Borrower][Guarantor], with respect to the real property owned or leased, as applicable, by the Additional [Borrower][Guarantor], together with all other applicable Real Property Deliverables, agreements, instruments and documents as the Collateral Agent may reasonably require under Section 7.01(m) of the Financing Agreement;
(f)    (i) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary to perfect the security interests purported to be created by the Security Agreement Supplement and any Mortgage and (ii) evidence reasonably satisfactory to the Collateral Agent of the filing of such UCC-1 financing statements;
(g)    If requested by the Agents, a favorable written opinion of counsel to the Loan Parties as to such matters as the Agents may reasonably request; and
(h)    such other agreements, instruments or other documents reasonably requested by the Collateral Agent in order to create, perfect, establish the first priority (subject to Permitted Liens) of or otherwise protect any Lien purported to be covered by the Security Agreement Supplement or any Additional Mortgage or otherwise to effect the intent that the Additional [Borrower][Guarantor] shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations free and clear of all Liens other than Permitted Liens.
SECTION 4. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to the Additional [Borrower][Guarantor], to it at its address set forth below its signature to this Agreement, and if to any Borrower, any Guarantor, any Lender or any Agent, to it at its address specified in the Financing Agreement or Joinder Agreement (as applicable); or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person, complying as to delivery with the terms of this Section 4. All such notices and other communications shall be effective in accordance with Section 12.01 of the Financing Agreement.
SECTION 5. General Provisions. (a) Except as supplemented hereby, the Financing Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Financing Agreement or any other Loan

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US-DOCS\103792213.14

Document or (ii) to prejudice any right or rights which the Agents or the Lenders may now have or may have in the future under or in connection with the Financing Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement instrument or agreement therefor.
(b)    The Additional [Borrower][Guarantor] hereby expressly (i) authorizes the Collateral Agent to file appropriate financing statements or continuation statements, and amendments thereto, (including without limitation, any such financing statements that indicate the Collateral as “all assets” or words of similar import) in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens to be created by the Security Agreement Supplement and each of the other Loan Documents and (ii) ratifies such authorization to the extent that the Collateral Agent has filed any such financing or continuation statements or amendments thereto prior to the date hereof. A photocopy or other reproduction of the Security Agreement Supplement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
(c)    Each Borrower agrees to pay on demand all costs and expenses incurred by or on behalf of each Agent in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, as required by Section 12.04 of the Financing Agreement.
(d)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
(e)    Section headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(f)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE ADDITIONAL [BORROWER][GUARANTOR] HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ADDITIONAL [BORROWER][GUARANTOR] HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN THE FINANCING AGREEMENT AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH

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SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. THE ADDITIONAL [BORROWER][GUARANTOR] AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ADDITIONAL [BORROWER][GUARANTOR] IN ANY OTHER JURISDICTION. THE ADDITIONAL [BORROWER][GUARANTOR] HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
(g)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
(h)    EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
(i)    This Agreement, together with the Financing Agreement and the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and thereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ADDITIONAL [BORROWER][GUARANTOR]:
[_________________________]
By:
Name:
Title:
Address:

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:
TCW ASSET MANAGEMENT COMPANY LLC
By:
Name:
Title:

EXHIBIT B
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of _____ __, 20__ between ___________ (“Assignor”) and ___________ (“Assignee”). Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Financing Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Financing Agreement.
1.    In accordance with the terms and conditions of Section 12.07 of the Financing Agreement, the Assignor hereby irrevocably sells, transfers, conveys and assigns without recourse, representation or warranty (except as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Commitments and the Loans as specified on Annex I.
2.    The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.
3.    The Assignee (a) confirms that it has received copies of the Financing Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Financing Agreement; (d) appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
4.    Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to the Agents for recording by the Administrative Agent. The effective date of this Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been accepted by the Administrative Agent (and the Collateral Agent and the Administrative Borrower to the extent required pursuant to Section 12.07(b) of the Financing Agreement) and recorded in the Register by the Administrative Agent, (c) the date of receipt by the Administrative Agent of a processing and recordation fee in the amount of $5,000, (d) the settlement date specified on Annex I, (e) the receipt by Assignor of the Purchase Price specified in Annex I and (f) the date of receipt by the Administrative Agent of all documentation and other information with respect to the Assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Anti-Money Laundering and Anti-Terrorism Laws.
5.    As of the Settlement Date (a) the Assignee shall be a party to the Financing Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Financing Agreement and the other Loan Documents.
6.    Upon recording by the Administrative Agent, from and after the Settlement Date, the Administrative Agent shall make all payments under the Financing Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Financing Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.
7.    THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8.    EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
9.    This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the

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same agreement. Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.
[Remainder of page left intentionally blank.]

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US-DOCS\103792213.14

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.
[ASSIGNOR]
By:
Name:
Title:
Date:
[ASSIGNEE]
By:
Name:
Title:
Date:

ACCEPTED AND CONSENTED TO this ___ day
of ___________, 20__
TCW ASSET MANAGEMENT COMPANY LLC,
as Administrative Agent
By:
Name:
Title:
[DBM GLOBAL INC. ,
as Administrative Borrower
By:
Name:
Title:]

ANNEX FOR ASSIGNMENT AND ACCEPTANCE
ANNEX I
1.    Borrowers: DBM Global Inc. and [ ]
2.    Name and Date of Financing Agreement:
Financing Agreement, dated as of November [ ], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).
3.    Date of Assignment Agreement:     _____
4.    Amount of Term Loan Commitment Assigned:    $_____
5.    Amount of Term Loan Assigned:    $_____
6.    Purchase Price:    $_____
7.    Settlement Date:     _____
8.    Notice and Payment Instructions, etc.
Assignee:    Assignor:
________________________    ________________________
Assignee:    Assignor:

________________________    ________________________
________________________    ________________________
Attn: ___________________    Attn: ___________________
Fax No.:_________________    Fax No.:_________________
Bank Name:    Bank Name:
ABA Number:    ABA Number:
Account Name:    Account Name:
Account Number:    Account Number:
Sub-Account Name:    Sub-Account Name:
Sub-Account Number:    Sub-Account Number:
Reference:    Reference:
Attn:    Attn:

EXHIBIT C
FORM OF NOTICE OF BORROWING
[LETTERHEAD OF THE BORROWER]
__________ __, 20__
TCW Asset Management Company
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: Michael Coster
Ladies and Gentlemen:
The undersigned, DBM Global Inc. (the “Administrative Borrower”), (i) refers to the Financing Agreement, dated as of November [ ], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) and (ii) hereby gives you notice pursuant to Section 2.02(a) of the Financing Agreement that the undersigned hereby requests a Term Loan under the Financing Agreement (the “Proposed Loan”), and in connection therewith sets forth below the information relating to such Term Loan as required by Section 2.02(a) of the Financing Agreement. All capitalized terms used but not defined herein have the same meanings herein as set forth in the Financing Agreement.

a.	The borrowing date of the Proposed Loan is ___________.

b.	The aggregate principal amount of the Proposed Loan is $___________.

c.	The Proposed Loan is a [Reference Rate Loan][LIBOR Rate Loan with an initial Interest Period of [1][2][3] month(s)].

d.	The proceeds of the Proposed Loan will be used as follows: __________________________________________________.

e.	The proceeds of the Proposed Loan are to be disbursed pursuant to the instructions set forth on Exhibit A attached hereto.
The undersigned certifies as of the date the Proposed Loan is made that (i) the representations and warranties contained in the Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty is true and correct on and as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing or would result from the making of the Proposed Loan to be made on such date.

[SIGNATURE PAGES FOLLOW]

Signature Page - Notice of Borrowing

Very truly yours,
DBM GLOBAL INC.,
as Administrative Borrower
By:
Name:
Title:

Signature Page - Notice of Borrowing

EXHIBIT A
WIRING INSTRUCTIONS

Payee	Wiring Instructions
______________	Bank: [City/State] ABA # Account # Ref:

EXHIBIT D
FORM OF LIBOR NOTICE
[LETTERHEAD OF BORROWERS]
TCW Asset Management Company LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: Michael Coster
Ladies and Gentlemen:
Reference is made to the Financing Agreement, dated as of November [ ], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreement.
This LIBOR Notice represents the Administrative Borrower’s request to [convert into] [continue as] [LIBOR Rate Loans] [Reference Rate Loans] $__________ of the outstanding principal amount of the Term Loan (the “Requested LIBOR Rate Loan”).
[Such Requested LIBOR Rate Loan will have an Interest Period of [1] [2] [3] month(s), commencing on ________________.]
[This LIBOR Notice further confirms each Borrower’s acceptance, for purposes of determining the rate of interest based on the LIBOR Rate under the Financing Agreement, of the LIBOR Rate as determined pursuant to the Financing Agreement.]
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

The undersigned certifies that (i) the representations and warranties contained in Article VI of the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant thereto on or prior to the date of the [conversion] [continuation] of the Requested LIBOR Rate Loan are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing or would result from the [conversion] [continuation] of the Requested LIBOR Rate Loan.
Dated:

By:
Name:
Title:

LIBOR NOTICE

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
[LETTERHEAD OF DBM]
TCW Asset Management Company LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: Michael Coster
Re:    Compliance Certificate dated ____________ __, 201 _
Ladies and Gentlemen:
Reference is made to that certain Financing Agreement, dated as of November [ ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Financing Agreement unless specifically defined herein.
Pursuant to the terms of the Financing Agreement, the undersigned officer of DBM hereby certifies that:
1.    I have reviewed the provisions of the Financing Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review of the condition and operations of DBM and its Subsidiaries during the period covered by the financial statements delivered pursuant to Section 7.01(a)[(i)][(ii)][(iii)] of the Financing Agreement with a view to determining whether DBM and its Subsidiaries were in compliance with all of the provisions of the Financing Agreement and the other Loan Documents during such period.
2.    Such review has not disclosed, and I have no knowledge of, the occurrence and continuance of a Default or Event of Default as of the date hereof, except as listed on Schedule

1 hereto, describing the nature and period of existence thereof and the action DBM and its Subsidiaries have taken, are taking, or propose to take with respect thereto.
3.    [DBM and its Subsidiaries are in compliance with the applicable covenants contained in Section 7.03 of the Financing Agreement as demonstrated on Schedule 2 hereto.]1
4.    [Set forth on Schedule 3 hereto, is a discussion and analysis of the financial condition and results of operations of DBM and its Subsidiaries for the portion of the Fiscal Year elapsed for the period covered by the financial statements delivered in connection with this Compliance Certificate.]2
5.    [Set forth on Schedule 4 hereto, is a summary of all material insurance coverage maintained as of the date thereof by any Loan Party and all material insurance coverage planned to be maintained by any Loan Party.]3
6.    [There have been no changes to the information contained in any of the Perfection Certificates delivered on the Effective Date or the date of the most recently updated Perfection Certificate delivered pursuant to Section 7.01(a)(iv), except as contained in the updated Perfection Certificate attached hereto as Schedule 5.]4
IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first set forth above.
DBM GLOBAL INC.
By:
Name:
Title:

______________________________________
1 To be included in certificates delivered pursuant to Section 7.01(a)(ii) or (iii).
2 To be included in certificates delivered pursuant to Section 7.01(a)(ii) or (iii).
3 To be included in certificates delivered pursuant to Section 7.01(a)(iii).
4 To be included in certificates delivered pursuant to Section 7.01(a)(iii).

SCHEDULE 1
Default or Event of Default
[See Attached]

SCHEDULE 2
Financial Covenants
1.    Senior Leverage Ratio.
DBM and its Subsidiaries’ Senior Leverage Ratio, measured on a fiscal quarter-end basis, for the period of 4 consecutive fiscal quarters ended on _______, _______is _______:1.0, which [is/is not] greater than or equal to the ratio set forth in Section 7.03(a) of the Financing Agreement for the corresponding period ending on such date.
2.    Fixed Charge Coverage Ratio.
DBM and its Subsidiaries’ Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, for the period of 4 consecutive fiscal quarters ended on _______, _______ is _______:1.0, which [is/is not] greater than or equal to the ratio set forth in Section 7.03(b) of the Financing Agreement for the corresponding period ending on such date.

SCHEDULE 3
Discussion and Analysis
[See Attached]

SCHEDULE 4
Material Insurance Coverage
[See Attached]

SCHEDULE 5
Updated Perfection Certificate
[See Attached]

EXHIBIT F-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Financing Agreement, dated as of November [ ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). .

Pursuant to the provisions of Section 2.09 of the Financing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Financing Agreement and used herein shall have the meanings given to them in the Financing Agreement.

[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Financing Agreement, dated as of November [ ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

Pursuant to the provisions of Section 2.09 of the Financing Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Financing Agreement and used herein shall have the meanings given to them in the Financing Agreement.
[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Financing Agreement, dated as of November [ ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

Pursuant to the provisions of Section 2.09 of the Financing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Financing Agreement and used herein shall have the meanings given to them in the Financing Agreement.

[NAME OF PARTICIPANT]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Financing Agreement, dated as of November [ ], 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”)..

Pursuant to the provisions of Section 2.09 of the Financing Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Financing Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to any Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Administrative Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Financing Agreement and used herein shall have the meanings given to them in the Financing Agreement.

[NAME OF LENDER]

By:_________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT G
FORM OF PROMISSORY NOTE
$_____________________1    ______________________ 2
    {Issuance date}
FOR VALUE RECEIVED, each of the undersigned (each, a “Borrower” and together, the “Borrowers”), jointly and severally promises to pay to __________________3 (“Payee”) or its registered assigns the principal amount of _________________4 ($[___________________________________]). The principal amount of this Note shall be payable on the dates and in the amounts specified in the Financing Agreement; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.
Each Borrower also promises to pay interest on the unpaid principal amount hereof, until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Financing Agreement dated as of November [ ], 2018 by and among DBM Global Inc., a Delaware corporation (“DBM”), each of the other Borrowers (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”) in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, if any, the “Collateral Agent”) and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”) (said Financing Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the “Financing Agreement”, the terms defined therein and not otherwise defined herein being used herein as therein defined).
This Note is issued pursuant to and entitled to the benefits of the Financing Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid.
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to the Administrative Agent’s Account or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Financing Agreement. Unless and until an Assignment and Acceptance
1 Insert amount of Lender’s Loan in numbers.
2 Insert place of delivery of Note.
3 Insert Lender’s name in capital letters.
4 Insert amount of Lender’s Loan in words.

Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in the Financing Agreement, each Borrower and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of any Borrower hereunder with respect to payments of principal of or interest on this Note.
Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.
This Note is subject to mandatory prepayment as provided in the Financing Agreement and to prepayment at the option of the Borrowers as provided in the Financing Agreement.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Financing Agreement.
The terms of this Note are subject to amendment only in the manner provided in the Financing Agreement.
This Note is subject to restrictions on transfer or assignment as provided in the Financing Agreement.
No reference herein to the Financing Agreement and no provision of this Note or the Financing Agreement shall alter or impair the obligations of the Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency prescribed herein and in the Financing Agreement.
Each Borrower hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Note and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
Each Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Financing Agreement, incurred in the collection and enforcement of this Note. The Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.
BORROWERS:
DBM GLOBAL INC., a Delaware corporation
SCHUFF STEEL COMPANY, a Delaware corporation
SCHUFF STEEL - ATLANTIC, LLC, a Florida limited liability company
AITKEN MANUFACTURING INC., a Delaware corporation
DBM GLOBAL-NORTH AMERICA INC., a Delaware corporation
CB-HORN HOLDINGS, INC., a Delaware corporation
GRAYWOLF INDUSTRIAL, INC., a Delaware corporation
TITAN CONTRACTING & LEASING COMPANY, INC., a Kentucky corporation
TITAN FABRICATORS, INC., a Kentucky corporation
M. INDUSTRIAL MECHANICAL, INC., a Delaware corporation
MILCO NATIONAL CONSTRUCTORS, INC., a Delaware corporation
INCO SERVICES, INC., a Georgia corporation

By:
Title:

EXHIBIT H

FORM OF NOTICE OF OPTIONAL PREPAYMENT

Date: ___________, 20__
To: TCW Asset Management Company LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: Michael Coster

Ladies and Gentlemen:
Reference is made to the Financing Agreement, dated as of November [ ], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Financing Agreement.
The Administrative Borrower hereby gives you notice, pursuant to Section 2.05(a)(i) of the Financing Agreement, that the Borrowers intend to make an optional prepayment of the principal of the Term Loan on [_________], 20[__] in the aggregate principal amount of $[_________] in accordance with Section 2.05(a)(i) of the Financing Agreement.
[The remainder of this page is intentionally left blank.]

DBM GLOBAL INC.
as Administrative Borrower
By:
Name:
Title:

EXHIBIT I

FORM OF NOTICE OF MANDATORY PREPAYMENT

Date: ___________, 20__
To: TCW Asset Management Company LLC
as Administrative Agent for the Lenders
party to the Financing Agreement referred to below
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116
Attention: Michael Coster

Ladies and Gentlemen:
Reference is made to the Financing Agreement, dated as of November [ ], 2018 (as the same may be amended, restated, supplemented or otherwise modified from time to time, including any replacement agreement therefor, the “Financing Agreement”), by and among DBM Global Inc., a Delaware corporation (“DBM”), each subsidiary of DBM listed as a “Borrower” on the signature pages thereto (together with DBM and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), each subsidiary of DBM listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each a “Guarantor” and collectively, the “Guarantors”), the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and TCW, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Financing Agreement.
The Administrative Borrower hereby gives you notice, pursuant to Section 2.05(b) of the Financing Agreement, that the Borrowers intend to make a mandatory prepayment of the Loans on [_________], 20[__] in the aggregate principal amount of $[_________] representing Net Cash Proceeds from [ ], in accordance with Section 2.05(b)[( )] of the Financing Agreement.
[The remainder of this page is intentionally left blank.]

DBM GLOBAL INC.
as Administrative Borrower
By:
Name:
Title: